As Filed With the Securities and Exchange Commission on July 24, 2007

REGISTRATION NO. 333- 141076

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

FORM SB-2

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SUN ENERGY SOLAR, INC.

(Name of small business issuer in its charter)

DELAWARE	323110	20-3993194
(State or jurisdiction of incorporation or organization	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

6408 Parkland Drive, Suite 104

Sarasota, FL 34243

(941) 751-6800

(Address and telephone number of principal executive offices)

Carl L. Smith III, Chairman and CEO

6408 Parkland Drive, Suite 104

Sarasota, FL 34243

(941) 751-6800

(Name, address and telephone number of agent for service)

COPIES TO:

Gregory Sichenzia, Esq.

Sichenzia Ross Friedman Ference LLP

1065 Avenue of the Americas

New York, New York 10018

(212) 930-9700

APPROXIMATE DATE OF PROPOSED SALE TO PUBLIC:

As soon as practicable after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

(COVER CONTINUES ON FOLLOWING PAGE)

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be registered	Amount to be Registered	Proposed Maximum Offering Price Per Security (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (1)
Common Stock, $.00005 par value per share	102,425,261	$0.12	$12,291,031	$378.00	(3)

(1)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(a) promulgated under the Securities Act of 1933, as amended. The proposed maximum offering price is based on the estimated high end of the range at which the common stock will initially be sold.

(2)	Selling shareholders will sell at the stated price until Company’s shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.

(3)	This amount has been previously paid by the Company in the filing of its original Form SB-2.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION, DATED JULY 24, 2007

Sun Energy Solar, Inc.

102,425,261 shares of

Common Stock

This prospectus relates to the sale of 102,425,261 currently outstanding shares of our common stock, par value $.00005 per share (the “common stock”) by certain stockholders of Sun Energy Solar, Inc.

The selling stockholders have not engaged any underwriter in connection with the sale of their shares of common stock. Because there is no trading market in our common stock as of the date of this prospectus, the selling stockholders will sell shares at $0.12 per share until a public market develops for the common stock. The selling stockholders may also sell their shares in transaction that are not in the public market in the manner set forth under “Plan of Distribution.”

As of the date of this prospectus, there is no trading market in our common stock, and we cannot assure you that a trading market will develop.

We will not receive any proceeds from any sales made by the selling stockholders. We have paid the expenses of preparing this prospectus and the related registration expenses.

THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK.

SEE “ RISK FACTORS” BEGINNING ON PAGE 2.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is July     , 2007.

You should rely only on the information contained in this prospectus. We have not authorized any dealer, salesperson or other person to provide you with information concerning us, except for the information contained in this prospectus. The information contained in this prospectus is complete and accurate only as of the date on the front cover page of this prospectus, regardless when the time of delivery of this prospectus or the sale of any common stock. This prospectus is not an offer to sell, nor is it a solicitation of an offer to buy, our common stock in any jurisdiction in which the offer or sale is not permitted.

PROSPECTUS SUMMARY

This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the “RISK FACTORS” section, the financial statements and the notes to the financial statements. As used throughout this prospectus, the terms “Sun Energy Solar,” the “Company,” “we,” “us,” and “our” refer to Sun Energy Solar, Inc.

Sun Energy Solar, Inc.

Sun Energy Solar, Inc. was incorporated under the laws of the State of Delaware on November 9, 2005 for the purpose of engineering, developing, marketing and distributing a proprietary new solar powered substrate technology. This patents pending technology may be marketed to several industries, including the outdoor advertising, highway safety and printing industries. The wireless solar substrate is thin, flexible (the width of 4 credit cards) and printable, and will include features and components such as pager encryption, radio frequency, GPS and motion sensing technologies. Our solar substrates can be illuminated without a connection to an electrical power system, thus eliminating energy and/or other associated costs.

We are a development stage business and have had no revenues since our formation. There is currently no public market for our common stock.

We have incurred losses since our inception and we expect to incur losses for the foreseeable future. For the period from November 9, 2005 (inception) through the fiscal year ended July 31, 2006, we incurred a net loss of $1,229,400 and for the nine months ended April 30, 2007, we incurred a net loss of $3,955,321. As of April 30, 2007 we had a deficit accumulated during the development stage of $5,184,721 and a working capital surplus of $3,196,280 (current assets less current liabilities). These conditions raise doubt about our ability to continue as a going concern. Our principal executive offices are located at 6408 Parkland Drive, Suite 104, Sarasota, FL 34243. Our telephone number is (941) 751-6800.

The Offering

Common stock outstanding before the offering	263,107,991

Maximum shares being offered	The selling stockholders are offering a total of 102,425,261 shares of common stock, of which all shares are outstanding.

Common stock to be outstanding after the offering	263,107,991

Risk Factors	See “Risk Factors,” beginning on page 2 of this prospectus for a description of certain factors you should consider before making an investment in our common stock.

Use of proceeds	We will not receive any proceeds from sales made by the selling stockholders. To date, we have received gross proceeds of $5,293,029 from the sale of common stock.

RISK FACTORS

Our business involves a high degree of risk. Potential investors should carefully consider the risks and uncertainties described below and the other information in this prospectus before deciding whether to invest in shares of our common stock. If any of the following risks actually occur, our business, financial condition, and results of operations could be materially and adversely affected. This could cause the trading price of our common stock to decline, with the loss of part or all of an investment in the common stock.

RISKS RELATED TO OUR FINANCIAL CONDITION

OUR FINANCIAL STATUS CREATES DOUBT WHETHER WE WILL CONTINUE AS A GOING CONCERN FOR MORE THAN 12 MONTHS FROM THE DATE OF THIS PROSPECTUS. IF WE DO NOT CONTINUE AS A GOING CONCERN, INVESTORS WILL LOSE THEIR ENTIRE INVESTMENT.

For the period from November 9, 2005, through the fiscal year ended July 31, 2006, we incurred a net loss of $1,229,400. As of April 30, 2007 we had an accumulated deficit of $5,184,721 and a working capital surplus of $3,196,280 (current assets less current liabilities). While we believe we have sufficient capital resources to fund our current operations for the next twelve months, we will require additional capital to develop our business operations. We intend to raise additional working capital either through private placements, public offerings and/or bank financing. There are no assurances that we will be able to achieve a level of revenues adequate to generate sufficient cash flow from operations or obtain additional financing through private placements, public offerings and/or bank financing necessary to support our working capital requirements. To the extent that funds generated from any private placements, public offerings and/or bank financing are insufficient, we will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on acceptable terms. These conditions raise substantial doubt about our ability to continue as a going concern. If adequate working capital is not available we may be forced to discontinue operations, which would cause investors to lose the entire amount of their investment.

WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE A LIMITED OPERATING HISTORY UPON WHICH AN EVALUATION OF OUR PROSPECTS CAN BE MADE. FOR THAT REASON, IT IS DIFFICULT TO JUDGE OUR PROSPECTS.

We were organized on November 9, 2005 and have had limited operations since our inception from which to evaluate our business and prospects. We face all the risks inherent in a new business, including the expenses, difficulties, complications and delays frequently encountered in connection with conducting operations, including capital requirements and management's potential underestimation of initial and ongoing costs. We also face the risk that we will not be able to effectively implement our business plan. In evaluating our business and prospects, these difficulties should be considered. If we are not effective in addressing these risks, we will not operate profitably and we may not have adequate working capital to meet our obligations as they become due.

WE ARE DEPENDENT UPON CERTAIN SUPPLIERS

We have crucial suppliers – Varta Microbattery, Inc. – that will supply microbatteries; PowerFilm, Inc. – that will supply thin film solar modules; Texas Instruments Incorporated – that will supply microprocessors and other microchip technologies; McDonald Technologies – that will manufacture our solid state lighting products (SSL) and Microsoft Corporation – that will supply software technologies. We currently do not have written agreements with all of these suppliers, and are dependent on them and in the event any one of them is unable or unwilling to supply us, our business could be adversely affected. We have a contract with Varta Microbattery, Inc. and Microsoft but do not have a contract with McDonald Technologies, Powerfilm, Inc or Texas Instruments.

IF WE FAIL TO ADEQUATELY PROTECT OR ENFORCE OUR INTELLECTUAL PROPERTY RIGHTS, COMPETITORS MAY PRODUCE AND MARKET PRODUCTS SIMILAR TO OURS.

Our ability to compete effectively is dependent upon the proprietary nature of the designs, processes, technologies and materials owned by, used by and/or licensed to us. In December, 2005, we acquired the patent rights (applied for) to No. 60/617,263 Titled Substrate with Light Display. The Intellectual Property (“IP”) is for solar (and non-solar) powered substrates that permit sign-quality graphics to be run through printers (commercial and desktop) with electric lighting embedded in the substrate. Our success will depend in part on our ability to attain, maintain and enforce patent protection for our products and to preserve our trade secrets, and to operate without infringing upon the proprietary rights of third parties. Patent positions in our business are generally highly uncertain and involve complex legal and scientific questions. Accordingly, there can be no assurance that our patents will be awarded and/or will afford us protection against competitors with similar technologies. The failure to maintain and/or obtain patent protection on the technologies underlying our proposed products may have a materially adverse effect on our competitive position and business prospects.

WE MAY BE SUBJECT TO INTELLECTUAL PROPERTY LITIGATION AND INFRINGEMENT CLAIMS BY THIRD PARTIES.

Although we do not believe that our products infringe the rights of others and while to date, we have not been subject to such claims, in the future we may be subject to intellectual property litigation and infringement claims, which could cause us to incur significant expenses or prevent us from selling our products. A successful claim of trademark, patent or other intellectual property infringement against us could adversely affect our growth and profitability, in some cases materially. Others may claim that our proprietary or licensed products are infringing their intellectual property rights, and that our products may infringe those intellectual property rights. If we are found to have infringed on the intellectual property rights of another party, licenses for such intellectual property may not be available on favorable terms or at all. If someone claims that our technology or products infringe their intellectual property rights, any resulting litigation could be costly and time consuming and would divert the attention of management and key personnel from other business issues. The complexity of the technology involved and the uncertainty of intellectual property litigation increase these risks. We also may be subject to significant damages or injunctions preventing us from manufacturing, selling or using some aspect of our products in the event of a successful claim of patent or other intellectual property infringement. Any of these adverse consequences could have a material adverse effect on our business and profitability.

IF WE ARE NOT ABLE TO MANAGE GROWTH OF OUR BUSINESS, OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS WILL BE NEGATIVELY AFFECTED.

We believe that there will be an increase in demand for solar technologies and solar products throughout the world over the next decade. Accordingly, we may experience a period of significant growth. Demand of this type could cause significant strain on our managerial, operational, financial and other resources. Success in managing this expansion and growth will depend, in part, upon the ability of our senior management to effectively manage the growth of our business.

THE LOSS OF CURRENT OFFICERS, AND MANAGEMENT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

Our success depends largely upon the skills, contacts and knowledge of our current officers, and management team. Carl Smith, Craig Hall, Bob Fugerer and Matthew Veal. The loss of any one of these individuals could have a material adverse effect on our business.

WE BELIEVE CURRENT OFFICERS AND DIRECTORS WILL REMAIN IN CONTROL OF THE COMPANY FOR THE NEXT SEVERAL YEARS.

Current officers and directors control 127,324,667 shares (48.39%) of the outstanding shares of the company. Unless there is a change in their contracts, the current officers and directors are scheduled to receive 2,957,500 shares as a group each quarter. In addition, Carl Smith, the Company’s Chief executive officer, has 500,000,000 stock options exercisable at ten cents per share. Sparx, Inc., a company 100% owned by Mr. Smith, has a royalty of 4.9% of gross revenues that can be paid in common stock. With this in mind, even with the pledge of 25% of the options to charity, the officers and directors in general and Carl Smith in particular, expect to maintain voting control. This may result in dilution to investors, deterrence of possible takeovers completely (whether such takeovers are favorable or unfavorable for investors), possible reduction in takeover price due to the effect of unexercised options, a reduced ability to obtain financing or obtain financing on terms favorable to the Company, and a reduced ability of outsiders to bring changes in management.

THERE IS CURRENTLY NO PUBLIC MARKET FOR OUR COMMON STOCK. FAILURE TO DEVELOP OR MAINTAIN A TRADING MARKET COULD NEGATIVELY AFFECT THE VALUE OF OUR STOCK AND MAKE IT DIFFICULT OR IMPOSSIBLE FOR YOU TO SELL YOUR STOCK.

There is no public market for our common stock and we cannot give any assurances that there will ever be a market for our common stock. Failure to develop or maintain an active trading market could negatively affect the value of our shares and make it difficult for you to sell your shares or recover any part of your investment in us. Even if a market for our common stock does develop, the market price of our common stock may be highly volatile. In addition to the uncertainties relating to our future operating performance and the profitability of our operations, factors such as variations in our interim financial results, or various, as yet unpredictable factors, many of which are beyond our control, may have a negative effect on the market price of our common stock.

IF A PUBLIC MARKET DOES DEVELOP FOR OUR COMMON STOCK, THE COMMON STOCK WILL BE SUBJECT TO THE “PENNY STOCK” RULES OF THE SEC, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

The Securities and Exchange Commission has adopted Rule 3a51-1 which establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, Rule 15g-9 requires:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and

•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and

•

make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and

•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

The application of these rules may affect the ability of broker-dealers to sell our common stock and may affect your ability to sell any common stock you may own.

IF WE ACHIEVE A PUBLIC MARKET OF A MAXIMUM OF $750 MILLION DOLLARS, A CONSULTANT OF THE COMPANY, FERNANDO CUZA, CAN RECEIVE A MAXIMUM OF 166.8 MILLION SHARES

The Company has negotiated an arrangement with Mr. Cuza that has milestones, the achievement of which triggers a release of shares to Mr. Cuza based on the amount of market capitalization related to each milestone. A principal financial goal of the Company is to build and sustain long term market capitalization. Management believes the best way to achieve such a goal is to build market capitalization in increments. For each $50,000,000 increase, the Company has incentivized Mr. Cuza to provide introductions, advice, and other services in connection with the sale of any of our products and services that result in increasing the market capitalization of the business. The higher the level of market capitalization increase, the more shares Mr. Cuza receives up to a maximum of $750,000,000. Although the agreement is an incentive for Mr. Cuza, it may be viewed negatively by the market. The underlying concept behind the determination of the amount of compensation Mr. Cuza receives is in the effect of his work on the market capitalization of the Company. Were Mr. Cuza to achieve the maximum compensation under the contract, he will be paid one share for every $0.26 of market capitalization his service brought to the Company. For the initial $150 million of market capitalization, he will receive on an average one share for every $0.15 of market capitalization. This increases to $0.24 for the majority of the contract and rises to incrementally to over $0.40 at the end of the contract. This structure provides incentives to Mr. Cuza, a well known sports agent, to use his extensive contacts to introduce the Company to some of the top echelons of Corporate America and elsewhere. The contract expires upon cancellation for cause or achievement of its contemplated goals. See (“Employment Contracts” for an additional discussion of this contract). Currently, Mr. Cuza owns 2,400,000 shares of the Company’s common stock. Such a risk creates dilution and the possibility of Mr. Cuza receiving shares at a considerable discount if our stock prices rise.

BECAUSE WE ARE NOT SUBJECT TO COMPLIANCE WITH RULES REQUIRING THE ADOPTION OF CERTAIN CORPORATE GOVERNANCE MEASURES, OUR STOCKHOLDERS HAVE LIMITED PROTECTIONS AGAINST INTERESTED DIRECTOR TRANSACTIONS, CONFLICTS OF INTEREST AND SIMILAR MATTERS.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the NASDAQ Stock Market as a result of Sarbanes-Oxley requires the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities which are listed on those exchanges or the NASDAQ Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than necessary, we have not yet adopted all of these measures. We are not in compliance with requirements relating to the distribution of annual and interim reports, the holding of stockholders meetings and solicitation of proxies for such meeting and requirements for stockholder approval for certain corporate actions. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations. As of the date of the filing of this registration statement, the Company does not anticipate filing any other registration statements in the near future.

FAILURE TO ACHIEVE AND MAINTAIN EFFECTIVE INTERNAL CONTROLS IN ACCORDANCE WITH SECTION 404 OF THE SARBANES-OXLEY ACT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS AND OPERATING RESULTS AND STOCKHOLDERS COULD LOSE CONFIDENCE IN OUR FINANCIAL REPORTING.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. If we cannot provide reliable financial reports or prevent fraud, our operating results could be harmed. We will be required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act, which requires increased control over financial reporting requirements, including annual management assessments of the effectiveness of such internal controls and a report by our independent certified public accounting firm addressing these assessments. Failure to achieve and maintain an effective internal control environment, regardless of whether we are required to maintain such controls, could also cause investors to lose confidence in our reported financial information, which could have a material adverse effect on our stock price.

AS AN ISSUER OF “PENNY STOCK”, THE PROTECTION PROVIDED BY THE FEDERAL SECURITIES LAWS RELATING TO FORWARD LOOKING STATEMENTS DOES NOT APPLY TO US.

Although the federal securities law provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, if we are a penny stock we will not have the benefit of this safe harbor protection in the event a claim that charges that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

THE REGISTRATION AND POTENTIAL SALE BY THE SELLING SHAREHOLDERS OF A SIGNIFICANT NUMBER OF SHARES COULD ENCOURAGE SHORT SALES BY THIRD PARTIES.

Because there is no public market for our stock, there may be significant downward pressure on our stock price caused by the sale or potential sale of a significant number of shares pursuant to this prospectus, which could allow short sellers of our stock an opportunity to take advantage of any decrease in the value of our stock. The presence of short sellers in our common stock may further depress the price of our common stock.

If the selling stockholders sell a significant number of shares, the market price of our common stock may decline. Furthermore, the sale or potential sale of the offered shares pursuant to this prospectus and the depressive effect of such sales or potential sales could make it difficult for us to raise funds from other sources.

CERTAIN VOTING RIGHTS HELD BY CARL L. SMITH, OUR CHIEF EXECUTIVE OFFICER, COULD THWART AN ATTEMPT BY AN OUTSIDE PARTY TO ACCOMPLISH A CHANGE IN CONTROL OF THE COMPANY.

The Company granted to Mr. Carl L. Smith, our Chief Executive Officer, additional voting rights so that in the event that an outside party were to acquire 20% or more of the Company and attempt a change in control, Mr. Smith would have the right to vote enough additional shares so that he would have a voting majority in any shareholders meeting, thus effectively, giving Mr. Smith veto power over any takeover attempt.

FORWARD-LOOKING STATEMENTS

Information in this prospectus contains forward-looking statements. These forward-looking statements can be identified by the use of words such as “believes,” “estimates,” “could,” “possibly,” “probably,” “anticipates,” “projects,” “expects,” “may,” or “should” or other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements. A description of key factors that have a direct bearing on our results of operations is provided above under “Risk Factors”. Any forward-looking statements speak only as of the date on which they are made, and we do not undertake to update any forward-looking statement to reflect events or circumstances after the date of this prospectus.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering. We have, however, received $5,293,029 from the sale of shares of our common stock to the selling stockholders. The proceeds from the sale of our common stock to the selling shareholders are being used for general corporate purposes.

SELLING STOCKHOLDERS

The following table sets forth the common stock ownership of the selling stockholders as of July 24, 2007. None of the selling stockholders have held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years, except Bob Wyatt, the former Chief Operating Officer who negotiated a provision in his severance agreement on December 1, 2006, granting him piggy back registration rights for his shares. The table and the other information contained under the caption “Plan of Distribution” has been prepared based upon information furnished to us by or on behalf of the selling stockholders. The term "selling stockholders" includes donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer; the Company understands that none of the selling stockholders are broker-dealers.

Selling Shareholder						Shares to be Sold Pursuant to this Prospectus
Name of Owner	Voting or Investment Authority	Relationship to Company, Predecessor, or Affiliate		Shares of Common Stock Owned Prior to the Offering		Maximum Number	Date Acquired	Nature of Purchase	Purchase Price to Company		Exemption Relied Upon	Shares of Common Stock Owned After the Offering
				Number (**)	Percent							Number (1)	Percent
[1]	[2]	[3]		[4]	[5]	[6]	[7]	[8]	[9]		[10]	[11]	[12]
AKAL SR, CHRISTIAN	Owner	None		300,000	0.01%	300,000		Shares acquired privately (not from Company)				0	0.00%
ALLEN, SR., RICHARD R.	Owner	None		200,000	0.01%	200,000	5/15/2006	Bought from Company	20,000.00		1	0	0.00%
ALTIER, DAVID A	Owner	None		200,000	0.01%	200,000	11/15/2006	Bought from Company	20,000.00		3	0	0.00%
ALTIER, LAWRENCE	Owner	None		200,000	0.01%	200,000	11/15/2006	Bought from Company	20,000.00		3	0	0.00%
ATIENZA, ROMMEL	Owner	None		30,000	0.00%	30,000		Shares acquired privately (not from Company)				0	0.00%
ATIENZA, RYAN	Owner	None		50,000	0.00%	50,000		Shares acquired privately (not from Company)				0	0.00%
ATIENZA, RYAN VILLAREAL	Owner	None		100,000	0.00%	100,000	11/15/2006	Bought from Company	10,000.00		3	0	0.00%
BEIRD, CHRISTOPHER	Owner	None		400,000	0.00%	400,000		Shares acquired privately (nol from Company)				0	0.00%
BALE. LARRY G.	Owner	None		1,650,000	0.07%	1,500,000	5/1/2006	Bought from Company	150,000.00		1	150,000	0.00%
BANK, JUDITH & HAROLD BANK	Owner	None		40,000	0.00%	40,000		Shares acquired privately (not from Company)				0	0.00%
BEAVERS, RICHARD	Owner	None		200,000	0.01%	200,000	5/9/2006	Bought from Company	20,000.00		1	0	0.00%
BECK, SHARON & JAMES WEINER	Owner	None		100,000	0.00%	100,000	5/23/2007	Bought from Company	10,000.00		1	0	0.00%
PERSHING LLC AS CUSTODIAN F/B/O
IRA FBO SHARON M BECK IRA
ACCOUNT # 0CK945073	Owner	None		108,220	0.00%	108,220	7/14/2006	Bought from Company	10,822.63		1	0	0.00%
BEDNAR, MARTIN P	Owner	None		50,000	0.00%	50,000	5/23/2006	Bought from Company	5,000.00		1	0	0.00%
BEYNON, WILLIAM	Owner	None		100,000	0.00%	100,000		Shares acquired privately (not from Company)				0	0.00%
BLANCHARD, ERIC	Owner	None		40,000	0.00%	40,000	01/19/2007	Bought from Company	4,000.00		3	0	0.00%
BLAZE, RONALD & ELAINE	Owner	None		300,000	0.01%	300,000	11/15/2006	Bought from Company	30,000.00		3	0	0.00%
BOLGAN, BULENT	Owner	None		250,000	0.01%	250,000		Shares acquired privately (not from Company)				0	0.00%
BOWLS, BRADFORD J.	Owner	None		100,000	0.00%	100,000	4/27/2006	Bought from Company	10,000.00		1	0	0.00%
BRANDLE, MICHAEL V	Owner	None		100,000	0.00%	100,000	11/15/2006	Bought from Company	10,000.00		3	0	0.00%
BRENES, ALCIRA LUIS BRENES	Owner	None		60,000	0.00%	60,000	5/25/2006	Bought from Company	6,000.00		1	0	0.00%
BROOKS, PETER	Owner	None		100,000	0.00%	100,000	4/26/2006	Bought from Company	10,000.00		1	0	0.00%
BROWN, MASON	Owner	None		50,000	0.00%	50,000	11/15/2006	Bought from Company	5,000.00		3	0	0.00%
BROWN, MICHAEL B	Owner	None		100,000	0.00%	100.000	4/27/2006	Bought from Company	10,000.00		1	0	0.00%
BROWN, NINA	Owner	None		110,000	0.00%	110,000	11/15/2006	Bought from Company	11,000.00		3	0	0.00%
BROWN, RUSSELL C	Owner	None		50,000	0.00%	50,000	11/15/2006	Bought from Company	5,000.00		3	0	0.00%
BUFMEYER, DENISE S	Owner	None		120,000	0.01%	120.000		Shares acquired privately (not from Company)				0	0.00%
BURGESS, DUDLEY	Owner	None		25,000	0.00%	25,000		Shares acquired privately (not from Company)				0	0.00%
BUTCHER, COLBY J	Owner	None		100,000	0.00%	100,000		Shares acquired privately (not from Company)				0	0.00%
CAIN, J CRAIG	Owner	None		150,000	0.01%	150,000		Shares acquired privately (not from Company)				0	0.00%
CALLAHAN, THOMAS & CAROL	Owner	None		50,000	0.00%	50,000		Shares acquired privately (not from Company)				0	0.00%
CASTELLANOS, MILTON	Owner	None		160.000	0.01%	160,000	11/15/2006	Bought from Company	4,000.00		3	0	0.00%
							11/28/2006	Bought from Company	12,000.00		3
CHAMBERS, JOHN & YANG	Owner	None		160,000	0.01%	160,000	7/14/2006	Bought from Company	16,000.00			0	0.00%
CHAMBERS, YANG	Owner	None		40,000	0.00%	40,000		Shares acquired privately (not from Company)				0	100.0%
PERSHING LLC AS CUSTODIAN F/B/O
IRA FBO YANG LU CHAMBERS ROTH
IRA ACCOUNT S0CK991838	Owner	None		19,400	0.00%	19,400	11/16/2006	Bought from Company	1,940.00		2	0	0.00%
PERSHING LLC AS CUSTODIAN F/B/O
SEP FBO YANG LU CHAMBERS SEP
ACCT #0CK993404	Owner	None		107,240	0.00%	107,240	12/20/2006	Bought from Company	10,724.00		2	0	0.00%
CHAMBERS, JOHN M	Owner	None		40,000	0.00%	40,000		Shares acquired privately (not from Company}				0	0.00%
PERSHING LLC AS CUSTODIAN F/B/O
IRA FBO JOHN M CHAMBERS ROTH
IRA ACCOUNT #0CK991879	Owner	None		19,700	0.00%	19,700	11/16/2006	Bought from Company	1,970.00		2	0	0.00%
PERSHING LLC AS CUSTODIAN F/B/O
SEP JOHN M CHAMBERS SEP
ACCOUNT NUMBER OCK993396	Owner	None		121,320	0.00%	121,320	12/07/2006	Bought from Company	12,132.00		2	0	0.00%
CHAMBERS, YANG	Owner	None		40,000	0.00%	40,000		Shares acquired privately (not from Company)				0	0.00%
CHERNOK, BEATRICE	Owner	None		100,000	0.00%	100,000		Shares acquired privately (not from Company)				0	0.00%
CILIBERTI, EUGENE	Owner	None		200,000	0.01%	200,000		Shares acquired privately (not from Company)				0	0.00%
CLANCY, JACQUELINE	Owner	None		100,000	0.00%	100,000	5/24/2006	Bought from Company	10,000.00		1	0	0.00%
COBLE, DAVID	Owner	None		15,000	0.00%	15,000		Shares acquired privately (not from Company)				0	0.00%
COCHRANE, STEVE	Owner	None		170,000	0.01%	150,000	5/15/2006	Bought from Company	15,000.00		1	0	0.00%
COCOMELLO, NICK	Owner	None		50,000	0.00%	50,000		Shares acquired privately (not from Company)				0	0.00%
COMPANIONSHIP PLUS LLC	James Griffith	None		600,000	0.03%	600,000	5/8/2006	Bought from Company	60,000.00		1	0	0.00%
COOK - LIVING TRUST, DOROTHY MAE	Owner	None		50,000	0.00%	50,000		Shares acquired privately (not from Company)				0	0.00%
COOK - LIVING TRUST, PHILIP
GORDON	Owner	None		50,000	0.00%	50,000		Shares acquired privately (not from Company)				0	0.00%
COOPER, LOLA	Owner	None		100,000	0.00%	100,000		Shares acquired privately (not from Company)				0	0.00%
CORNELLA, RICARDO	Owner	None		2,500,000	0.11%	2,500,000	5/8/2006	Bought from Company	250,000.00		1	0	0.00%
PERSHING LLC AS CUSTODIAN F/B/O
IRA FBO DIANNE C CORSO IRA # OCK-
944761	Owner	None		227,000	0.01%	227,000	7/11/2006	Bought from Company	22,700.41		1	0	0.00%
CRISTELLO, GAIL	Owner	None		100,000	0.00%	100,000	5/23/2006	Bought from Company	10,000.00		1	0	0.00%
CRISTELLO, GAIL MARTIN P BEDNAR	Owner	None		50,000	0.00%	50,000	5/23/2006	Bought from Company	5,000.00		1	0	0.00%
CRISTELLO, GAIL SHERWIN K												0
FEINGOLD & MARGARET FEINGOLD	Owner	None		50,000	0.00%	50,000	5/23/2006	Bought from Company	5,000 00		1	0	0.00%
CRONA, WILLIAM	Owner	None		300,000	0.01%	300,000		Shares acquired privately (not from Company)				0	0.00%
CUNDY, ROLAND	Owner	None		100,000	0.00%	100,000		Shares acquired privately (not from Company)				0	0.00%
CUZA, FERNANDO *	Owner	(Consultant	)	2,400,000	0.11%	2,400,000	5/22/2006	Services Signing bonus				0	0.00%
D.I.A.R LLC	Marty Lile	None		200,000	0.01%	220,000	5/1/2006	Bought from Company	20,000.00		1	20,000	0.00%
DAVENPORT, KELLEY & JOY												0
DAVENPORT	Owner	None		100,000	0.00%	100,000	11/28/2006	Bought from Company	10,000.00		3	0	0.00%
DELAWARE CHARTER FBO GERALD												0
GRUBBS IRA	Owner	None		1,250,000	0.06%	1,250,000	5/31/2006	Bought from Company	125,000.00		1	0	0.00%
DELLAVECCHIA, LARRY & BRENDA	Owner	None		100,000	0.00%	100,000		Shares acquired privately	(not from Company	)		0	0.00%
DELVILLAR, FRANK	Owner	None		20,000	0.00%	20,000		Shares acquired privately	(not from Company	)		0	0.00%
DEMYANEK, ANDREW & BARBARA	Owner	None		200,000	0.01%	100,000		Shares acquired privately (not from Company)				0	0.00%
						100,000	5/22/20O6	Bought from Company	10,000.00		3	0	0.00%
DENNY, DONALD F & SAUNDRA G	Owner	None		20,000	0.00%	20,000		Shares acquired privately (not from Company)				0	0.00%
DENTON, MARION	Owner	None		50,000	0.00%	50,000		Shares acquired privately (not from Company)				0	0.00%
D^CARLO, MARK	Owner	None		150,000	0.01%	150,000	7/11/2006	Bought from Company	15,000.00		1	0	0.00%
DILL, BLAKE & BEVERLY	Owner	None		100,000	0.00%	100,000	11/28/2006	Bought from Company	10,000.00		3	0	0.00%
MAITINO, L1SA A	Owner	None		200,000	0.01%	200,000	5/25/2006	Bought from Company	20,000.00		1	0	0.00%
DISALVO, AMY	Owner	None		200,000	0.01%	200,000	11/28/2006	Bought from Company	20,000.00		3	0	0.00%

Selling Shareholder
		Relationship	Shares of Common Stock Owned Prior to the Offering		Shares to be Sold Pursuant to this Prospectus						Shares of Common
	Voting or	to Company,					Nature	Purchase	Exemption		Stock Owned
	Investment	Predecessor,			Maximum	Date	of	Price to	Relied		After the Offering
Name of Owner	Authority	or Affiliate	Number (**)	Percent	Number	Acquired	Purchase	Company	Upon	Number (1)	Percent
[1]	[2]	[3]	[4]	[5]	[6]	[7]	[8]	[9]	[10]	[11]	[12]
DIVELLA, FRANCES	Owner	None	300,000	0.01%	300,000	5/8/2006	Bought from Company	30,000.00	1	0	0.00%
DONATUCCI, DOMINIC & MERLE ANN	Owner	None	200,000	0.01%	200,000	11/28/2006	Bought from Company	20,000.00	3	0	0.00%
DORAN, TED	Owner	None	150,000	0.01%	50,000		Shares acquired privately (not from Company)			0	0.00%
					100,000	11/15/2006	Bought from Company	10,000.00	3	0	0.00%
DOREY, CHRISTOPHER & AMBRA
DOREY	Owner	None	50,000	0.00%	50,000		Shares acquired privately (not from Company)			0	0.00%
DUNHAM, JAMES & SHARRYL	Owner	None	50,000	0.00%	50,000		Shares acquired privately (not from Company)			0	0.00%
DURHAM, DAVID	Owner	None	840,000	0.04%	840,000		Shares acquired privately (not from Company)			0	0.00%
DURHAM, HARVEY	Owner	None	200,000	0.01%	100,000	01/15/2007	Bought from Company	10,000.00	2	0	0.00%
					100,000	4/27/2006	Bought from Company	10,000.00	1	0	0.00%
DURHAM, STEPHEN BRYAN	Owner	None	320,000	0.01%	50,000	5/25/2006	Bought from Company	5,000.00	1	0	0.00%
					120,000		Shares acquired privately (not from Company)			0	0.00%
					150,000	4/27/2006	Bought from Company	15,000.00	1	0	0.00%
DURHAM, WILLIAM H	Owner	None	60,000	0.00%	20,000		Shares acquired privately (not from Company)			0	0.00%
					40,000	4/27/2006	Bought from Company	4,000.00	1	0	0.00%
D’URSO, MERCEDES	Owner	None	50,000	0.00%	50,000	5/23/2006	Bought from Company	5,000.00	1	0	0.00%
DYER, SCOTT	Owner	None	1,000,000	0.04%	1,000,000	7/6/2006	Bought from Company	100,000.00	1	0	0.00%
ECONOM1CO, BENJAMIN & TRACY
ECONOMICO	Owner	None	50,000	0.00%	50,000		Shares acquired privately (not from Company)			0	0.00%
EDWARDS, CHRISTOPHER SCARR	Owner	None	150,000	0.01%	150,000	7/26/2006	Bought from Company	15,000.00	1	0	0.00%
EVERLASTING FAITH FELLOWSHIP, INC.	James Gerace	None	1,600,000	0.07%	1,300,000		Shares acquired privately (not from Company)			0	0.00%
					300,000	5/8/2006	Bought from Company	30,000.00	1	0	0.00%
FARMER, PAULA.	Owner	None	200,000	0.01%	200,000	5/15/2006	Bought from Company	20,000.00	1	0	0.00%
FEINGOLD, SHERWIN K MARGARET
FEINGOLD	Owner	None	50,000	0.00%	50,000	5/23/2006	Bought from Company	5,000.00	1	0	0.00%
FEINGOLD, SHERWIN K MARGARET
FEINGOLD & MARTIN P BEDNAR	Owner	None	50,000	0.00%	50,000	5/23/2006	Bought from Company	5,000.00	1	0	0.00%
FERRARA, JOHN & PAULETTE	Owner	None	50,000	0.00%	50,000		Shares acquired privately (not from Company)			0	0.00%
FINK, JR., JOHN J.	Owner	None	200,000	0.00%	100,000	11/07/2006	Bought from Company	10,000.00	2	0	0.00%
					100,000	4/27/2006	Bought from Company	10,000.00	1	0	0.00%
FLANAGAN, JUDITH	Owner	None	100,000	0.00%	100,000	11/15/2006	Bought from Company	10,000.00	3	0	0.00%
FOSSATI, JULIA	Owner	None	100,000	0.00%	100,000		Shares acquired privately (not from Company)			0	0.00%
FOWLER, KIRK & SHAYNA FOWLER -
JT TENANTS WITH RIGHTS OF SURVIVORSHIP	Owner	None	100,000	0.00%	100,000		Shares acquired privately (not from Company)			0	0.00%
FRANCIS, JOSEPH	Owner	None	50,000	0.00%	50,000	5/1/2006		5,000.00	1	0	0.00%
FRITZ, STEVE & SUSIE	Owner	None	100,000	0.00%	100,000		Shares acquired privately (not from Company)			0	0.00%
GAHRY, DENNIS W & BARBARA JTTEN	Owner	None	200,000	0.01%	100,000		Shares acquired privately (not from Company)			0	0.00%
					100,000	5/15/2006	Bought from Company	10,000.00	1	0	0.00%
GEFAELL, ROBERT	Owner	None	300,000	0.01%	300,000	7/14/2006	Bought from Company	30,000.00	1	0	0.00%
PERSHING LLC AS CUSTODIAN F/B/O
IRA FBO ROBERT S GEFAELL JR IRA
ACCT # OKC941163	Owner	None	139,500	0.01%	139,500	8/29/2006	Bought from Company	13,950.00	1	0	0.00%
PERSHING LLC AS CUSTODIAN F/B/O
IRA FBO ROBERT S GEFAELL JR ROTH
IRA ACCT # OCK940744	Owner	None	39,500	0.00%	39,500	8/29/2006	Bought from Company	3,950.00	1	0	0.00%
PERSHING LLC AS CUSTODIAN F/B/O
IRA FBO CAROLINE M GEFAELL IRA
ACCOUNT # OCK944274	Owner	None	49,500	0.0%	49,500	8/29/2006	Bought from Company	4,950.00	1	0	0.00%
PERSHING LLC AS CUSTODIAN F/B/O
IRA FBO CAROLINE M GEFAELL ROTH
IRA ACCT # OCK943490	Owner	None	39,500	0.00%	39,500	8/29/2006	Bought from Company	3,950.00	1	0	0.00%
GEISLER, STEVEN D	Owner	None	100,000	0.00%	100,000		Shares acquired privately (not from Company)			0	0.00%
GEORGE, RONALD	Owner	None	100,000	0.00%	100,000		Shares acquired privately (not from Company)			0	0.00%
GERACE, JAMES	Owner	None	200,000	0.01%	200,000		Shares acquired privately (not from Company)			0	0.00%
PERSHING LLC AS CUSTODIAN F/B/O
IRA FBO JAMES E GERACE IRA #OCK-945222	Owner	None	285,130	0.01%	285,130	7/11/2006	Bought from Company	28,513.51	1	0	0.00%
GERACE, JAMES E. LINDA J. GERACE
JTWROS	Owner	None	415,000	0.02%	415,000	5/11/2006	Bought from Company	41,500.00	1	0	0.00%
PERSHING LLC AS CUSTODIAN F/B/O
IRA FBO EDWARD L GERBER JR IRA
ACCOUNT # 0CK945990	Owner	None	140,000	0.00%	140,000	7/14/2006	Bought from Company	14,000.00	1	0	0.00%
GLASS, NEIL & YVONNE GLASS	Owner	None	100,000	0.00%	100,000	11/15/2006	Bought from Company	10,000.00	3	0	0.00%
GLEASON, ROBERT & JEAN GLEASON	Owner	None	200,000	0.01%	200,000		Shares acquired privately (not from Company)			0	0.00%
GOINS III IRA, WILLIAM F CHARLES
SCHWAB & CO INC CUSTODIAN	Owner	None	200,000	0.01%	200,000	5/11/2006	Bought from Company	20,000.00	1	0	0.00%
GORMAN JR, HERBERT F	Owner	None	200,000	0.01%	200,000		Shares acquired privately (not from Company)			0	0.00%
GREENE, MATTHEW	Owner	None	100,000	0.00%	100,000		Shares acquired privately (not from Company)			0	0.00%
GRIFFITH, JAMES	Owner	None	120,000	0.00%	120,000	5/8/2006	Bought from Company	12,000.00	1	0	0.00%
GRIGGS, MARK M.	Owner	None	100,000	0.00%	100,000	5/8/2006	Bought from Company	10,000.00	1	0	0.00%
GROTTICK, KEVIN	Owner	None	203,000	0.01%	203,000		Shares acquired privately (not from Company)			0	0.00%
GRUBBS IRA, GERALD E CHARLES
SCHWAB & CO CUSTODIAN	Owner	None	800,000	0.04%	800,000	1/15/2006	Bought from Company	80,000.00	2	0	0.00%
GRUBBS, GERALD	Owner	None	1,100,000	0.05%	100,000		Shares acquired privately (not from Company)			0	0.00%
					1,000,000	5/18/2006	Bought from Company	100,000.00	1	0	0.00%
GULLICK, CHARLES F	Owner	None	50,000	0.00%	50,000	5/15/2006	Bought from Company	5,000.00	1	0	0.00%
HAAXMA, ARTHUR A JUDITH A
HAAXMA	Owner	None	100,000	0.00%	100,000	7/26/2006	Bought from Company	10,000.00	1	0	0.00%
HALL, CHARLES	Owner	None	10,000	0.00%	10,000		Shares acquired privately (not from Company)			0	0.00%
HALL, JOHN WRIGHT	Owner	None	10,000	0.00%	10,000		Shares acquired privately (not from Company)			0	0.00%
HALL, JUDGE WILLIAM CRAIG & MELINDA COX JTWROS	Owner	None	260,000	0.01%	260,000		Shares acquired privately (not from Company)			0	0.00%
HALL, WILLIAM CRAIG, JR.	Owner	None	10,000	0.00%	10,000		Shares acquired privately (not from Company)			0	0.00%
HARRELL, GRIFFIN HOLMES	Owner	None	10,000	0.00%	10,000		Shares acquired privately (not from Company)			0	0.00%
HARRILL, MARK	Owner	None	200,000	0.01%	200,000		Shares acquired privately (not from Company)			0	0.00%
HELLINGS, GENE & BARBARA										0
HELLINGS	Owner	None	250,000	0.01%	250,000		Shares acquired privately (not from Company)			0	0.00%
HEENSON, KIM	Owner	None	50,000	0.00%	50,000		Shares acquired privately (not from Company)			0	0.00%

Selling Shareholder			Shares of Common Stock Owned Prior to the Offering		Shares to be Sold Pursuant to this Prospectus					Shares of Common Stock Owned After the Offering
Name of Owner	Voting or Investment Authority	Relationship to Company, Predecessor, or Affiliate			Maximum Number	Date Acquired	Nature of Purchase	Purchase Price to Company	Exemption Relied Upon
			Number (**)	Percent						Number (1)	Percent
[1]	[2]	[3]	[4]	[5]	[6]	[7]	[8]	[9]	[10]	[11]	[12]
HERTZKE, BILLIE JEAN	Owner	None	100,000	0.00%	100,000		Shares acquired privately (not from Company)			0	0.00%
HILL, WILLIAM	Owner	None	500,000	0.02%	300,000	11/13/2006	Bought from Company	30,000.00	2	0	0.00%
					200,000	01/02/2007	Bought from Company	20,000.00	2	0	000%
HODGES, JOHN	Owner	None	800,000	0.04%	300,000		Shares acquired privately (not from Company)	(not from Company)		0	0.00%
					500,000	5/8/2006	Bought from Company	50,000.00	1	0	0.00%
HOLMES, CAROLINE	Owner	None	100,000	0.00%	100,000		Shares acquired privately (not from Company)			0	0.00%
HOSACK-CURLIN, KAREN	Owner	None	100,000	0.00%	100,000	5/23/2006	Bought from Company	10,000.00	1	0	0.00%
HOWARD, CARLA	Owner	None	20,000	0.00%	20,000	5/23/2006	Bought from Company	2,000.00	1	0	0.00%
HOWE, JEAN S	Owner	None	100,000	0.00%	100,000	5/23/2006	Bought from Company	10,000,00	1	0	0.00%
HRP REVOCABLE LIVING TRUST
V/T/D/7/21/92 RICHARD B. PELL, TTE,
HELEN K. PELL TTE	Owner	None	500,000	0.02%	500,000	4/27/2006	Bought from Company	50,000,00	1	0	0.00%
HUBLOT, CLAUDE	Owner	None	210,000	0.01%	210,000	11/15/2006	Bought from Company	21,000.00	3	0	0.00%
VIRGINIA HALL ISLEY WM CRAIG HALL TRUSTEE	Owner	None	10,000	0.00%	15,000	11/15/2005	Shares acquired privately (not from Company)	5,000
INGRAM, DEREK J.	Owner	None	200,000	0.01%	200,000	5/12/2006	Bought from Company	20,000,00	1	0	0.00%
INGRAM, JUSTIN	Owner	None	750,000	0.03%	750.000		Shares acquired privately (not from Company)	(not from Company)		0	0.00%
IRA FBO MICHELLE MAITINO
PERSHING LLC AS CUSTODIAN	Owner	None	300,000	0.01%	300,000	6/15/2006	Bought from Company	30,000.00	1	0	0.00%
JACKSON, DON	Owner	None	50,000	0.00%	50,000		Shares acquired privately (not from Company)			0	0.00%
JENKS, SUSAN & RAY	Owner	None	100,000	0.00%	100,000		Shares acquired privately (not from Company)	(not from Company)		0	0.00%
JOHNSON AND, DAVID A. JOYCE A.
JOHNSON CO-TTEES U/A DTD
OCTOBER 1, 1996 F/B/O/ DAVID A. JOHNSON	Owner	None	500,000	0.02%	500.000	5/8/2006	Bought from Company	50,000.00	1	0	0.00%
JOHNSON, KIMBERLY	Owner	None	100,000	0.00%	100,000	5/18/2006	Bought from Company	10,000.00	1	0	0.00%
JOHNSON, KURT A	Owner	None	100,000	0.00%	100,000		Shares acquired privately (not from Company)			0	0.00%
JOHNSON, MATTHEW	Owner	None	100,000	0.00%	100,000	5/18/2006	Bought from Company	10,000.00	1	0	0.00%
JOHNSON, RALPH	Owner	None	100,000	0.00%	100,000		Shares acquired privately (not from Company)			0	0.00%
JOHNSON, ROBERT D.	Owner	None	300.000	0.01%	300,000	5/5/2006	Bought from Company	30,000.00	1	0	0.00%
JOHNSON, STEVEN	Owner	None	250,000	0.01%	250,000		Shares acquired privately (not from Company)			0	0.00%
JONS, BARBARA J	Owner	None	100,000	0.00%	100,000		Shares acquired privately (not from Company)	(not from Company)		0	0.00%
JULIA B MILLER REVOCABLE TRUST
V/A/D 5/17/00 JULIA B. MILLER
TRUSTEE	Owner	None	200,000	0.01%	200,000	5/8/2006	Bought from Company	20,000.00	1	0	0.00%
KAPHAN, DONNA	Owner	None	20,000	0.00%	20.000		Shares acquired privately (not from Company)	(not from Company)		0	0.00%
KEARNS, WALTER	Owner	None	10,000	0.00%.	10.000		Shares acquired privately (not from Company)	(not from Company)		0	0.00%
KEATING, KEVIN A.	Owner	None	200,000	0.01%	200,000	5/12/2006	Bought from Company	20,000.00	1	0	0.00%
KING, CHARLES & SUSAN HUTTON- KING	Owner	None	30,000	0.00%	30,000		Shares acquired privately (not from Company)	(not from Company)		0	0.00%
KING, KATHLEEN	Owner	None	200,000	0.01%	200,000		Shares acquired privately (not from Company)	(not from Company)		0	0.00%
KINGDOM LIFE MINISTRY	Rubin Beachy	None	1,000,000	0.04%.	1,000,000		Shares acquired privately (not from Company)	(not from Company)		0	0.00%
KIRKPATRICK, ROBERT B	Owner	None	100,000	0.00%	100,000	7/14/2006	Bought from Company	10,000.00	1	0	0.00%
KLOS, SHIRLEY	Owner	None	100,000	0.00%	100,000		Shares acquired privately (not from Company)			0	0.00%
KNIGHTON, BETTYE	Owner	None	100,000	0.00%	100,000	11/15/2006	Bought from Company	10,000.00	3	0	0.00%
KNIGHTON, OTTIS	Owner	None	50,000	0.00%	50,000	11/15/2006	Bought from Company	5,000.00	3	0	0.00%
KNOP, CHRISTOPHER	Owner	None	300,000	0.01%	300,000	5/11/2006	Bought from Company	30.000,00	1	0	0.00%
KOELSCH, MARGRET	Owner	None	5,000	0.00%	5,000		Shares acquired privately (not from Company)	(not from Company)		0	0.00%
KOJA, KATHE	Owner	None	10,000	0.00%	10,000		Shares acquired privately (not from Company)	(not from Company)		0	0.00%
KOSKI, LORETTA	Owner	None	200,000	0.01%	200,000	11/15/2006	Bought from Company	20,000.00	3	0	0.00%
KOTALIK, GEORGE	Owner	None	100,000	0.00%	100,000		Shares acquired privately (not from Company)	(not from Company)		0	0.00%
KROUSE, PAMELA	Owner	None	300.000	0.01%	300,000		Shares acquired privately (not from Company)	(not from Company)		0	0.00%
LANE, PATRICIA & THOMAS	Owner	None	50,000	0.00%	50,000		Shares acquired privately (not from Company)	(not from Company)		0	0.00%
LANZEN, AARON	Owner	None	130,000	0.01%	30,000	11/15/2006	Bought from Company	3,000.00	3	0	0.00%
					100,000		Shares acquired privately (not from Company)	(not from Company)
LANZEN, LINDA	Owner	None	210,000	0.01%	210,000	5/11/2006	Bought from Company	21,000.00	1		0.00%
PERSHING LLC AS CUSTODIAN F/B/O
IRA FBO LINDA LANZEN IRA ACCOUNT
# 0CK938979	Owner	None	90,000	0.00%	90,000	7/19/2006	Bought from Company	9,000.00	1	0	0.00%
LEFTOFF, PAUL	Owner	None	300,000	0.01%	200,000		Shares acquired privately (not from Company)			0	0.00%
					100,000	5/15/2006	Bought from Company	10,000.00	1	0	0.00%
LENHOLT, MARY	Owner	None	50,000	0.00%	50,000		Shares acquired privately (not from Company)	(not from Company)		0	0.00%
LIGON, FORD	Owner	None	100,000	0.00%	100,000		Shares acquired privately (not from Company)	(not from Company)		0	0.00%
LORENC, DONALD & MARILYN LORENC	Owner	None	50,000	0.00%	50,000		Shares acquired privately (not from Company)	(not from Company)		0	0.00%
LUXEMBOURG, ERIK	Owner Catherine	None	150,000	0.01%	150,000		Shares acquired privately (not from Company)	(not from Company)		0	0.00%
M OF TALLAHASSEE INC	Mayfield	None	500,000	0.02%	500,000		Shares acquired privately (not from Company)	(not from Company)		0	0.00%
MAITINO, PAUL & MICHELLE	Owner	None	100,000	0.00%	100,000	11/15/2006	Bought from Company	10,000,00	3	0	0.00%
PERSHING LLC AS CUSTODIAN F/B/O
IRA FBO MICHELLE MAITINO IRA OCK- 944415	Owner	None	300,000	0.01%	300,000	6/15/2006	Bought from Company	30,000.00	1	0	0.00%
MAITINO, PHILLIP	Owner	None	300,000	0.01%	300,000	11/15/2006	Bought from Company	30,000.00	3	0	0.00%
MARSHALL, JEFFREY E.	Owner	None	50,000	0.00%	50,000	5/15/2006	Bought from Company	5,000.00	1	0	0.00%
MASE, JEFFREY	Owner	None	200,000	0.01%	200,000	1/15/2007	Bought from Company	20,000.00	2	0	0.00%
MASTROPIETRO, STEPHEN	Owner	None	500,000	0.02%	500,000	5/22/2006	Bought from Company	50,000,00	1	0	0.00%
PERSHING LLC AS CUSTODIAN F/B/O
IRA FBO STEPHEN MASTROPIETRO
IRA #OCK-944522	Owner	None	362,248	0.02%	362,248	6/28/2006	Bought from Company	36,224.78	1	0	0.00%
MATTHEWS, JOHN	Owner	None	500,000	0.02%	500,000	11/07/2006	Bought from Company	50,000.00	2	0	0.00%
MATTHEWS. JOHN DAIL	Owner	None	500,000	0.02%	500,000	4/27/2006	Bought from Company	50,000.00	1	0	0.00%
MAYNARD, RACHEL L	Owner	None	5,000,000	0.22%	5,000,000	5/2/2006	Bought from Company	500,000.00	1	0	0.00%
MCCAFFERTY, EVELYN CORWIN	Owner	None	50,000	0.00%	50,000	11/15/2006	Bought from Company	5,000.00	3	0	0.00%
MCCONNELL, LARRY & LINDA MARTIN-
MCCONNELL	Owner	None	100,000	0.00%	100,000	5/23/2006	Bought from Company	10,000.00	1	0	0.00%
MCCONNELL, STEVEN	Owner	None	40,000	0.00%	40,000		Shares acquired privately (not from Company)	(not from Company)		0	0.00%
MCDOUGALD, ARTIS	Owner	None	100,000	0.00%	100,000	11/15/2006	Bought from Company	10,000,00	3	0	0.00%
MCNAIR, PATRICK & CONSTANCE
MCNAIR	Owner	None	100,000	0.00%	100,000		Shares acquired privately (not from Company)	(not from Company)		0	0.00%
MIGLIOZZI, HAROLD & GLENDA	Owner	None	100,000	0.00%	100,000	11/28/2006	Shares acquired privately (not from Company)		3	0	0.00%
MILLER TRUST V/A/D 4/7/2005, ALLAN
B. ALLAN B. MILLER, TTEE JESSICA N.
MILLER, TTEE	Owner	None	200,000	0.01%	200,000	5/8/2006	Bought from Company	20,000 00	I	0	0.00%

Selling Shareholder			Shares of Common Stock Owned Prior to the Offering		Shares to be Sold Pursuant to this Prospectus					Shares of Common Stock Owned After the Offering
Name of Owner	Voting or Investment Authority	Relationship to Company, Predecessor, or Affiliate			Maximum Number	Date Acquired	Nature of Purchase	Purchase Price to Company	Exemption Relied Upon
			Number (**)	Percent						Number (1)	Percent
[1]	[2]	[3]	[4]	[5]	[6]	[7]	[8]	[9]	[10]	[11]	[121
MILLER. CEDAR	Owner	None	20,000	0.00%	20,000		Shares acquired privately (not from Company)			0	0.00%
MILLER, LIGHT	Owner	None	10,000	0.00%	10,000		Shares acquired privately (not from Company)			0	0.00%
MILLER, WILLIAM	Owner	None	200,000	0.01%	200,000		Shares acquired privately (not from Company)			0	0.00%
MINTZ, FRED	Owner	None	100,000	0.00%	100,000		Shares acquired privately (not from Company)			0	0.00%
MOORE, MARKHAM K.	Owner	None	500,000	0.02%	500,000	5/4/5006	Bought from Company	50,000.00	1	0	0.00%
MOORE, WHITNEY	Owner	None	100,000	0.00%	100,000	5/3/2006	Bought from Company	10,000.00	1	0	0.00%
MORIECE, SIGRID	Owner	None	120,000	0.01%	120,000	5/3/2006	Bought from Company	12,000.00	1	0	0.00%
NAVE, THOMAS B	Owner	None	150,000	0.01%	150,000		Shares acquired privately (not from Company)			0	0.00%
NEVIUS, DEBORAH	Owner	None	750.000	0.03%	750,000		Shares acquired privately (not from Company)			0	0.00%
NICHOLSON, DAVID & CYNTHIA	Owner	None	100,000	0.00%	100,000		Shares acquired privately (not from Company)			0	0.00%
NORTH, JR, JOSEPH O.	Owner	None	200,000	0.01%	200,000	5/3/2006	Bought from Company	20,000.00	1	0	0.00%
NOWELL, DANNY & CYNTHIA NOWELL	Owner	None	50,000	0.00%	50,000		Shares acquired privately (not from Company)			0	0.00%
O’BRIAN, BARBARA B	Owner	None	100,000	0.00%	100,000	5/22/2006	Bought from Company	10,000.00	1	0	0.00%
O’QUINN, CHARLES	Owner	None	100,000	0.00%	100,000		Shares acquired privately (not from Company)			0	0.00%
ORDONEZ, XIOMARA	Owner	None	250,000	0.01%	250,000		Shares acquired privately (not from Company)			0	0.00%
OSBORNE, BRADFORD E & KIMBERLY
OSBORNE	Owner	None	100,000	0.00%	100,000	4/27/2006	Bought from Company	10,000.00	1	0	0.00%
PADDEN, ROOD	Owner	None	50,000	0.00%	50,000	5/1/2006	Bought from Company	5,000.00	1	0	0.00%
PEREZ, EDWARD	Owner	None	200,000	0.01%	200,000		Shares acquired privately (not from Company)			0	0.00%
PERRY, ALEXANDER & ALICE PERRY	Owner	None	100,000	0.00%	100,000		Shares acquired privately (not from Company)			0	0.00%
PICKERING, ROBERT	Owner	None	100.000	0.00%	100,000		Shares acquired privately (not from Company)			0	0.00%
PIERCE, DAVID A	Owner	None	150,000	0.01%	150,000		Shares acquired privately (not from Company)			0	0.00%
PINSKI, DAVID	Owner	None	250,000	0.01%	250.000		Shares acquired privately (not from Company)			0	0.00%
PINSKI, JAMES B	Owner	None	5,250,000	0.23%	2,750,000		Shares acquired privately (not from Company)			0	0.00%
					2,000,000	5/8/2006	Bought from Company	200,000.00	1	0	0.00%
					500,000	5/17/2006	Bought from Company	50,000.00	1
PINSKI, KEVIN	Owner	None	500,000	0.02%	200,000		Shares acquired privately (not from Company)			0	0.00%
					300,000	5/8/2006	Bought from Company	30,000.00	1	0	0.00%
PJNSKI, MICHAEL	Owner	None	500,000	0.02%	500.000		Shares acquired privately (not from Company)			0	0.00%
PLESZ, DEBORAH	Owner	None	30,000	0.00%	30,000		Shares acquired privately (not from Company)			0	0.00%
PUSZAKOWSKI-SCHMIDT, LORI	Owner	None	50,000	0.00%	50,000	11/15/2006	Bought from Company	5,000.00	3	0	0.00%
RACZYINSKI, ANDREW E	Owner	None	100,000	0.00%	100,000		Shares acquired privately (not from Company)			0	0.00%
RADFORD, MARTIN N	Owner	None	400,000	0.02%	200,000	5/23/2006	Bought from Company	20,000.00	1	0	0.00%
					200,000	11/13/2006	Bought from Company	20.000.00	2	0	0.00%
REGO, JERROLD	Owner	None	15,000	0.00%	15,000		Shares acquired privately (not from Company)			0	0.00%
REGO, SCOTT	Owner	None	60,000	0.00%	60,000		Shares acquired privately (not from Company)			0	0.00%
REHMANI, MASOOD Z	Owner	None	140,000	0.01%	140,000	5/23/2006	Bought from Company	14,000.00	1	0	0.00%
REHMANI, QAMAR	Owner	None	30,000	0.00%	30,000		Shares acquired privately (not from Company)			0	0.00%
REINHARTZ FAMILY LMT	Harold
PARTNERSHIP	Reinhartz	None	3,800,000	0.17%	2,300,000		Shares acquired privately (not from Company)			0	0.00%
					1,500,000	5/8/2006	Bought from Company	150,000.00	1	0	0.00%
REINHARTZ, JARETT & KRISTY
REINHARTZ - TENANTS BY THE	Jarrett & Kristy
ENTIRETY	Reinhartz	None	100,000	0.00%	100,000		Shares acquired privately (not from Company)			0	0.00%
REMBACH, JAMESL. II	Owner	None	100,000	0.00%	100,000	2/1/2007	Bought from Company	10,000.00	2	0	0.00%
REYNOLDS, TIMOTHY P.	Owner	None	100,000	0.00%	100,000	5/8/2006	Bought from Company	10,000.00	1	0	0.00%
RICHARDS, J KEITH	Owner	None	100,000	0.00%	100,000		Shares acquired privately (not from Company)			0	0.00%
RICKARDS, W. SCOTT	Owner	None	200.000	0.01%	200,000	4/27/2006	Bought from Company	20,000.00	1	0	0.00%
ROBERTS, MIKE	Owner	None	200,000	0.01%	200,000		Shares acquired privately (not from Company)			0	0.00%
ROCCUZZO, CLARE	Owner	None	200,000	0.01%	100,000	7/14/2006	Bought from Company	10,000.00	1	0	0.00%
					100,000		Shares acquired privately (not from Company)			0	0.00%
RODMAN, JOHN S CARLA RODMAN	Owner	None	125,000	0.01%	125,000	5/25/2006	Bought from Company	12,500.00		0	0.00%
PERSHING LLC AS CUSTODIAN F/B/O
IRA FBO JACK RODMAN IRA # OCK-
945289	Owner	None	234,510	0.01%	234,510	7/11/2006	Bought from Company	23,451.92	1	0	0.00%
SASSANO, JOSEPH	Owner	None	100,000	0.00%	100,000		Shares acquired privately (not from Company)			0	0.00%
SCHAEFFER, SETH	Owner	None	30,000	0.00%	30,000		Shares acquired privately (not from Company)			0	0.00%
SCULLION, JOSEPH	Owner	None	50,000	0.00%	50,000		Shares acquired privately (not from Company)			0	0.00%
SECHRIST, RICHARD	Owner	None	100,000	0.00%	100,000		Shares acquired privately (not from Company)			0	0.00%
SHAH, SHAHNAZ	Owner	None	70,000	0.00%	70,000		Shares acquired privately (not from Company)			0	0.00%
SHEDA, DONALD & CONSTANCE	Owner	None	500,000	0.02%	500,000		Shares acquired privately (not from Company)			0	0.00%
SHELTON, DANIEL & LYDIA P JTWROS	Owner	None	175,000	0.01%	175,000	11/15/2006	Bought from Company	17,500.00	3	0	0.00%
SIEGFRIED, MATTHEW	Owner	None	100,000	0.00%	100,000	11/15/2006	Bought from Company	10,000.00	3	0	0.00%
SIEGFRIED, THOMAS A.	Owner	None	5,000,000	0.22%	5,000,000	5/1/2006	Bought from Company	500,000.00	1	0	0.00%
SIZEMORE, KELLIE	Owner	None	1,000,000	0.04%	1,000,000	5/22/2006	Bought from Company	100,000.00	1	0	0.00%
SLEIGHT, CHRIS	Owner	None	250,000	0.01%	250,000		Shares acquired privately (not from Company)			0	0.00%
SMITH. CHARLES	Owner	None	80,000	0.00%	80,000		Shares acquired privately (not from Company)			0	0.00%
SMITH, DAVID	Owner	None	100,000	0.00%	100,000		Shares acquired privately (not from Company)			0	0.00%
SMITH, MICHAEL J	Owner	None	300,000	0.01%	300,000	11/15/2006	Bought from Company	30,000.00	3	0	0.00%
SMYTHE, RON	Owner	None	6,500,000	0.29%	2,500.000	5/1/2006	Bought from Company	250,000.00	1	0	0.00%
					4,000,000		Shares acquired privately (not from Company)			0	0.00%
SOLARI, PAUL	Owner	None	20.000	0.00%	20,000		Shares acquired privately (not from Company)			0	0.00%
SPEDDEN, KENNETH A	Owner	None	30,000	0.00%	30,000		Shares acquired privately (not from Company)			0	0.00%
SPEIGHT, ALEX J MAMIE M SPEIGHT	Owner	None	100,000	0.00%	100.000	5/25/2006	Bought from Company	10,000.00	1	0	0.00%
SPEIGHT, J ALEX	Owner	None	400,000	0.02%	400,000	4/27/2006	Bought from Company	48.000.00	1	0	0.00%
					70,000		Shares acquired privately (not from Company)			0	0.00%
SPEIGHT, JOHN	Owner	None	40,000	0.00%	40,000		Shares acquired privately (not from Company)			0	0.00%
SPEIGHT, JOSEPH	Owner	None	100,000	0.00%	100,000	11/15/2006	Bought from Company	10,000.00	3	0	0.00%
SPEIGHT, RODNEY	Owner	None	800,000	0.04%	1,480.000	5/8/2006	Bought from Company	80,000.00	1	680,000	0.00%
ST GEORGE RICK	Owner	None	16,952.463	0.75%	2,787,000		Shares acquired privately (not from Company)			14.165.463	5.45%
PERSHING LLC AS CUSTODIAN F/B/O
IRA FBO RICK ST GEORGE IRA #OCK-
945123	Owner	None	642,493	0.03%	642,493	6/23/2006	Bought from Company	64,249.37	1	0	0.00%
STACY. DUSTIN N	Owner	None	100,000	0.00%	100,000	5/18/2006	Bought from Company	10,000.00	1	0	0.00%
STARMOUNT INVESTORS, LLC	Chris Cowles	None	170,000	0.01%	100,000	5/3/2006	Bought from Company	10,000.00	1	0	0.00%
					70,000	10/31/2006	Bought from Company	7,000.00	1	0	0.00%
STOKER, JACQUELINE	Owner	None	10,000	0.00%	10,000		Shares acquired privately (not from Company)			0	0.00%
STOKER, MARY LOU	Owner	None	50,000	0.00%	50,000		Shares acquired privately (not from Company)			0	0.00%
SUMOSKI, DAVID	Owner	None	75,000	0.00%	75.000		Shares acquired privately (not from Company)			0	0.00%
SUSZEK, ELLEN & RICHARD	Owner	None	100,000	0.00%	100,000		Shares acquired privately (not from Company)			0	0.00%

Selling Shareholder			Shares of Common Stock Owned Prior to the Offering		Shares to be Sold Pursuant to this Prospectus					Shares of Common Stock Owned After the Offering
Name of Owner	Voting or Investment Authority	Relationship to Company, Predecessor, or Affiliate			Maximum Number	Date Acquired	Nature of Purchase	Purchase Price to Company	Exemption Relied Upon
			Number (**)	Percent						Number (1)	Percent
[1]	[2]	[3]	[4]	[5]	[6]	[7]	[8]	[9]	[10]	[11]	[12]
SUTTON, DAVID	Owner	None	50,000	0.00%	50,000		Shares acquired privately (not from Company)			0	0.00%
SWARBRICK, MELISSA E	Owner	None	20,000	0.00%	20,000		Shares acquired privately (not from Company)			0	0.00%
TAYLOR, MICHAEL J.	Owner	None	100,000	0.00%	100,000	5/9/2006	Bought from Company	10,000.00	1	0	0.00%
TAYLOR, TRAVIS	Owner	None	200,000	0.01%	200,000	5/1/2006	Bought from Company	20,000.00	1	0	0.00%
TEMPLETON, ANTHONY A TRUSTEE
U/A/D	Owner	None	500,000	0.02%	500,000		Shares acquired privately (not from Company)			0	0.00%
TEMPLETON, WILFRED S	Owner	None	1,000,000	0.04%	1,000,000		Shares acquired privately (not from Company)			0	0.00%
THE AJJ& J GROUP, LLC	Jeffrey Evans Tucker	None	200,000	0.01%	200,000	5/1/2006	Bought from Company	20,000.00	1	0	0.00%
THEGE, LOANE & DOROTHY	Owner	None	100,000	0.00%	100,000		Shares acquired privately (not from Company)			0	0.00%
THEGE, NANCY	Owner	None	100,000	0.00%	100,000		Shares acquired privately (not from Company)			0	0.00%
THOMPSON, CHESTER	Owner	None	10,000	0.00%	10,000		Shares acquired privately (not from Company)			0	0.00%
THOMPSON, KATHERINE	Owner	None	10,000	0.00%	10,000		Shares acquired privately (not from Company)			0	0.00%
TOMARO, ANTHONY	Owner	None	100,000	0.00%	100,000		Shares acquired privately (not from Company)			0	0.00%
TRAN, JOHNNY	Owner	None	100,000	0.00%	100,000	11/15/2006	Bought from Company	10,000.00	3	0	0.00%
TRINER, DR LUBOS	Owner	None	200,000	0.01%	200,000		Shares acquired privately (not from Company)			0	0.00%
TUCKER, JEFFREY EVANS	Owner	None	150,000	0.01%	150,000	5/12/2006	Bought from Company	15,000.00	1	0	0.00%
VANCO. JOSEPH S	Owner	None	100,000	0.00%	100,000	5/24/2006	Bought from Company	10,000.00	1	0	0.00%
PERSHING LLC AS CUSTODIAN F/B/O
IRA FBO JOSEPH S VANCO IRA #OCK-
946030	Owner	None	300,000	0.01%	300,000	7/11/2006	Bought from Company	30,000.00	1	0	0.00%
VASEL, LYDIA	Owner	None	25,000	0.00%	25,000		Shares acquired privately (not from Company)			0	0.00%
WALLER, TED J.	Owner	None	100,000	0.00%	100,000	4/27/2006	Bought from Company	10,000.00	1	0	0.00%
WARD, CAROL	Owner	None	50,000	0.00%	50,000		Shares acquired privately (not from Company)			0	0.00%
WATTS, LARRY	Owner	None	200,000	0.01%	200,000	1/18/2007	Bought from Company	20,000.00	2	0	0.00%
WEANER, PAUL J & LOU ANN	Paul & Lou
TRUSTEES	Ann Weaner	None	100,000	0.00%	100,000		Shares acquired privately (not from Company)			0	0.00%
WEBB, DONNA	Owner	None	50,000	0.00%	50,000		Shares acquired privately (not from Company)			0	0.00%
WHITE, LEE H	Owner	None	420,000	0.01%	120,000	11/15/2006	Bought from Company	12,000.00	3	0	0.00%
					150,000	3/1/2007	Bought from Company	15,000.00	3	0	0.00%
					150,000	7/14/2006	Bought from Company	15,000.00	3	0	0.00%
WHITENER CAPITAL MANAGEMENT INC	Charles Whitener, Jr.	None	200,000	0.01%	200,000	5/8/2006	Bought from Company	20,000.00	1	0	0.00%
WILCOX, KENNETH	Owner	None	200,000	0.01%	200,000		Selling Shareholder acuired shares privately (not from Company)				0.00%
WILDE, TERRY	Owner	None	100,000	0.00%	100,000	04/15/2006	Bought from Company	10,000.00	1	0	0.00%
WILKERSON III, STEPHEN L.	Owner	None	410,000	0.02%	150,000	4/27/2006	Bought from Company	15,000.00	1	0	0.00%
					260,000		Shares acquired privately (not from Company)			0	0.00%
WILLIAMS, DAVID	Owner	None	200,000	0.01%	200,000		Shares acquired privately (not from Company)			0	0.00%
WILLINGHAM, STEPHANIE	Owner	None	10,000	0.00%	10,000		Shares acquired privately (not from Company)			0	0.00%
WOODARD, DARYL E.	Owner	None	500,000	0.02%	500,000	5/3/2006	Bought from Company	50,000.00	1	0	0.00%
WYATT, BOB	Owner	Former Officer	4,500,000	0.20%	2,000,000	7/10/2006	Services	Signing bonus	4	0	0.00%
					2,500,000	12/1/2006	Services	Settlement	III	0	0.00%
YEARWOOD. MONICA	Owner	None	10,000	0.00%	10,000		Shares acquired privately (not from Company)			0	0.00%
YSIDRON, CHERYL	Owner	None	100,000	0.00%	100,000	5/1/2006	Bought from Company	10,000.00	1	0	0.00%
			117,415,724		102,425,261			5,218,029		15,020,463	5.45%

*	As described in Employment Agreements. Mr. Cuza has entered into a consulting contract whereby he is entitled to royalties for services and can earn a maximum of 166,800,000 common shares. However, Mr. Cuza will not receive shares within 60 days because he has no scheduled activities that would result in a release until the Company has product to sell in the marketplace. See “Risk Factors” for a detailed discussion of the economics of Mr.Cuza’s contract.

**	Assumes that all securities registered will be sold.

1.	See “Recent Sales of Unregistered Securities - PPM1” for a discussion of the Exemption these securities were sold under. Note that all investors in this private placement were accredited.

2.	See “Recent Sales of Unregistered Securities - PPM2” for a discussion of the Exemption these securities were sold under. Note that all investors with this category were accredited.

3.	See “Recent Sales of Unregistered Securities - PPM3” for a discussion of the Exemption these securities were sold under. Note that the investors in this category were unaccredited.

4.	See “Recent Sales of Unregistered Securities - Services June and July 2006” for a discussion of the Exemption these securities were issued under.

5.	See “Recent Sales of Unregistered Securities - Services December 2006 and January 2007” for a discussion of the Exemption these securities were issued under.

The issuance to the selling stockholders was exempt from registration under Section 4(2) of, and/or Regulation D promulgated under, the Act. The offering and sale were made to a limited number of persons, all of whom were accredited investors, business associates of the Company or executive officers of the Company, and transfer was restricted by the Company in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings. In addition, an appropriate restrictive legend was placed on all of the Company’s certificates issued to the selling shareholders.

PLAN OF DISTRIBUTION

The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal

•	facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately-negotiated transactions;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing of options on the shares;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 of the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if it deems the purchase price to be unsatisfactory at any particular time.

The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then existing market price. We cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be “underwriters” as that term is defined under the Securities Exchange Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations of such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. The selling stockholders have not entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such Act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that any of the selling stockholders are deemed an affiliated purchaser or distribution participant within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In addition, if a short sale is deemed to be a stabilizing activity, then the selling stockholders will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

If a selling stockholder notifies us that it has a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.

DETERMINATION OF OFFERING PRICE

The $0.12 per share offering price of the common stock being sold under this prospectus has been arbitrarily set. The price does not bear any relationship to our assets, book value, earnings or net worth and it is not an indication of actual value. Additionally, the offering price of our shares is higher than the price paid by our founder, and exceeds the per share value of our net tangible assets. Therefore, if you purchase shares in this offering, you will experience immediate and substantial dilution. You may also suffer additional dilution in the future from the sale of additional shares of common stock or other securities, if the need for additional financing forces us to make such sales. Investors should be aware of the risk of judging the real or potential future market value, if any, of our common stock by comparison to the offering price.

Because we are only registering existing shares, there will be no dilution as a result of this offering.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market for Securities

There is currently no public trading market for our common stock. As of February 28, 2007, no outstanding shares of our common stock were eligible to be sold pursuant to Rule 144 under the Securities Act of 1933, as amended. Other than the shares being sold by the selling stockholders pursuant to this prospectus, we do not have any agreements to register shares of our common stock under the Securities Act of 1933, as amended. As of July 19, 2007, there were 263,107,991 of total shares of our common stock issued and outstanding and approximately 439 stockholders of record of our common stock.

As of July 19, 2007, we had the following shares of common stock reserved for issuance:

500,000,000 shares of our common stock issuable upon the exercise of Option Agreement with Carl Smith.

2,000,000 shares of our common stock issuable upon the exercise of stock options by Ken Juster.

Dividend Policy

Historically, we have not declared or paid any cash dividends on our common stock. Any future determination to pay dividends on our common stock will depend upon results of operations, financial condition and capital requirements, applicable restrictions under any contractual arrangements and such other factors deemed relevant by our Board of Directors. There are no restrictions in our certificate of incorporation or bylaws that restrict us from declaring dividends.

Securities Authorized for Issuance Under Equity Compensation Plans

The Company does not have any equity compensation plans under which any of the Company’s common stock is authorized for issuance as of the fiscal year ended July 31, 2006 and as of July 24, 2007.

MANAGEMENT’S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with the section entitled “Selected Financial Data” and our financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. All statements regarding future events, our future financial performance and operating results, our business strategy and our financing plans are forward-looking statements. In many cases, you can identify forward-looking statements by terminology, such as “may,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of such terms and other comparable terminology. These statements are only predictions. Known and unknown risks, uncertainties and other factors could cause our actual results to differ materially from those projected in any forward-looking statements. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Our audited financial statements are stated in United States Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles.

Overview

Our core business implements and integrates the strategic marketing, conceptual architecture, patenting, engineering, design, manufacturing, and supply chain logistics of energy-efficient proprietary products that leverage the convergence of emerging technologies in the area of solar, micro-battery, chip-scale electronics, micro electro-mechanical systems, light emitting diodes (“LED”), printable electronic inks, global positioning systems (“GPS”), and wireless communication technologies An example of our of product development is Solar Stickers, a solar adhesive technology that integrates flex circuitry, photovoltaics, microbatteries, light emitting diodes (LEDs), and radio frequency identification to form a patents pending printable solar lighted substrate that is illuminated from within.

We are a Delaware corporation incorporated on November 9, 2005. In December 2005, we acquired all of the patent rights owned by Sparx, Inc. Carl Smith, our Chief Executive officer owns all of the capital stock of Sparx. In connection with the acquisition of the patent rights, we issued 500,000,000 stock options to Mr. Smith and have agreed to pay a royalty of 4.9% of revenues to Sparx, Inc.

As a Development Stage Company, we have had a limited operating history that can serve as the basis to evaluate our business. There are many factors, including those discussed under the “Risk Factors” section of this prospectus that could have a material adverse effect on our business and operating results. You should read the following information in conjunction with our financial statements and related notes contained elsewhere in this prospectus. You should consider the risks and difficulties frequently encountered by early-stage companies, such as us, in new and rapidly evolving markets, such as the solar market. Our limited operating history provides only a limited historical basis to assess the impact that critical accounting policies may have on our business and our financial performance.

For the fiscal period from inception (November 9, 2005) to April 30, 2007, the Company had a net loss of $5,184,721.

Our product development plan is being conducted in phases, which are as follows:

Core Technology

Solar Cell Improvement and Research

Manufacturing Implementation

Battery Development

Integration into Fabric

Legal (patent, safety testing)

Work on phases is concurrent in part, and some product is planned to be introduced to the market before completion of the various phases of product development.

By core technology, we mean a menu of product features such as substrates of various thickness and power, developing a method of connecting several substrates together in an integrated fashion, adding sensors to the core product, adding Radio Frequency (“RF”), “E-Ink” Display Technology, a digital low-power sign, Radio Frequency Identification (“RFID”), Bluetooth and long range communication technologies to the core product, encapsulation, adding sensors and applying adhesion technology to the core product. Concurrently with the core product development phase, we are exploring ways to improve solar cells, particularly thin film, integration of the core product into fabric, designing a manufacturing plan, and ultimately designing specialized batteries that best meet our needs in the event the marketplace does not offer something that meets specifications of products that we intend to offer.

Our research and development efforts are currently focused on Optical- Increase the amount of light captured by a particular solar cell or module (note that Optics can increase efficiency of solar cells regardless of material enhancement of existing technologies using nanotechnology).

We presently have 9 employees and 11 consultants. We intend to hire up to 12 additional employees during the next twelve months, particularly in the area of sales. We believe that the additional sales and marketing people will be necessary to communicate with potential customers of our solid state lighting and provide the necessary support in terms of customer service, credit and billing and accounting. While we will have other roles such as fulfillment manufacture and shipping, we plan to outsource these functions. None of our employees are covered by a collective bargaining agreement. We consider our relations with our employees to be good.

Our plan of operation for the next twelve months is:

1.	The costs associated with the development of our solar substrate products during the next twelve months are estimated to be:

Core Technology	$1,000,000
Solar Cell Improvement and Research	$2,500,000
Manufacturing Implementation	$150,000
Legal (patent, safety testing)	$100,000

2.	Assuming we receive continued favorable results from our basic core technology work, we will commence introducing product into the marketplace. We anticipate spending $100,000 in engineering costs towards this and to fund initial product orders from deposits from customers and cash on hand, and we may finance additional costs from the sale of our common stock and debt, although as of the filing date of this registration statement we do not have any specific financing arranged.

3.	In addition to these costs, we anticipate spending $600,000 on administrative costs, including the costs associate with this registration statement and complying with reporting obligations. We plan to pay these expenses from our current cash on hand.

4.	In summary, we anticipate the following expenses over the next twelve months: (a) $25,000 to develop our Internet websites; (b) up to $1,000,000 in sales and marketing to promote our brand name; (c) $2,500,000 for our research and development program; (d) $40,000 to secure the distribution of our products into an established retail outlet within the United States, including an integrated inventory management/manufacturing/sales computer system; (e) $100,000 for an investor relations program; and (f) up to approximately $5.5 million for general working capital, including product development, inventory, and general and administrative expenses.

5.	We plan to finance our operations for the next twelve months with the proceeds from the offerings we have completed, sales of solid state lights and through raising capital, although the terms of which and likelihood we cannot state for certain at this time.

At April 30, 2007, we had $770,366 in total liabilities, all of which are current.

During the period from inception (November 9, 2005) to April 30, 2007, we spent $320,492 on research and development and other expenses related to the development of our products. For the same period, we incurred total general and administrative costs of $5,051,854, which included $3,158,178 of noncash labor (stock bonuses to induce hiring certain company officers and contributed labor by our founders) and $764,366 of accrued expenses associated with those share payments.

Cash Flows and Working Capital

To date, we have financed our operations primarily through equity contributions by our shareholders. As of July 31, 2006 and April 30, 2007, we had $4,360,980 and $3,963,326 in cash and cash equivalents, respectively. Our current liabilities as of July 31, 2006 and April 30, 2007 was $267,642 and $770,366, respectively.

Operating Activities

Net cash used in operating activities for the period from inception (November 9, 2005) to April 30, 2007 amounted to $1,300,104 and $430,140 for the quarter ending April 30, 2007. Net cash used by operating activities was mainly a result of a net loss of $5,184,721 and $785,104, for the same periods respectively which included non-cash share-based compensation of $3,158,178 and $230,000 and related accrued expense of $764,365 and $139,993, for the period from inception (November 9, 2005) and the quarter ending April 30, 2007, respectively.

Investing Activities

Net cash used in investing for the period from inception (November 9, 2005) to April 30, 2007 was $90,935 and $15,182 for the quarter ending April 30, 2007, due primarily to our purchase of computer equipment for office and product development purposes.

Financing Activities

Our net cash provided by financing activities for the period from inception (November 9, 2005) to April 30, 2007 was $5,354,365 and $33,475 for the quarter ending April 30, 2007. Furthermore, we have raised an additional $761,266 since October 31, 2006. In order to proceed with our plans we have raised funds by way of a private placement of equity and debt securities in our company. In the summer, 2006, we issued 45,317,626 restricted shares of common stock for proceeds of $4,531,763 through a private placement, and issued an additional 7,612,660 shares for proceeds of $761,266 from a second private placement. The net proceeds received have been used as working capital to allow us to finance our plans above.

Cash Requirements

As of July 11, 2007, we have $3,607,675 in cash. However, as discussed in the Company Analysis above, we presently anticipate spending approximately $5,750,000 over the next twelve months on operations and capital equipment. Of that amount, $2.8 million is forecasted to be spent on the Solid State lighting division, the majority of which we expected to be funded in part by future sales. Management believes that any revenue growth that may occur will require additional working capital as it will probably need to provide credit terms to customers due to the price increase our product has in comparison to incandescent and compact fluorescent lights our potential customers may be currently using. If the sales do not materialize, we would have to curtail what we spend on this program unless we were to raise additional capital. Furthermore, management believes there are a number of opportunities available in the fields of solar, ultra-low power, and solid state lighting, and other areas; to take advantage of these opportunities the Company will need to raise capital and/or incur debt. There is no assurance that such capital can be raised or if such capital can be raised on terms that are not highly dilutive to our current shareholders. If we are not successful in raising capital we will have to limit our plans accordingly, and we may not be able to take full advantage of opportunities we believe exist.

Going Concern

With our present cash and cash equivalents management expects to be able to continue some of our operations for at least the next twelve months. However, we have suffered losses from operations. The continuation of our company is dependent upon our company attaining and maintaining profitable operations and raising additional capital as needed. In this regard we have raised additional capital through the equity offerings noted above. We may, however, require additional cash due to changing business conditions or other future developments, including any investments or acquisitions we may decide to pursue. If our existing cash is insufficient to meet our requirements, we may seek to sell additional equity securities, debt securities or borrow from lending institutions. We cannot assure you that financing will be available in the amounts we need or on terms acceptable to us, if at all. The issuance of additional equity securities, including convertible debt securities, by us could result in a significant dilution in the equity interests of our current stockholders. The incurrence of debt would divert cash for working capital and capital expenditures to service debt obligations and could result in operating and financial covenants that restrict our operations and our ability to pay dividends to our shareholders. If we are unable to obtain additional equity or debt financing as required, our business operations and prospects may suffer. In such event, we will be forced to scale down or perhaps even cease our operations.

Revenues

We currently do not have revenues. We expect to sell to customers of all types based on market response.

Expenses

General and Administrative Expenses

We anticipate that during the next twelve months our general and administrative expenses will be approximately $4,239,000, although some expenses may not be incurred if we are not successful in selling our products.

Research and Development Expenses

Research and development expenses primarily consist of labor costs, material costs and facilities. We expense our research and development costs as incurred. We believe that our research and development will be critical to our strategic objectives of developing our technologies, and ultimately reducing manufacturing costs and meeting the requirements of our customers. As a result, we expect that our total research and development expenses will increase in absolute terms in the future. Research and Development was $79,038, $10,472 and $320,492 for the quarter ending April 30, 2007 and 2006 and the period from inception (November 9, 2005) to April 30, 2007, respectively.

The chart below provides a historical summary of our results of operations and expected future costs by category.

Share-based Compensation Expenses

We have issued 500,000,000 stock options to Carl L. Smith, our chief executive officer. The Company measures compensation for these plans under APB Opinion No. 25. No compensation cost has been recognized as all options were granted at or below the fair market value of the underlying stock at the date of grant. Had compensation expense for these plans been determined consistent with SFAS No. 123 (r), the Company's net loss and net loss per share for the period from inception (November 9, 2005) to July 31, 2006 would be $(18,996,986) and $(0.03). The fair value is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions used: risk-free interest rates of 6%, expected volatility of 51% and expected lives of 15 years. No dividends were assumed in the calculations.

Results of Operations

The following schedule provides additional detail regarding our current and expected operations:

	For the Three Months Ended April 30,		For the Nine Months Ended April 30, 2007	For the Period From Inception to July 31, 2006	For the Period From Inception to April 30, 2007		Expected for the next Twelve Months	Comments
	2007	2006
Revenues	$—	$—%	$—	$—	$—

Selling, general and administrative	752,336	49,154	3,837,684	1,214,170	5,051,854	up to*	5,739,000
Product Development - Solar (11)							650,000
Product Development - Lighting (11)							300,000
Legal (1)	47,072	1,167	56,742	7,984	64,726		100,000
Salaries (including benefits & taxes) (2)	185,940		606,707	220,227	826,934		1,500,000
Consulting (3)	69,372		570,925	15,000	585,925		300,000
Noncash Salaries and Consulting (4)	330,000		2,310,750	845,000	3,155,750		16,840,000	shares
Sales & Marketing (11)						up to*	1,000,000	(15% of sales)
Public Entity Cost (5)	9,577	23,000	54,748	35,209	89,957		150,000
Internet Website (6)			1,225		1,225		25,000
Investor Relations (7)							100,000
Facilities Cost (8)	52,013	13,598	88,809	41,374	130,183		180,000
Other Operating expenses (9)	58,362	11,389	147,778	49,376	197,154		700,000
Research (10)	79,038	10,472	262,741	57,751	320,492		500,000
Headcount:
Employees	9	3	9	6	11		21
Consultant	14	4	14	5	16		19
Capital Expenditures	15,182	—	55,901	35,034	90,935		250,000
Equity Raised	33,475	324,125	788,541	4,565,824	5,354,365

(1)	Legal - The Company expenses for the three months ended April 30, 2007, which represent the bulk of what we have expended since inception, represented a number of filings that were the result of our research activities over a several month period. We expect this amount to increase as a result of engineering and research effort.

(2)	Salaries and Benefits - We have employment contracts in place for approximately $590,000 per year, most of which were put into place in June and July, 2006. See “Employment Agreements”.

(3)	Consulting - We have a fixed commitment of $378,000 per year as of July 10, 2007, however, many of these contracts are short in duration and vary from project to project.

(4)	Noncash Salaries and Consulting - In addition to the upfront payments that were recognized over a nine-month period from July 2006 to April 2007 (based on the signing date of the related contact - See “Employment Agreements”), we presently have a commitment of 3,450,000 shares per quarter, although the issuances are subject to service dates that are not necessarily quarterly.

(5)	Public Entity Costs consist of payments to Attorneys for work on registration statements ($50,000 total commitment plus extras) and private placements, auditors for annual audits ($25,000 per year) and quarterly reviews ($5,000 per quarter), transfer agent fees, and all expenses incurred of this a similar nature. We anticipate those costs to rise in the coming 12 months both due to an expected increase in the size and complexity of the Company and a need to pursue additional capital.

(6)	Internet Website costs have been nominal as we have not had product in the market place. We anticipate this to change as we begin to sell product. (See “Products of the Company” for a description of the status of our products.)

(7)	Investor Relations - costs to date in this category are considered nominal, however, we do expect to expend $100,000 in the next twelve months for reputation building through local media (and national if possible), local sponsorships, professional organizations, an open house and product demonstrations, consulting/advice, shareholder communications and similar activities.

(8)	Facilities Costs - In addition to rent (See “Description of Property” and “Certain Relationships and Related Transactions”), we include all communications costs, computer costs, insurance, utilities and other costs related to our physical facilities in this category, which we believe will rise as we increase the size of our Company.

(9)	Other Operating Expenses consist of travel, miscellaneous costs, bank charges, and other similar costs, which we believe will rise as we add additional personnel, particularly sales persons who may incur more travel than the current employees and consultants who tend to be engineering-oriented.

(10)	Research - We maintain an in-house research depart that principally has surveyed the current research field for designing an overall program and made optical improvements for the lens of our Solid State Lighting and Solar programs. We are continuing to look for programs to enhance the availability of solar thin film and additional products which are in the evaluation stage.

(11)	New Costs for the upcoming twelve months:

Sales and Marketing - We believe that we may spend up to one million dollars in the next twelve months as product is released into the marketplace. Sales costs vary somewhat due to sales volume but we believe that a minimum of $600,000 will be required for upfront marketing and to build our brand name.

Investor Relations will also require in our opinion approximately $100,000 in costs to establish and build our reputation both to actual and potential investors. In particular, we will strive to include local media (and national where possible), along with open houses /demonstrations for investors, local sponsorships and civic organizations, trade groups and professional organizations.

Product Development - We believe we will spend $300,000 in the next twelve months for additional lighting product design - meaning both (a) the tailoring of our lights to the specifications of customers and (b) the development of new products based on the basic design. In particular, with respect to (b), we plan to expend $50,000 or more on the design of a “tube” light bulb that can replace the compact Fluorescent used mostly in commercial settings.

Product Development - Solar is the commitment of $1,250,000 of costs described in the Core Technology (net of $600,000 of salaries, consulting fees and benefits in the above listed captions).

During the three months ended April 30, 2007, our selling, general and administrative (“SG&A”) expenses increased to approximately $752,336 from approximately $49,154 for the period ended April 30, 2006. This increase was primarily the result of higher personnel and personnel-related expenses, associated with the increase in management and administrative headcount that was necessary to initiate the company’s product development and operations. SG&A for the three months ended April 30, 2007 also included non-cash expense related to stock compensation of approximately $230,000 compared to similar expenses of $-0- for the period ended April 30, 2006. Research and Development increased approximately 755% to $79,038 for the three months ended April 30, 2007 from $10,472 for the period ended April 30, 2006, due to increases in expenditures for additional products ( see “Overview” and “Products” for a more complete description of the Company’s plans in this area).

Other Income and Expense

Interest income for the nine months ended April 30, 2007 was $145,104 compared to $-0- for the period ended April 30, 2007. This was due to the accumulation of cash from private placements raised prior to April 30, 2007.

Critical Accounting Policies

Our financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles used in the United States. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. These estimates and assumptions are affected by management's application of accounting policies. We believe that understanding the basis and nature of the estimates and assumptions involved with the following aspects of our consolidated financial statements are critical to an understanding of our financials.

When reviewing our financial statements, you should consider (i) our selection of critical accounting policies, (ii) the judgment and other uncertainties affecting the application of such policies, (iii) the sensitivity of reported results to changes in conditions and assumptions. We believe the following accounting policies involve the most significant judgment and estimates used in the preparation of our financial statements:

Revenue Recognition

Our policy is to recognize revenue from sales when products are delivered and title has passed to our customers. We intend for a majority of our contracts to provide that products are shipped “CIF destination,” or cost-insurance-freight destination. Accordingly, we must receive written evidence that the products have been delivered to and accepted by the customer prior to recognizing revenue. We may enter into agreements that provide for settlement through document-against-payment, or D/ P method, whereby we present shipping documents to our bank and our bank forwards the shipping documents along with a collection notice to the customer’s bank, which then sends a collection notice to the customer. The customer makes payment upon receiving the notice and takes possession of the products only after payment. Our plan is for a majority of our sales to domestic customers to require customers to prepay before delivery is made. Such prepayments will be recorded in our financial statements as advances from customers, until delivery has occurred.

We plan to make arrangements with certain distributors for sales on their own account, or through arrangements with us, to direct shipments to specified customers. Under either arrangement, the distributor pays us for products based on pre-arranged price lists which are subject to periodic updates. Our payment arrangements with distributors should provide for either down payment upon delivery to the warehouse or payment terms of up to two (2) months if collateralized by bank letters of credit. We may also offer a 1.0% discount to certain distributors if payment is made upon delivery to the warehouse. The agreements with distributors contain our customary product warranties and contain no other post-shipment obligations or any return or credit provisions. We will recognize revenues for solar integration services upon completion of the integration project (where contracts are typically several weeks in duration) primarily because we do not plan to be vendor specific and objective evidence to allow for separating various components of the solar systems integration contracts into separate units for accounting. We only recognize revenues when our prices are fixed or determinable, and collectibility is reasonably assured.

Impairment of Long-lived Assets

We evaluate our long-lived assets and finite life intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When these events occur, we measure impairment by comparing the carrying amount of the assets to future undiscounted net cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flow is less than the carrying amount of the assets, we recognize an impairment loss based on the fair value of the assets. We have not had any impairments since inception.

Inflation

Since our inception, inflation has not materially impacted our results of operations.

Quantitative and Qualitative Disclosure about Market Risk

Interest Rate Risk

Our exposure to interest rate risk primarily relates to potential interest expenses incurred by short-term and long-term bank borrowings, as well as interest income generated by excess cash invested in demand deposits and liquid investments with original maturities of three months or less. Such interest-earning instruments carry a degree of interest rate risk. We plan to not use any derivative financial instruments to manage our interest risk exposure. We plan to not been exposed nor do we anticipate being exposed to material risks due to changes in interest rates. However, our future interest expense may increase due to changes in market interest rates.

Recent Accounting Pronouncements

For the period from inception (November 9, 2005) through July 31, 2006, the Company has adopted SFAS No. 123, “Accounting for Stock Based Compensation”. SFAS No. 123 allows the Company to adopt a fair value basis of accounting for stock options and other equity instruments or to continue to apply the existing accounting required by Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees”. The Company has also adopted the disclosure provisions of SFAS No. 148, “Accounting for Stock Based Compensation—Transition and Disclosure”. This pronouncement requires prominent disclosures in both annual and interim financial statements about the method of accounting for stock based employee compensation and the effect of the method used on reporting results. The Company has adopted SFAS No. 123R, “Accounting for Stock Based Compensation—Revised” for the fiscal year ending July 31, 2007.

In December 2005, the FASB issued SFAS No. 153, “Exchanges of Nonmonetary Assets— an Amendment of APB Opinion No. 29,” or SFAS 153. SFAS 153 amends Accounting Principles Board Opinion No. 29, “Accounting for Nonmonetary Transactions” to eliminate the exception for nonmonetary exchanges of similar productive assets and replaced it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. SFAS 153 is effective for nonmonetary assets exchanges occurring in fiscal periods beginning after June 15, 2005. The adoption of SFAS 153 has not had a material effect on our financial position or results of operations.

The Financial Accounting Standards Board has issued SFAS No. 155 “Accounting for Certain Hybrid Financial Instruments” and SFAS No. 156 “Accounting for Servicing of Financial Assets”, but they have not had any relationship to the operations of the Company. Therefore a description and its impact for each on the Company’s operations and financial position have not been disclosed.

SFAS 159 - ‘The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115’

In February 2007, the FASB issued Financial Accounting Standard No. 159 The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115 or FAS 159. This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of this Statement apply only to entities that elect the fair value option.

The following are eligible items for the measurement option established by this Statement:

1.	Recognized financial assets and financial liabilities except:

a.	An investment in a subsidiary that the entity is required to consolidate

b.	An interest in a variable interest entity that the entity is required to consolidate

c.	Employers’ and plans’ obligations (or assets representing net over funded positions) for pension benefits, other postretirement benefits (including health care and life insurance benefits), postemployment benefits, employee stock option and stock purchase plans, and other forms of deferred compensation arrangements.

d.	Financial assets and financial liabilities recognized under leases as defined in FASB Statement No. 13, Accounting for Leases.

e.	Deposit liabilities, withdrawable on demand, of banks, savings and loan associations, credit unions, and other similar depository institutions

f.	Financial instruments that are, in whole or in part, classified by the issuer as a component of shareholder’s equity (including “temporary equity”). An example is a convertible debt security with a noncontingent beneficial conversion feature.

2.	Firm commitments that would otherwise not be recognized at inception and that involve only financial instruments

3.	Nonfinancial insurance contracts and warranties that the insurer can settle by paying a third party to provide those goods or services

4.	Host financial instruments resulting from separation of an embedded nonfinancial derivative instrument from a nonfinancial hybrid instrument.

The fair value option:

1.	May be applied instrument by instrument, with a few exceptions, such as investments otherwise accounted for by the equity method

2.	Is irrevocable (unless a new election date occurs)

3.	Is applied only to entire instruments and not to portions of instruments.

The Statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of FASB Statement No. 157, Fair Value Measurements. We have not yet determined what effect, if any, adoption of this Statement will have on our financial position or results of operations.

In September 2006, the FASB issued Financial Accounting Standard No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statement Nos. 87, 88, 106, and 132(R), or FAS 158. This Statement requires an employer that is a business entity and sponsors one or more single-employer defined benefit plans to (a) recognize the funded status of a benefit plan—measured as the difference between plan assets at fair value (with limited exceptions) and the benefit obligation—in its statement of financial position; (b) recognize, as a component of other comprehensive income, net of tax, the gains or losses and prior service costs or credits that arise during the period but are not recognized as components of net periodic benefit cost pursuant to FAS 87, Employers’ Accounting for Pensions, or FAS 106, Employers’ Accounting for Postretirement Benefits Other Than Pensions; (c) measure defined benefit plan assets and obligations as of the date of the employer’s fiscal year-end statement of financial position (with limited exceptions); and (d) disclose in the notes to financial statements additional information about certain effects on net periodic benefit cost for the next fiscal year that arise from delayed recognition of the gains or losses, prior service costs or credits, and transition assets or obligations. An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. Since we do not provide a retirement plan for any of our personnel. This statement is not expected to have a significant effect on our financial statements.

SFAS 157 - ‘Fair Value Measurements’

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. This standard establishes a standard definition for fair value establishes a framework under generally accepted accounting principles for measuring fair value and expands disclosure requirements for fair value measurements. This standard is effective for financial statements issued for fiscal years beginning after November 15, 2007. Adoption of this statement is not expected to have any material effect on our financial position or results of operations.

SAB 108 - ‘Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements’

In September 2006, the SEC issued Staff Accounting Bulletin No. 108 (SAB 108), Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements. SAB 108 provides guidance on the consideration of the effects of prior year unadjusted errors in quantifying current year misstatements for the purpose of a materiality assessment. Adoption of this statement has not had any material effect on our financial position or results of operations.

FIN 48 - ‘Accounting for Uncertainty in Income Taxes’

In June 2006, the FASB issued Interpretation No. 48 (“FIN 48”), “Accounting for Uncertainty in Income Taxes”, an interpretation of SFAS No. 109. FIN 48 prescribes a comprehensive model for how companies should recognize, measure, present and disclose uncertain tax positions taken or expected to be taken on a tax return. Under FIN 48, we shall initially recognize tax positions in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. We shall initially and subsequently measure such tax positions as the largest amount of tax benefit that is greater than 50% likely of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and all relevant facts. FIN 48 also revises disclosure requirements to include an annual tabular roll-forward of unrecognized tax benefits. We have adopted this interpretation as required in 2007. Adoption of this statement has not had any material effect on our financial position or results of operations.

SFAS 156 - ‘Accounting for Servicing of Financial Assets’

In March 2006, the FASB issued SFAS 156 “Accounting for Servicing of Financial Assets.” This Statement amends FASB Statement No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities,” with respect to the accounting for separately recognized servicing assets and servicing liabilities. This statement:

a.	Requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract.

b.	Requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable.

c.	Permits an entity to choose “Amortization method” or “Fair value measurement method” for each class of separately recognized servicing assets and servicing liabilities.

d.	At its initial adoption, permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under Statement 115, provided that the available-for-sale securities are identified in some manner as offsetting the entity’s exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value.

e.	Requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities.

This statement is effective as of the beginning of the Company’s first fiscal year that begins after September 15, 2006. Adoption of this statement is not expected to have any material effect on our financial position or results of operations.

SFAS 155 - ‘Accounting for Certain Hybrid Financial Instruments—an amendment of FASB Statements No. 133 and 140’

This Statement, issued in February 2006, amends FASB Statements No. 133, Accounting for Derivative Instruments and Hedging Activities, and No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. This Statement resolves issues addressed in Statement 133 Implementation Issue No. D1, “Application of Statement 133 to Beneficial Interests in Securitized Financial Assets.”

This Statement:

a.	Permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation

b.	Clarifies which interest-only strips and principal-only strips are not subject to the requirements of Statement 133

c.	Establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation

d.	Clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives

e.	Amends Statement 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument.

This Statement is effective for all financial instruments acquired or issued after the beginning of our first fiscal year that begins after September 15, 2006.

The fair value election provided for in paragraph 4(c) of this Statement may also be applied upon adoption of this Statement for hybrid financial instruments that had been bifurcated under paragraph 12 of Statement 133 prior to the adoption of this Statement. Earlier adoption is permitted as of the beginning of our fiscal year, provided we have not yet issued financial statements, including financial statements for any interim period, for that fiscal year. Provisions of this Statement may be applied to instruments that we hold at the date of adoption on an instrument-by-instrument basis. Adoption of this statement is not expected to have any material effect on our financial position or results of operations.

Recently Adopted Accounting Standards

Effective August 1, 2006, we adopted the provisions of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123R”) requiring that compensation cost relating to share-based payment transactions be recognized in our financial statements. The cost is measured at the grant date, based on the calculated fair value of the award, and is recognized as an expense over the employee’s requisite service period (generally the vesting period of the equity award). We adopted SFAS 123R using the modified prospective method and, accordingly, did not restate prior periods to reflect the fair value method of recognizing compensation cost. Under the modified prospective approach, SFAS 123R applies to new awards and to awards that were outstanding on January 1, 2006 that are subsequently modified, repurchased or cancelled.

In March 2005, the Financial Accounting Standards Board (“FASB”) published FASB Interpretation No. 47, “Accounting for Asset Retirement Obligations.” This Interpretation clarifies that the term conditional asset retirement obligation as used in FASB Statement No. 143, Accounting for Asset Retirement Obligations, refers to a legal obligation to perform an asset retirement activity in which the timing and (or) method of settlement are conditional on a future event that may or may not be within the control of the entity. The obligation to perform the asset retirement activity is unconditional even though uncertainty exists about the timing and (or) method of settlement. Thus, the timing and (or) method of settlement may be conditional on a future event. Accordingly, an entity is required to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value of the liability can be reasonably estimated. The fair value of a liability for the conditional asset retirement obligation should be recognized when incurred, generally upon acquisition, construction, or development and (or) through the normal operation of the asset. Uncertainty about the timing and (or) method of settlement of a conditional asset retirement obligation should be factored into the measurement of the liability when sufficient information exists. Statement 143 acknowledges that in some cases, sufficient information may not be available to reasonably estimate the fair value of an asset retirement obligation. This Interpretation also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation The provision is effective no later than the end of fiscal years ending after December 15, 2005 The Company adopted FIN 47 beginning the first quarter of the fiscal period ending July 31, 2006 and the adoption has not had a material impact on its financial position or results of operations or cash flows.

In May 2005, published FASB Statement No. 154, “Accounting Changes and Error Corrections.” This Statement replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed. This statement was effective for the Company beginning in our fiscal year ended July 31, 2007.

In September 2006, the FASB issued Financial Accounting Standard No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statement Nos. 87, 88, 106, and 132(R), or FAS 158. This Statement requires an employer that is a business entity and sponsors one or more single-employer defined benefit plans to (a) recognize the funded status of a benefit plan—measured as the difference between plan assets at fair value (with limited exceptions) and the benefit obligation—in its statement of financial position; (b) recognize, as a component of other comprehensive income, net of tax, the gains or losses and prior service costs or credits that arise during the period but are not recognized as components of net periodic benefit cost pursuant to FAS 87, Employers’ Accounting for Pensions, or FAS 106, Employers’ Accounting for Postretirement Benefits Other Than Pensions; (c) measure defined benefit plan assets and obligations as of the date of the employer’s fiscal year-end statement of financial position (with limited exceptions); and (d) disclose in the notes to financial statements additional information about certain effects on net periodic benefit cost for the next fiscal year that arise from delayed recognition of the gains or losses, prior service costs or credits, and transition assets or obligations. An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. Adoption of this statement has not had a significant effect on our financial statements.

Off-Balance Sheet Arrangements

We have never entered into any off-balance sheet financing arrangements and have not formed any special purposes entities.

DESCRIPTION OF BUSINESS

ORGANIZATION

We were incorporated on November 9, 2005 under the laws of the State of Delaware for the purpose of commercializing solar products. We were originally named Sologic, Inc. On April 25, 2006, we changed our name to Sun Energy Solar, Inc. On December 21, 2005, we acquired the patent rights (patent applied for) to No. 60/617,263 Titled Substrate with Light Display, applied for on September 2, 2005 (provisional was applied for in September, 2004), from Sparx, Inc., a Florida corporation 100% owned by our Chief Executive Officer. Sparx, Inc. had acquired the patent rights from certain individuals who are now officers of our company in September 2005 Sparx, Inc. did not pay any consideration for the transfer of the patent rights from certain officers in September 2005. As compensation for the patent rights, we granted Sparx, Inc., a royalty of 4.9% of gross revenues. Sparx, Inc. has the option under the agreement to accept payment for the royalties in common stock. We also granted 500,000,000 stock options (of which 25% have been pledged to charity) to Carl L. Smith, our Chief Executive Officer. The options are exercisable at ten cents per share, have entirely vested, and have an unlimited life. We also granted to Mr. Smith additional voting rights so that in the event that an outside party were to acquire 20% or more of the Company and attempt a change in control, Mr. Smith would have the right to vote enough additional shares so that he would have a voting majority in any shareholders meeting, thus effectively, giving Mr. Smith veto power over any takeover attempt.

Since inception, management has been developing our initial product lines which consist of a solar substrate product for the highway safety market and a first generation small solar substrate for the advertising industry. The company has been testing these prototypes and making presentations to various state governmental agencies and large advertising firms to gauge the interest level for these products. Since our incorporation, our business has expanded to include the development of full motion software and information products for use within the variable messaging and digital sign sub-field of solar lighting. Presently, several of these products are in various stages of development.

Product Status

Sales and marketing as well as technology considerations are being used to focus and define our products in even greater detail. Regarding sales and marketing, specific customer requirements are being gathered so that engineering resources can be used in the most effective manner possible. Regarding technology, every effort is being made to separate product development into short term versus long term deployment and to strategically align near term products, whenever possible, with seamless upgrades so that advances in critical technology can advance their performance.

Our solar and lighting products are completed and ready for manufacture. During the process of selling product, customers may make requests such as the color of LED’s. Once we have their specs, we are prepared to manufacture our products, although we may not be able to ship solar products until we receive raw materials.

Speed to market is also critical in our business which is why we pursue the engineering of our products in parallel with the sales and marketing efforts. As a result, we have successfully deployed engineering prototypes for targeted product families. Management believes that this will be successful as it allows sales and marketing to demonstrate tangible representations of the core technologies being developed while gathering inputs from customers on specific products to be sold. In addition, developing core technology modules has enabled us to continue engineering development early in the process and reuse that development within many new products as they are defined.

Our focus and speed to market efforts include the solar sticker and solid state lighting product families. Regarding solar stickers, engineering prototypes for demonstration purposes have been completed. These demonstration units showcase the core technologies within a solar sticker for advertising applications. In addition, the engineering prototypes are modular and can be modified for specific requirements that a customer would need in their application. These customizations would include a change to the graphics for the advertisement, basic shape, and manner in which the lighting is distributed to enhance the advertisement and catch a person’s attention. Also, by allowing the basic functions to be modular, advances in technology such as higher efficiency solar cells and higher capacity batteries can be included within those modules to enhance performance into the future. By using this process, sales and marketing can show potential customers the product concept and put together a set of requirements that targets our largest market spaces while enabling our engineering resources to pursue new product families. One of these new product families is solid state lighting where we have also completed engineering prototypes for demonstration purposes. These prototypes are being presented by our sales and marketing teams to better define our customer base and optimize the utilization of our engineering resources. The solid state lighting designs are also modular so that continuing advances in high power LED performance and power conversion technology can be included to increase the performance of our products.

It is important to note that our engineering prototypes represent a completed design for manufacturing, are currently undergoing testing, and ready to be deployed as products within 120 days as customer requirements are identified.

Below is a more detailed description of the prototypes to better define our status:

        The solar sticker prototypes, which are now complete, are modular so that key components can be put together in various shapes and sizes. Also, the solar cells are housed in a modular enclosure that enables them to be easily replaced with higher efficiency photovoltaics as that technology progresses. The batteries that store energy for the solar sticker are also modular, so that higher temperature operation can be used to further increase performance as that technology advances. The entire display unit, which enhances a 3”x10” graphic advertisement with LEDs, is designed to be plugged into the wall via a small plug-in cord and use very little power. In some cases, the display units could use no wall power at all if they were positioned to have direct sunlight during the day. By using this approach, the consumer has guaranteed very energy efficient operation of the product without sunlight and ultra-energy efficient operation with sunlight.

The solid state lighting prototype, which is now complete, is also modular so that key components can be easily put together in new shapes and sizes depending on customer requirements. This product will consume less power than a conventional incandescent light bulb and last longer. Its nearest competitor would be a compact fluorescent fixture which has comparable energy efficiency, but also burns out faster than our technology. In this design, the LEDs which produce the light are mounted in a way that enables new LED technology to be implemented. Low cost and managing the heat produced by the LEDs is a critical part of this design. As a result, the heat sinking rails where the LEDs are mounted are constructed using an extrusion process enabling the product to be easily changed to different shapes and sizes depending on customer requirements. Also, the power conversion is inside the unit so that our light fixtures can retrofit and replace, with no further maintenance, many existing light fixtures such as a hallway, closet, security lights, dock lights, porch lights, etc.

While solar stickers and solid state lighting are two product families with engineering prototypes that are ready for deployment, we also have a number of intellectual properties in the incubator stage of development. These concepts are first identified with a provisional patent application and researched for available IP that could be purchased. Three concepts included in the incubator process are SolAC which emphasizes low installation costs for residential solar, IdentiTag which is an active RFID system for asset tracking and identification, Solar Garden which is a unique method for gathering solar energy, and Variable Messaging displays which will be used as an incident management tool for authorities in disaster relief and low infrastructure zones after events such as hurricanes. Other ideas have been identified, but are currently in the process of being evaluated for inclusion in the incubator process.

PRODUCTS

Our core product is a patents-applied for, printable lighted solar powered substrate. The product can be developed in virtually any size, and resembles a solar poster, a solar sticker, a solar billboard, etc. The solar substrate can be adhered to existing products such as a billboard by using an epoxy resin adhesive, or the solar substrate can operate as a stand-alone lighted and self powering display.

The principal elements of our products are: 1) Lighting (principally Light-Emitting Diodes {LEDs}) but alternatives may be used, such as fiber optics, 2) Power Source (principally solar with a rechargeable battery, although other sources including the power grid can be used), 3) Circuit Board (preferably flexible), and 4) encapsulation in a urethane or polymer technology that protects the otherwise vulnerable electronic components from inclement weather.

The original product concept has been expanded to include the development of full motion, remotely programmable, software and information products for use within the variable messaging and digital sign products sub-field of solar lighting.

Below is a description of some of the benefits of our technologies:

1)	Our solar powered lighted signs and billboards require no external electrical supply and are completely self-contained. Thus, there will be no need for extension cords; the products eliminate utility (electricity) costs and require no battery replacement. This also eliminates the fire hazard that is associated with plug-in displays.

2)	The latest United States tax legislation (Securing America's Energy Independence Act) provides a 30% income tax credit, with no cap, to businesses that purchase solar-powered lighted signs and billboards. The effect of this is that the cost of our signs and billboards (plus applicable taxes and interest) may be discounted by 30%, which in some cases, based on our anticipated pricing strategy, will make our solar billboards less expensive to advertisers than non-solar billboards.

3)	Customers do not have to throw away our solar-powered lighted signs and billboards every time they run a new promotion or special. The reason for this is because our products include wireless technologies that allow the LED components within our products to illuminate in different patterns. This means that the lighted message can be changed on demand in order to reflect the end of a promotion or the beginning of a new promotion. Also, we plan to engineer every component included within the Company’s products, other than the rechargeable micro-battery, to be certified to last up to 100,000 hours. The rechargeable micro-battery will last for approximately two years, and can be replaced in certain models of company product.

4)	Our solar-powered lighted signs and billboards can be manufactured to be dual sided to create two lighted visual advertisements in one location.

5)	Our solar-powered lighted signs and billboards require no up-keep. The solar substrate can be hung in the window and recharges itself as sunlight is absorbed by the solar cells without the customer ever having to do a thing.

Altough our product concept is unique and we believe patent protected, other products use different means to accomplish the same goals, such as reflective materials, external solar lighting, external guide lighting, and digital signing. This market is very competitive and includes major companies such as 3-M and other less well known but established companies.

The Principal Disadvantages of our Substrates are:

1.) Solar Power supply has historically been a business with boom and bust cycle that currently does not meet market demand. This may effect our ability to fill orders once we have our product in the marketplace and has slowed our entry into the marketplace.

2.) The latest tax legislation that provides solar credits is scheduled to expire before we have large scale distribution of our product.

3.) With rapid improvements in solar, some of our products may become obsolete.

4.) Many billboards and signs already have electric power and lighting, and in no cases there would be no need except improved appearance and environmental benefits for a conversion to our products.

5.) As in any development stage entity, there are risks that we will be unable to accomplish all of our goals for unforeseen reasons.

Printable Solar Highway Traffic Safety Substrate

Sun Energy Solar’s patent pending “solar substrate” technology embodies the unique integration of existing and emerging technologies into display products that have the fundamental purpose of efficiently enhancing printed graphics that are used in advertising and messaging applications. For example, a store front window that has a graphic advertisement which says “I love Ice Cream” would instead have a graphic where the word “love” is replaced by a blinking illuminated heart shape that creates the appearance of a beating heart. The goal is to enhance the advertisement by attracting attention to the graphic or message being displayed using various illumination methods like the beating heart. Other examples would be a blinking marquee around the graphic, or an illumination that is integrated with the graphic such as a flashing car headlight, or racing car number that blinks. Enhancing the message of an advertisement is only one aspect of the “solar substrate” technology. There is also energy efficiency that comes from the display’s design which enables it to use a standard wall outlet, but in a manner that consumes ultra-low power to no power from an outlet, depending on the applications availability to direct sunlight. As a result, we believe that not only will the proliferation of these products enhance impressions for advertising applications, but also promote efficient energy consumption as more and more of these products replace conventional illuminated signage, and as the emerging technologies that comprise our products continue to advance in performance. Other applications including the highlighting of road hazards and the re-direction of pedestrian or vehicular traffic flow after an accident, or for the prevention of accidents, has also been considered.

The core technologies that are integrated within our “solar substrate” concept include printed graphics, programmable display and illumination technologies such as light emitting diodes (LEDs), radio frequency communication (RF), high energy density micro batteries, solar cells, chip-scale electronics and various encapsulation methodologies. Simply stated, solar cells gather energy from the sun when it’s available and electronics direct that energy into batteries for storage. Our electronics that drive the displays are also designed for very low-power operation and coordinate the use of three power sources including standard wall outlets, solar cells, and batteries. Communication with RF electronics further enhances the displays functionality, especially in terms of variable messaging products where the message is relayed remotely. Also, strategic zones can be created within the operational proximity of the display so that sensors located in these zones would remotely trigger the display to operate. This further increases the usefulness of the display while at the same time lowering total energy usage since the display would not be activated unless there was a need to activate it. For example, a display which activates LEDs every 10 seconds to catch someone’s attention would activate less often, and therefore use less energy, if it were programmed to only activate during peek traffic times, and only then if traffic was in one of its zones of operation.

Currently, several engineering prototypes that demonstrate the integration of our core solar substrate technology have been completed and shown to potential customers as part of our market research efforts. These substrates have solar cells, micro batteries, RF communication, LEDs, and electronics to manage all of the functions that are needed to operate the device. Also, the prototypes demonstrate our modular design approach that enables a quick response to specific customer requirements for new products. There are two prototypes that are specific to the “Printable Solar Highway Traffic Safety Substrates” which have been completed.

The first prototype is a flexible circuit with an 8” x 8” LED matrix that is encapsulated in a plastic housing with a printed polycarbonate label over a square matrix of 16 LEDS and solar cells. In this prototype, the printable label is used to provide a background color for the face of the product and display a company logo in the lower right hand corner. The matrix of LEDs enables various arrow patterns to be selected and displayed via RF communications such as right arrow, left arrow, X pattern to indicate STOP, and up arrow to indicate GO. There’s a mounting mechanism that enables the substrate to be attached to a standard department of transportation barricade or barrel. The devices charge during the day with available sunlight and then blinks during the night as a warning device.

The second prototype is a flexible circuit with a 4” x 16” LED matrix that is encapsulated in a flexible polycarbonate housing with printed label over a rectangular matrix of 240 LEDs and solar cells. As in the first unit, the printable label is used to provide a background color for the face of the product and display a company logo. This prototype is different from the first in that it provides messaging by blinking or scrolling readable text, as well as symbols like left and right arrows. These devices are light weight, durable, and intended for variable messaging displays as the text messages and symbols can also be sent via RF communications. The prototypes can be easily stored in the trunk of an emergency vehicle on a charger and then taken out and placed on the vehicle, barricade, barrel or collapsible stand with a programmed message displayed that helps with the management of the on scene incident. The current prototypes would operate for several hours on a full charge and no external power. Solar cells are also integrated to enable charging from sunlight and offset the amount of re-charging that might be required before the next usage.

        In both of these prototypes, care was taken to consult highway safety standards that govern the amount of light that is required for these types of applications. The standards used can be found in the Equipment and Material Standards of the Institute of Transportation Engineers (ISBN 0-935403-16-7) and the Vehicle Traffic Control Heads: Light Emitting Diode Circular Signal Supplement (ISBN 1-933452-09-9). The development of these prototypes has proven to be extremely valuable in demonstrating and proving out many aspects of our electronic designs, software development, and encapsulation methods. Also, they have helped to serve as a test platform for evaluating the solar cells that we are currently using in all of our designs. We have completed concepts for next generation prototypes which can also be used in applications such as marine channel markers as well as variable messaging. As our strategic marketing efforts are finalized in Q4 of 2007, we will make decisions on the best way to proceed with this product family. We firmly believe that successfully building, testing, and demonstrating the initial prototypes will help to accelerate any specific product deployment that we choose to execute in 2008.

Solar Lighted Stickers

The second product to be offered by the Company will be printable solar lighted stickers for the professional sports and retail markets. Engineering for this product was completed in April, 2006.

The first solar-sticker product is the “beating heart” solar sticker. By arranging the LED lights in a heart shape. The substrate is then printed whereby a message such “I © Dogs,” or “I © XYZ Sports Team” is displayed, and the heart lights up in pre-programmed timed intervals that emulate a beating heart.

Solar Lighted Advertisements

The principal delay in releasing this product to market is the availability of thin film solar.

Our printable solar lighted advertisement substrate has been completely developed for sizes up to 1 ft. x 1 ft. Larger sizes (2’ x 2’, 3’ x 3’, and 4’ x 4’) are currently being engineered. The engineering of these substrates entails the effective design of a printed circuit board (“PCB”) that includes: multiple solar cell mounts, rechargeable micro-battery mounts, microprocessor mounts, and thousands of potential placements for LEDs. By providing the numerous placement options for the components, a single PCB design can accommodate virtually any design required by an advertiser.

This proprietary product is a super thin (approximately the width of four credit cards) and flexible, printable substrate that includes solar cells in inconspicuous locations on the substrate; these solar cells power multiple rechargeable micro-batteries that drive the LEDs underneath the printed graphics. Directly above each LED on the substrate are tiny transparencies in the print graphic that allow light from the LEDs to escape from underneath the print. This light allows advertisers to focus viewers’ attention to specific areas of the advertisement in order to more effectively brand their message.

We intend to develop printed solar substrates to attach onto existing 8-sheet, 30 sheet, bulletin board, transit, and other advertising displays. Our products can be securely attached to printed vinyl using an epoxy resin that dries quickly and creates a permanent bond between the solar substrate and the printed vinyl. An example of our solar substrate application used in combination with a 30-sheet advertisement is: a major national home builder advertises a picture of a house in the middle of the printed vinyl, and a printed solar substrate in the design of a window will be affixed to the vinyl such that the window will illuminate creating the effect that a resident of the house turned on a light. Laws specific to billboard lighting require the illumination of the window to activate and stay illuminated for a total of six (6) seconds before dimming to darkness. Our products will meet or exceed any and all state or federal regulations governing lighted advertisements.

We have several hurdles prior to releasing this product to market. In addition to obtaining an adequate supply of solar thin film. We need to complete the remotely programmable engineering for blinking patterns and determine if our cost structure is acceptable to advertisers. Crucial to this is obtaining test data that demonstrated out lighted substrates increase impressions and consumer’s memories of those impressions. We have no such test data to the unavailability of raw material to manufacture product.

The integration of more advanced features and components such as motion sensors, pager encryption, Radio Frequency (“RF”), RFID, and GPS tracking capabilities, are planned to be included within the product offering in the future.

Federal solar tax credits coupled with new state energy initiatives compliment our product offering. Our products eliminate the demand for external electricity to a lighted advertisement.

Due to the extremely low voltage required to power the Company’s products, UL testing and other electrical testing are not required.

Solid State Lighting

The Market:

The three traditional lighting technologies are fire; incandescence; and fluorescence and high-intensity discharges (HID). These three traditional technologies have all made significant progress over the past 200 years, but appear to be saturating.

A new, fourth technology is solid-state lighting. In principle, the technology is simple: electrons and holes are injected into a forward-biased semiconductor p-n junction; they recombine creating photons; the resulting photons are extracted from the chip; then the photons are either mixed with different-color photons from other LEDs, or are energy down-converted into a distribution of colors using phosphors or other down-conversion materials, with the colors chosen so as to create the appearance of white.

In practice, there are losses at every step of the way, and efficiently creating white light from semiconductor materials with band-gaps that span the visible spectrum is extremely challenging. Nevertheless, strides are being made, and SSL-LED technology is currently on a improvement curve, particularly the red, green and blue monochrome lamps necessary for white light.

Solid State Lighting (SSL) is becoming a viable alternative in the lighting market as the need for energy efficiency lighting continues to enter the public conscious the media and recent mandates by governing bodies. In recent months, both Australia and Canada have imposed restrictions on the future use of incandescent lighting. Energy savings from SSL are of direct benefit to the environment as the carbon emissions and other greenhouse gases produced by coal burning power plants have been scientifically linked to the global warming epidemic. The Intergovernment Panel on Climate Change (IPCC) report published on February 2nd, 2007 concluded that Warming of the climate system is unequivocal and most of the increase in globally averaged temperatures since the mid-20th century is very likely (confidence level >90%) due to the observed increase in human greenhouse gas concentrations. (See: http://www.ipcc.ch/ )

The shift to more efficient lighting sources has received the attention of the major lighting companies. Companies such as Phillips Electronics are moving quickly to acquire SSL companies. On June 19th 2007, Phillips Electronics acquired Color Kinetics for $791 million dollars on the heels of their previous acquisition of LED lighting companies, Lumileds and TIR Systems. (http://www.eetimes.com/news/latest/showArticle.jhtml?articleID=199905294 )

According to “The Market Outlook for High-Brightness LEDs in Lighting Applications”, an international workshop on the status, prospects and strategies for LEDs in general lighting held in May of 2007, a transcript of which may be found at http://re.jrc.cec.eu.int/energyefficiency/pdf/LED%20workshop%20May2007/Steele.pdf, general illumination is currently only 5% of the total LED market of $4.2 billion. However, general illumination is the fastest growing segment, growing at 37% per year. The total general illumination market for LEDs in 2006 was $205 million. This market is expected to reach $1 billion by 2011.

The Product:

The Company’s foray into solid state lighting began in July 2006 with the hire of electrical engineer and LED lighting expert, Bob Fugerer. Bob Fugerer’s knowledge and experience in the field of LED lighting precipitated the development of several key proprietary technologies. These improvements have augmented efficiency and helped ensure a longer lifetime for the LED light. The development of our first engineering prototype was completed in March 2007. As of July 2007 all material engineering on this light has been completed, and the product is ready for manufacture. Sun Energy Solar has selected McDonald Technologies in Farmers Branch Texas to be our manufacturing partner for the solid state lighting program. McDonald Technologies will provide quick turn prototyping services, pre-production, and high volume manufacturing services. The variety of manufacturing services that McDonald provides will allow for follow-on products in development such as our LED light bulb and a 4 foot LED light that will be retrofitable to the current fluorescent fixtures. McDonald also has value added services that will provide SESI with logistic, warehousing, and direct fulfillment services. Sun Energy Solar has an open program with UL to receive a certified UL listed solid state light. SESI project number is 07CA20928 that is under a preliminary evaluation. We anticipate on receiving a UL listed number within 8 weeks.

The SSL product consists of a compact, durable housing (7.5”x 7” x 2”) available in various colors, state-of-the-art light emitting diode (LED) technology, high-end optics and reflector technology, proprietary heat sink technology, and universal AC Power & mountings. Our SSL is designed for general illumination, including but not limited to, pathway lighting, attics, closets, under cabinets, workbench, portables, apartment corridors, park facilities, security, and garage lighting. The light is easily retrofitable to existing AC Power fixtures. In addition to being more energy efficient than incandescent lighting, this LED light has an ultra long life of greater than 50,000 hours which represents a lifetime of 50 times the average incandescent bulb. Also, LED lighting is eco-friendly as there are no toxic materials such as mercury that make disposal an environmental problem.

Currently, our suppliers for different components of the LED light are as follows:

Component	Name of Supplier*
LEDs	Cree
Chassis LED Lamp 6in	Pro-Fab
Extrusion Lamp	Gtec
Reflector LED Lamp 6in	Pro-Fab
Housing End LED Lamp	Mydea Tech.
PWR Supply LED 25 W	Magtech Ind.
Lens LED Lamp	Luminit
PCB LED Lamp	Active Sales
LED Xlamp White SMT	LED Lighting Supply
Res, 2512, 1 W	Digikey

*	The Company is not dependant on any of these suppliers, all of which can be replaced, if necessary, with little expense or disruption to the Company.

Since April 2006 the Company has incurred costs of $200,000 for the development of the SSL. Over the next twelve months, the company estimates that it will need an additional $300,000 for improvements and development of future versions of LED lighting, we will need $1,000,000 for sales and marketing, $2,750,000 for working capital, and $120,000 for equipment. We intend to hire up to ten people within this division and rent 5,000 square feet of additional space.

We do not plan on carrying a large amount of inventory for our product. However, this would change if we secure a larger customer. We will be offering a 24 month warrantee on all our LED lights. We are willing to extend payment terms commensurate with the size of the customer with 30 days for smaller customers up to 120 days for larger customers.

Increased environmental awareness and the trend toward energy conservation should continue to drive the move away from low efficiency incandescent lighting and toward high efficiency lighting such as LED lighting. If Congress adopts “The Renewable Fuels, Consumer Protection, and Energy Efficiency Act of 2007” (Bill H.R.6) that has been approved by the Senate, the Company’s management believes that the United States government will begin a transition to energy efficient lighting that will accelerate a transition towards the LED-based lighting market and away from the incandescent market.

Method of Distribution:

The Company has secured the services of a high level executive, Mike Gibbons, to spearhead the planning of our sales and marketing efforts of the LED lighting division. Mike Gibbons has ran his own consulting practice in the last five years and is an accomplished executive who has focused in the electronics and technology industry for the past 23 years. He was President, Officer, and Director of a $750 million publicly traded company has authored several white papers on Disruptive Technology, Manufacturing, and Total Quality and Environmental Management. Mike Gibbons brings a knowledge and experience in the manufacture, sales, and marketing of electronic products and services that will be needed to successfully launch this product.

Competitive Conditions:

The market opportunity for LED Lighting has encouraged the entry of several major players in the lighting industry, and others will be entering as legislation is passed encouraging the use of energy efficient products. By virtue of their recent acquisitions of Lumileds, TIR Systems, and Color Kinetics, Phillips Electronics is now a major competitor in this space. Other competitors include: Beta, Nexxus LED Lighting, LEDdynamics, LED Lighting Fixtures, and LEDtronics, Inc. Most of these competing companies are not beginning distribution until later this year. However, two companies currently are publishing their expected retail price for their competing LED lights: LEDdynamics publicizes a $850 retail price while Nexxus LED Lighting’s retail price of their fixture is $1,000 per unit. This industry is still in its early stages and remains fragmented with only a handful of early market entrants. We expect to compete in this space based on product performance and price. We have numerous contacts in the building, commercial, and industrial space which represent potential outlets for our LED light. We believe our “early mover” entry into this market will give us an advantage in name and product recognition. However, industry giants such as Phillips Electronics and General Electric have superior resources and knowledge of the lighting industry as well as established customer preferences.

One of the greatest obstacles the lighting industry faced in using LEDs for general illumination is maximizing the lumens per watt produced. Traditionally LED lighting products have been used for specialty applications such as “accent lighting”, because they did not product enough light output for general illumination. However, recent advances in LED technology are helping to overcome this obstacle.

Some of the biggest challenges in LED lighting revolve around maximizing efficiency and longevity. The efficiency of the output is influenced by the fixtures optical design. The Company has secured the services of an optical physicist, Don Sipes, who is working to increase the efficiency of our LED light fixture using his optical technology. Prior to joining the Company, Mr. Sipes worked as an optical expert for Amoco Laser and Scientific Atlanta, and has also designed laser defense systems for the United States Armed Services.

The efficiency and longevity of the LEDs are also influenced by heat. For this reason, an effective thermal management system is needed to keep the junction temperature (the point where an individual diode connects to the base) as low as possible. Our LED light contains proprietary heat sink and thermal management technology that assists in keeping the junction within an optimal temperature range. The open and vented housing design allows air to circulate freely thus providing additional ventilation. The LEDs are potted to protect from moisture and other critical components are sealed for protection.

ENGINEERING

Our initial engineering prototypes (and patent support work) have been prepared by the engineering firm of Technology Driven Products, Inc. located in Loveland, Colorado and our original encapsulation was done by Rapid Pro, Inc., of Longmont, Colorado and Protogenic, Inc. of Westminster Colorado. Over the last twelve (12) months, we have developed an in-house engineering department that consists of electrical and mechanical engineers, and have engaged several engineering firms that act as independent contractors. This effort has allowed us to increase the speed of our product development efforts, and helped to refine the solar substrate and encapsulation technologies. Our relationships with Varta Microbattery, Inc. and PowerFilm, Inc. provide additional engineering and product development support that is key to the efficiencies of our product development processes. Our relationships with Varta Microbattery, Inc. and PowerFilm, Inc. are also crucial to our manufacturing efficiencies in addition to our engineering and product development. We currently have a Mutual Cooperation Agreement with Varta Microbattery, Inc., effective for a 5-year term commencing June 30th, 2006. Under the Mutual Cooperation Agreement, Varta and the Company will work together in order to develop various commercial and industrial products (the “Solar Products”). The Solar Products will be wholly owned by the Company and will combine Sun Energy’s technologies and core competencies with Varta’s battery and power supply expertise.

INTELLECTUAL PROPERTY

The following is a list of our intellectual property.

a)	Trademarks - all common law, state and /or federal rights in the United States

b)	Trade name –Sun Energy Solar has initiated efforts to trademark “Solartizement”,

“Solartizing”, Solar Sticker, “IdentiTag”, “Light without Limitation”

Below is a complete listing of all the Company’s intellectual property filings, the dates filed and the status of the processing of the applications:

U.S. Applications:

Title	Application Number	Filing Date	Expected Review Date	Status
Bumper Sticker With Light Display	60/608,783	Sept. 10, 2004	n/a	Expired
Poster With Remotely Programmable Display	60/617,263	Oct. 8, 2004	n/a	Expired

Substrate With Light Display	11/219,164	Sept. 2, 2005	No earlier than May 2008	Pending
Substrate with Light Display	60/804,224	June 8, 2006	No earlier than May 2008	Pending
Light Units with Communications Capability	60/868,465	Dec. 4, 2006	No earlier than May 2008	Pending
LED Light Unit With Battery Back-up, Communications and Display	60/888,381	Feb. 6, 2007	No earlier than May 2008	Pending
LED Light Unit With Battery Back-up And Internal Switch State Detection	60/910,554	April 6, 2007	No earlier than May 2008	Pending
Modular Solar Panel System	60/910,560	April 6, 2007	No earlier than May 2008	Pending
System and Method for Collecting and Optically Transmitting Solar Radiation	60/915,369	May 1, 2007	No earlier than May 2008	Pending
Light Units with Communications Capability	11/760,464	June 8, 2007	No earlier than May 2008	Pending
LED Heat Sink and Lamp Assembly	60/949,059	July 12, 2007	No earlier than May 2008	Pending

Foreign Applications:

Title	Country	Application Number	Filing Date	Expected Review Date	Status
Substrate With Light Display	European Patent Office	05805876.9	04/10/2007	No earlier than May 2008	Pending
Substrate With Light Display	India	2678/DELNP/2007	04/10/2007	No earlier than May 2008	Pending
Substrate With Light Display	Australia	Not Yet Available	04/10/2007	No earlier than May 2008	Pending
Substrate With Light Display	Korea	10-2007-7008818	04/10/2007	No earlier than May 2008	Pending
Substrate With Light Display	Canada	Not Yet Available	03/12/2007	No earlier than May 2008	Pending
Substrate With Light Display	China	Not Yet Available	03/12/2007	No earlier than May 2008	Pending
Substrate With Light Display	Japan	Not Yet Available	03/12/2007	No earlier than May 2008	Pending
Substrate With Light Display	WIPO	PCT/US05/31944	09/06/2005	No earlier than May 2008	Pending
Light Units with Communications Capability	WIPO	PCT/US07/70784	06/08/2007	No earlier than May 2008	Pending

WAREHOUSING AND DISTRIBUTION

To establish inventory procedures and shipping and handling procedures for global distribution, we have informally engaged Joe Miller, a business expert who owns one of the largest art supply businesses in the United States. Mr. Miller is assisting the company to set-up its shipping facilities; and is also helping with the establishment of inventory controls and customer service protocols. Mr. Miller is a member of our board of directors. Mr. Miller owns Cheap Joe’s Art Supply, a United States company that ships products domestically and internationally.

MARKETING STRATEGIES

Our initial plan is to test market our products through pilot programs.

One advantage of pilot programs is they offer the ability to correct any mistakes or miscalculations that are made during the pilot. It may be necessary to re-engineer certain product specifications once critical data is retrieved; for instance: the number of LEDs on a given substrate may need to be increased or decreased, the brightness or lumens of the LEDs may need to be increased or decreased, the size of the substrate may need to be increased or decreased. T. The Company believes that it has adequate capital to conduct four (4) complete pilot tests as have been described above within four (4) different markets. The markets that we have targeted are as follows:

Automotive dealerships

Professional sports

Department of Transportation (“DOT”) - Traffic and highway safety

Site-specific retail marketing

We can make no assurances that any state or federal government agency will agree to allow a pilot test of the company’s products, and even if they do allow a pilot test, we cannot guarantee that the pilot program will be successful. Our initial pilot program is tentative and will be with the State of Florida Department of Transportation. We can make no assurance that any governmental agency will purchase product from our company at any time

Once the company has fine-tuned the Solar Sticker product and is confident that both the product and the company are prepared for the strains of mass distribution, then the company will begin a mass marketing campaign as outlined below:

•

Nationwide sign franchises. We intend to schedule meetings with the corporate decision makers of these franchises, and present the solar substrate technology along with the critical data from the pilot programs. Our intention is to have our solar substrate products approved and included within the product offering to the downstream independently owned franchises. In the franchise system, new products are reviewed by corporate and are generally tested by pre-established franchises in order to determine the viability of the new product, such as demand and ease-of-use.

•	Worldwide reseller/distribution networks. We will engage these networks and negotiate terms for downline distribution.

•

Internet sales – We intend to operate websites that will allow customers to easily browse, select and purchase various products directly from us. The websites that we own are as follows: ( www.solartizement.com , www.solarstickers.com , www.sunenergysolar.com , www.solartizing.com , and www.bumperflicker.com ). These websites will not be activated until such time as we have product to sell directly to the consumer. The information on these websites is not part of this prospectus.

•

Trade shows – We will attend trade shows in diverse and synergistic industries such as: convenience store, grocery, highway safety, governmental, military, advertising, outdoor & indoor sign, professional sports, and other markets.

•	Governmental – We plan to aggressively market our products to foreign, federal, state and local governments.

•

Licensing – We plan to actively solicit sports organizations to obtain licensing agreements for use with our products. We may also license our intellectual properties and technologies to large organizations on an annual fee and/or royalty basis.

•	Direct Sales – We currently have three (3) national account sales representatives.

REMAINING HURDLES IN PRODUCT DEVELOPMENT

Although we have numerous working prototypes, we have the following hurdles to overcome before we can place product in the marketplace:

1.) Solar supply: We have placed a significant orders with Powerfilm, our main solar supplier in January, and have only receive a small quantity of what we ordered and do not have confirmation of when we will receive shipment. We have contacted other suppliers but have not worked out an alternative supply. We must develop a supply of Thinfilm to sell our products.

2.) Communication Frequency: Successful development of a frequency for RF transmissions that can communicate data at an adequate range is crucial to fulfilling certain commercial and governmental product “wish lists”.

GOVERNMENT REGULATION

We are not aware of any existing or probable governmental regulations that may have a material effect on the normal operations of our business. There also are no relevant environmental laws that require compliance by us that may have a material effect on the normal operations of the business.

DESCRIPTION OF PROPERTY

We currently lease an operating facility at 6408 Parkland Drive, Sarasota, Florida 34243. This facility is under a three year and one month term through October 31, 2009. The lease requires monthly rent of approximately $3,524 plus annual increases of 3% that go into affect on November 1 of each subsequent year. The building consists of approximately 5,316 square feet of laboratory, warehouse and office space. The facilities are in good condition and are adequate for small scale commercialization of our products. However, we do not believe our facility would be adequate to handle more than 25 employees. Our manufacturing is tentatively scheduled to be at Creonix, Inc., a Bradenton, Florida contract manufacturer.

LEGAL PROCEEDINGS

We are not currently a party to, nor are any of our property currently the subject of, any pending legal proceeding. None of our directors, officers or affiliates are involved in a proceeding adverse to our business or have a material interest adverse to our business.

MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

The following are the names and certain other information regarding or current directors and executive officers.

Name	Age	Position
Carl L. Smith, III	37	Director, Chairman of the Board and Chief Executive Officer
Matthew Veal	48	Chief Accounting Officer, Controller and Secretary
Richard C. Hall	37	Chief Financial Officer, Vice Chairman, Treasurer & Director
Bob Fugerer	48	President, Chief Technology Officer and Director
Gary P. Bentz	43	Vice President of Sales and Marketing and Director
Eddie Shaviv	60	Director
Joe Miller	67	Director
Jim Perkins	42	Director
John LaCorte	38	Vice President of Global Logistics and Business Development and Director
Don Sipes	46	Director

Pursuant to our Bylaws, our directors are elected at our annual meeting of stockholders and each director holds office until his or her successor is elected and qualified. Officers are elected by our Board of Directors and hold office until an officer’s successor has been duly appointed and qualified unless an officer sooner dies, resigns or is removed by the Board. There are no family relationships among any of our directors and executive officers.

BACKGROUND OF DIRECTORS AND EXECUTIVE OFFICERS

CARL L. SMITH, III, DIRECTOR, CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER. Mr. Smith is the inventor of our technology and products and is the founder of our business. From July 2001 until 2005, Mr. Smith founded and was a principal of Research Capital, a venture capital firm located in Sarasota, Florida. Mr. Smith attended Appalachian State University in Boone, North Carolina.

BOB FUGERER, PRESIDENT, CHIEF TECHNOLOGY OFFICER & DIRECTOR. Mr. Fugerer has been a member of our Board of Directors since April 2006. From 2001 until 2006 Mr. Fugerer was a Field Applications Engineer for Arrow Engineering. Mr. Fugerer has a Bachelor degree in Engineering Science from Lipscomb University and Bachelor of Electrical Engineering degree from Vanderbilt University where he graduated Summa Cum Laude. Mr. Fugerer also has a Master of Science in Electrical Engineering from the University of Tennessee and Master of Science in Engineering Management from the University of Alabama.

RICHARD C. HALL, CHIEF FINANCIAL OFFICER, VICE CHAIRMAN, TREASURER AND DIRECTOR. Mr. Hall is a co-founder of our business and a co-inventor of our product line. Prior to working with us, Mr. Hall was the President of Research Capital Partners, a Florida based venture capital firm that specialized in financing early stage biotechnology companies, from July 2001 to 2005. Mr. Hall graduated from the University of North Carolina at Chapel Hill in 1992 with a BA in economics.

MATTHEW VEAL, CHIEF ACCOUNTING OFFICER, CONTROLLER, AND SECRETARY. Mr. Veal has been our Chief Accounting Officer, Controller and Secretary since the inception of the Company. From 2004 until present, serves on the board and is the former CFO (2004 to 2006) for Global Water Technologies, Inc. In Summer, 2004, Mr. Veal was the acting controller for Infinium Labs, Inc. From 1996 until 2004 Mr. Veal was Chief Financial Officer of Tampa Bay Financial, Inc., a Florida-based venture capital firm. From 1990 until 1996 Mr. Veal served in several positions, including controller and Chief Financial Officer, for Teltronics Group, a Sarasota, Florida based telecom equipment manufacturer. Mr. Veal graduated from the Fisher School of Accounting at the University of Florida in 1980.

GARY P. BENTZ, VICE PRESIDENT OF SALES AND MARKETING AND DIRECTOR. Mr. Bentz has been Vice President of Sales and Marketing and a Director of our business since April 14, 2006. Mr. Bentz also owns a marketing agency, BXP. From 2000-2005 Mr. Bentz was Senior Vice President and Creative Director of two agencies of IPG, where he served over 15 national brands. From 1992-2000 Mr. Bentz was also President and Creative Director of Lexico, serving over 15 major brands as well. Mr. Bentz did his undergraduate studies at the University of Utah.

EDDIE SHAVIV, DIRECTOR. Mr. Shaviv has been a member of our Board of Directors since April 14, 2006. From 2002 until 2006, Mr. Shaviv was VP of Marketing and Sales and from 2003 until present, Mr. Shaviv was President and Chief Executive Officer of Varta Microbattery GmbH Germany, a battery producer in Europe. Mr. Shaviv holds an MSME from Polytechnic Institute in Bucharest as well as an MBA from New York Institute of Technology.

JOE MILLER, DIRECTOR. Mr. Miller has been a member of our Board of Directors since April 14, 2006. For over 40 years including the last five years, Mr. Miller has owned a chain of pharmacies in North Carolina, where he also established and runs Cheap Joes’ Art Supply. Mr. Miller graduated from the University of North Carolina School of Pharmacy.

DON SIPES, DIRECTOR. Mr. Sipes has been a member of our Board of Directors since February, 2007, and also serves as consultant to the Company. Mr. Sipes is the President And CEO of the developer and manufacturer of High Energy Laser Systems and Technology for Tactical Defense and Commercial Applications. From 1996 to 2005, Mr. Sipes served as the Vice President of Technology for the Transmission Networks Systems Sector of Scientific-Atlanta Inc where he lead efforts in maintaining and expanding S-A’s technological lead in the areas of Cable Access Networks, DWDM Transport Networks, Video Processing Technology and Fiber to the Home (FTTH) Networks. Since leaving Scientific Atlanta, Mr. Sipes has worked as a consultant in the laser and optic field through his firm Scientific Atlanta. Mr. Sipes completed his undergraduate work at the University of California – Berkeley and has a Masters in Business Administration from the University of Chicago.

JIM PERKINS, DIRECTOR. Mr. Perkins has been a member of our Board of Directors since April 14, 2006. Since 2005, Mr. Perkins was the Regional Vice President in Business Development for JPMorgan Chase Home Finance in Florida, and held a similar position for Wells Fargo from 1990 to 2005. Mr. Perkins graduated from Colorado State University at Fort Collins with a BA in Economics in 1990.

JOHN LACORTE, VICE PRESIDENT OF GLOBAL LOGISITCS AND BUSINESS DEVELOPEMNT AND DIRECTOR. Mr. LaCorte has been a member of our Board of Directors since April 14, 2006. From 2004-2006, Mr. LaCorte was Operations Manager for Creonix, a Sarasota, FL manufacturer with emphasis in LED lighting. From 2001-2004, Mr. LaCorte served as a Business Development Manager for Mnemonics, a Defense Contractor. There Mr. LaCorte was instrumental in the implementation of Six Sigma programs for the company.

COMMITTEES OF THE BOARD

We do not have a compensation committee. Our Board of directors serves as our Audit Committee.

FAMILY RELATIONSHIPS

There are no family relationships between any of our directors or executive officers.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

Other than as discussed herein, none of our directors, executive officers, promoters or control persons have been involved in any of the following events during the past five years:

1. any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2. any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

3. being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4. being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

In October 2003, Messrs. Smith and Hall, and Research Capital LLC (“Research Capital”), of which Mr. Hall was the president of and Mr. Smith was the managing member and sole owner of, among others, submitted Offers of Settlement which the Securities and Exchange Commission (the “ Offer of Settlement”) accepted. The Offer of Settlement was issued in connection with the following transaction: In November 2001 Research Capital LLC hired Research Investment Group, Inc. (“RIG”) to promote an issuer (the “Issuer”) with which Research Capital was affiliated. Research Capital and RIG entered into an agreement pursuant to which RIG would establish a promotional campaign for the Issuer in exchange for an option to purchase 4,000,000 purportedly unrestricted shares of the Issuer from Research Capital. Thereafter RIG’s sole officer exercised a portion of the option and purchased shares which came from Hall’s and Smith’s personal holdings. No registration statement was filed with the Securities and Exchange Commission or was in effect as to the shares of the Issuer’s stock sold by RIG. Because these stock promoters had obtained the shares from persons directly or indirectly controlling or controlled by the Issuer, or under direct or indirect common control with the Issuer, with a view to distributing the stock to the public, the stock was not exempt from registration.

Additionally, Messrs. Hall and Smith, among others, consented to the entry of an Order Instituting Public Cease-and-Desist Proceedings, Making Findings, and Imposing a Cease-and-Desist Order Pursuant to Section 8A of the Securities Act of 1933 (the “Order”). Pursuant to the Order, Messrs. Hall and Smith, among others, agreed to cease and desist from committing or causing any violations and any future violations of Sections 5(a) and 5 (c) of the Securities Act. In 2005, Mr. Veal submitted a consent to an entry of Judgment that restrains and enjoins him from violating Section 16(a) of the Securities Act of 1934 and agreed to pay $30,000 in civil penalties relating to the late filing of reports with the Securities and Exchange Commission.

AUDIT COMMITTEE FINANCIAL EXPERT

Our board of directors has determined that it has one member of its board, Mr. Craig Hall, that qualifies as an "audit committee financial expert" as defined in Item 401(e) of Regulation S-B, however, Mr. Hall is not "independent" as the term is used in Tem 7(d) (3) (iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended

We believe that the members of our board of directors are collectively capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. In addition, we believe that retaining an independent director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not yet cost effective for the Company.

EMPLOYMENT AGREEMENTS

In June 2006, we entered into a one-year employment agreement with Carl L. Smith, our Chief Executive Officer. Under the employment agreement Mr. Smith receives a base salary of two million shares of common stock per year. The agreement provides that Mr. Smith will be entitled to receive up to two million shares of common stock for each year of service beginning June, 2007. The agreement is automatically renewed each year and is subject to conditional vesting based on the completion of each year’s service and can be renegotiated or terminated by either party with 60 days notice. The agreement grants the same benefits as our other executives but no cash remuneration.

In June 2006, we entered into a one-year employment agreement with Richard C. Hall, our Chief Financial Officer. Under the employment agreement Mr. Hall receives a base salary of two million shares of common stock per year. The agreement also includes up to two million shares of common stock for each year of service beginning June, 2007. The agreement is automatically renewable each year and is subject to conditional vesting based on the completion of each year service and can be renegotiated or terminated by either party with 60 days notice. The agreement grants the same benefits as other executives of the Company but no cash remuneration.

In June 2006, we entered into a one-year employment agreement with Robert Wyatt, the Chief Operating Officer. Under the employment agreement, we granted Mr. Wyatt two million shares of common stock initially and 625,000 shares for each quarter of service. The agreement is automatically renewable each year and is subject to conditional vesting based on the completion of each year service and can be renegotiated or terminated by either party with 60 days notice. The agreement grants Mr. Wyatt the same benefits as our other executives but no cash remuneration. Mr. Wyatt resigned in November, 2006, and we agreed to pay him 4,500,000 shares in settlement.

Effective July 2006 we entered into a one-year employment agreement with Robert H. Fugerer, our President. Under a revised employment agreement we granted Mr. Fugerer two million three hundred fifty thousand shares initially and 500,000 shares for each quarter of service. The agreement is automatically renewable each year and is subject to conditional vesting based on the completion of each year service and can be renegotiated or terminated by either party with 60 days notice. The agreement grants Mr. Fugerer who became president in January 2007 the same benefits as our other executives, cash remuneration of $150,000 per year and a one time payment of $60,000. In its original SB-2 filing, the Company had made a computational error in the issuance of shares to Mr. Fugerer which was appropriately corrected in Amendment No. 1. Reference is made to Mr. Fugerer’s contract amendment filed in Exhibit 10.6.

The error was as follows:

	Initial SB-2 Filing	Error Correction	Additional Shares Earned	Corrected Total Shares
Initial Bonus Shares	1,050,000			2,000,000
Amendment of Signing Bonus	1,000,000	(50,000)

Quarterly Issuances for:
Quarter Ending 10.31.06	300,000	200,000		500,000
Quarter Ending 1.31.07			500,000	500,000
Quarter Ending 4.30.07			500,000	500,000

Total	2,350,000	150,000	1,000,000	3,500,000

In July 2006, we entered into a one-year employment agreement with John LaCorte, the Vice President of Manufacturing. Under the agreement, we granted one million shares of common stock initially and 300,000 shares for each quarter of service. The agreement is automatically renewable each year and is subject to conditional vesting based on the completion of each year service and can be renegotiated or terminated by either party with 60 days notice. The agreement grants Mr. LaCorte the same benefits as our other executives and an annual salary of $100,000 per year.

On May 29, 2006, we entered into a one-year employment agreement with Matthew A. Veal, Secretary, Controller and our Chief Accounting Officer. Under the agreement, the Company granted Mr. Veal stock of one million shares for each year of service after his initial year of employment in addition to his 2,000,000 founding shares. In the event that Mr. Veal did not complete his initial year of service, he was required to return 1,000,000 shares to the Company (however, Mr. Veal did complete his year of service). The agreement is automatically renewable each year and is subject to conditional vesting based on the completion of each year service and can be renegotiated or terminated by either party with 60 days notice. The agreement grants Mr. Veal the same benefits as other executives of the Company, and an annual salary of $100,000 per year.

The following is a summary of the termination provisions of our Employment contracts:

Event	Definition	Benefit
Death		3 months base salary and base salary for remainder of month of death
Disability

If Company is Public	Incapacitated as certified by a physician for a 180 out of 360 day period	none but company is entitled to recover premiums on any disability insurance it pays for

If Company is Private	Incapacitated as certified by a physician for a 90 out of 180 day period	none but company is entitled to recover premiums on any disability insurance it pays for

Termination by the Corporation:

With Cause
(i) Underperformance	Immediate	None
(ii) Breach	14 day cure period	None
(iii) Malfeasance and Malfeasance-type behaviors	Immediate	None

Without Cause		50% of base salary for remainder of Contract Term
Termination by Executive

Good Reason	Change of duties Change of location by more than 50 miles Salary Reduction (that is greater prorata than other officers)	50% of base salary for remainder of Contract Term
Other		None

The principal post-termination provisions of our employment agreements are that:

1.) Executives shall not own, manage, operate, control, or have any 5% or more financial interest in any competitive business or engage, or attempt to employ any employee, consultant, agent, or representative of the Company or its affiliates for any reason or solicit directly any customer of the Company. And

2.) Executives shall be subject to Nondisclosure Agreement that extend one year after their full term after employment ceases.

3.) Executives must notify the Company of their new employee for a one year period if they find employment after leaving the Company.

Consulting Agreement

On May 22, 2006, the Company entered into a consulting agreement with Fernando Cuza, an individual who has worked with the Company in its initial stage. He has established a plan for the development of relationships with customers that the Company considers crucial to its development and long-term success. He had also assisted the Company in continued efforts to expand research efforts and business development opportunities. In consideration of his services rendered, royalties will be paid based on the Company’s monthly market capitalization, as described in the schedule below. No level shall be paid twice. If a level has already been paid, then the Consultant shall be entitled to earn the royalty from any level below that level which has not been previously paid by the Company. Per the agreement, a maximum of 166,800,000 common shares can be issued for those services.

Market Capitalization Royalty

$ 1 Million 2,400,000 shares

$ 50 Million 6,000,000 shares

$100 Million 7,200,000 shares

$150 Million 8,400,000 shares

$250 Million 12,000,000 shares

$300 Million 12,000,000 shares

$400 Million 12,000,000 shares

$450 Million 12,000,000 shares

$500 Million 12,000,000 shares

$550 Million 12,000,000 shares

$600 Million 16,800,000 shares

$650 Million 16,800,000 shares

$700 Million 16,800,000 shares

$750 Million 20,400,000 shares

Sun Energy Solar’s marketing plan is based on its desire to follow the pattern in the best selling book authored by Malcolm Gladwell, The Tipping Point: How Little Things Can Make a Big Difference. Tipping point is a sociological term that refers to the moment when something unusual becomes common. The book seeks to explain “social epidemics”, or sudden and often chaotic changes from one state to another. The ability to generate these epidemics is highly-sought in marketing.

Gladwell identifies three types of people who have the power to produce social epidemics:

•	Connectors: Those with wide social circles. They are the “hubs” of the human social network and responsible for the small world phenomenon.

•

Mavens are knowledgeable people. While most consumers wouldn’t know if a product were priced above the market rate by, say, ten per cent, mavens would. Bloggers who detect false claims in the media could also be considered mavens.

•

Salesmen are charismatic people with powerful negotiation skills. They exert “soft” influence rather than forceful power. Their source of influence may be the tendency of others, subconsciously, to imitate them rather than techniques of conscious persuasion

The Company’s various officers, consultants, directors and advisors have biographies that explain their background in sales and as experts in their various fields, but the Company also wanted to make sure that it had an outstanding “connector” to insure its success. The best available local “connector” familiar to management was Fernando Cuza. Mr. Cuza has a national reputation as one of America’s top sports agents and as one of America’s top minority sports agents, which, while far more significant than meets the eye, are only part of Mr. Cuza’s social circle. For instance, within the last year, Mr. Cuza has introduced Company management to senior executives at Clear Channel, the parent of FX Sports, which Mr. Cuza is president of, which has expressed an interest in adapting the lighting techniques of the company’s solar powered substrates and modifying them to be included in billboards, posters, and other advertising products Clear Channel offers to its customers. Clear Channel is one of top billboard advertising companies in the United States. Mr. Cuza has also introduced us to high ranking representatives at AutoNation (one of the largest Auto dealerships in the United States), and Viacom (another top billboard company), as well as friend Sherry Dickinson, a top lobbyist we have hired with governmental contacts in several state governments that have expressed interest in our highway safety products. Mr. Cuza also introduced us to the Secretary of State of the Dominican Republic, who was looking for assistance for his country in developing alternatives to its dependence on oil and upgrading the reliability of its power infrastructure. We are in the initial stages of proposing a plan for the Dominican Republic according to criteria provided to us by the government of the Dominican Republic. Mr. Cuza’s baseball experience has resulted in him having established relationships with a majority of the owners of big league franchises as well as major league baseball itself, a potential customer for our solar powered bumper stickers. Mr. Cuza’s government experience as a former aide to Florida’s governor (and later Senator) Bob Graham has given him contacts such as Sherry and Fred Dickinson (described above), former undersecretary of commerce Ken Juster (a member of our board of advisors), Alex Daly (a former high ranking official with Intel Corporation), along with others.

While Mr. Cuza’s ability to introduce us to potential customers is his principal role, he also will also be providing us with expertise in contract negotiation (having negotiated several billion dollars in contracts) and matters related thereto such as tax and insurance, interpretation of foreign languages, marketing, international business (particularly in Latin countries) and business management. Mr. Cuza has, in the view of the Company considerable insight into business development which he provides as counsel for senior management.

The financial terms of our relationship with Mr. Cuza were negotiated based on the following:

1.	A mutual agreement that market capitalization is the most effective overall measurement of the effectiveness of Mr. Cuza’s services. Arrangements based on units sold have a potential problem in that there is a long term potential, as the number of units becomes high, for the company to move to reduce or eliminate compensation. Mr. Cuza felt that an up front payment best eliminated this problem. However, there being limited cash resources and no way to determine actually how many units would ultimately be sold, it was agreed that the markets would be the best possible arbiter of such a question of the significance of the value of Mr. Cuza’s contributions in that markets do tend to factor in future value and expectations in determining value.

2.	The formula negotiated had the following incentives: 1) maintenance of long-term value based on multiple steps, 2) initial good faith contribution on both parties, 3) a belief that value (see Gladwell above) is derived from expertise, sales and connection and that connection is entitled to an equal roughly a third of the measurement of said value (after taking into effect capital needs and discounts for restricted shares), plus an additional factor of approximately 10% to reflect the additional sales efforts that Mr. Cuza will need to make to insure the success of each potential opportunity.

3.	The sizes of the steps of the contract were based on a belief that the increments be for significant and unmistakable events. Measurement period was worked out to be 30 days to allow full assimilation of news to the market.

The following chart provides computational details of how Mr. Cuza’s compensation was calculated:

Market Cap	Measurement Variable	Award	Per Share	Cumulative Shares	Expected Shares for Capital	Total Shares Outstanding	Expected Market Price	Discounted Market Price	Reward %
$1,000,000	$1,000,000	2,400,000		2,400,000		252,400,000	$0.00
$50,000,000	$49,000,000	6,000,000	$0.12	8,400,000	9,800,000	268,200,000	$0.19	$0.09	-31%
$100,000,000	$50,000,000	7,200,000	$0.14	15,600,000	10,000,000	285,400,000	$0.35	$0.18	18%
$150,000,000	$50,000,000	8,400,000	$0.17	24,000,000	10,000,000	303,800,000	$0.49	$0.25	32%
$250,000,000	$100,000,000	12,000,000	$0.12	36,000,000	20,000,000	335,800,000	$0.74	$0.37	68%
$300,000,000	$50,000,000	12,000,000	$0.24	48,000,000	10,000,000	357,800,000	$0.84	$0.42	43%
$400,000,000	$100,000,000	12,000,000	$0.12	60,000,000	20,000,000	389,800,000	$1.03	$0.51	77%
$450,000,000	$50,000,000	12,000,000	$0.24	72,000,000	10,000,000	411,800,000	$1.09	$0.55	56%
$500,000,000	$50,000,000	12,000,000	$0.24	84,000,000	10,000,000	433,800,000	$1.15	$0.58	58%
$550,000,000	$50,000,000	12,000,000	$0.24	96,000,000	10,000,000	455,800,000	$1.21	$0.60	60%
$600,000,000	$50,000,000	16,800,000	$0.34	112,800,000	10,000,000	482,600,000	$1.24	$0.62	46%
$650,000,000	$50,000,000	16,800,000	$0.34	129,600,000	10,000,000	509,400,000	$1.28	$0.64	47%
$700,000,000	$50,000,000	16,800,000	$0.34	146,400,000	10,000,000	536,200,000	$1.31	$0.65	49%
$750,000,000	$50,000,000	20,400,000	$0.41	166,800,000	10,000,000	566,600,000	$1.32	$0.66	38%

									43%

In January, 2007, we entered into an agreement with Bentz LLC, a key principal of which is Gary P. Bentz, our Vice President of Sales. Under the agreement, we granted Mr. Bentz six million shares of common stock initially and 500,000 shares for each quarter of service. The agreement is automatically renewable each year and is subject to conditional vesting based on the completion of each year service and can be renegotiated or terminated by either party with 60 days notice. The agreement grants Mr. Bentz the same benefits as our other executives and a monthly payment of $10,000. The services by Mr. Bentz required under this contract are principally as follows:

1.) Development of a Marketing and Advertising Plan

2.) Execute an Advertising Campaign

3.) Administer the Company’s Sales Programs and sell product

4.) Develop Spanish Language Programs for the Company and

5.) Assist with Media Relations

Ken Juster joined Sun Energy Solar, Inc. as a strategic business advisor in July, 2007. Mr. Juster, former Under Secretary of Commerce of the United States from 2001-2005, will be assisting the company with corporate development and international commerce strategy.

Mr. Juster’s compensation included one million (1,000,000) shares of common stock and a nonstatutory option to purchase an additional two million (1,000,000) shares . The option is exercisable at market value at the date of the grant. 50% of the option vests at the first anniversary of the effective date of Mr. Juster’s agreement with the Company and the remainder vests on the second anniversary of the agreement. The Company believes that the value and experience that Mr. Juster provides, as explained below, justifies this compensation.

Mr. Juster will scrutinize company products and opportunities, and will make recommendations that he feels will be important to realizing value and furthering efficiencies within the Company. Mr. Juster will also introduce the Company to both governmental officials and high level officers of major corporations for potential distribution opportunities of company products. Mr. Juster’s extraordinary career (see below) has provided him with a network of influential friends and associates that may be helpful to the Company.

Mr. Juster has over 25 years of experience in government, law, business, and international affairs. He served as U.S. Under Secretary of Commerce from 2001-2005, in charge of the Bureau of Industry and Security. In that capacity, Mr. Juster oversaw issues at the intersection of business and national security, including strategic trade controls, imports and foreign acquisitions that affect U.S. security, enforcement of anti-boycott laws, and industry compliance with international arms control agreements. He also founded and served as the U.S. Chair of the U.S.-India High Technology Cooperation Group, and was one of the key architects of the Next Steps in Strategic Partnership initiative between the United States and India. In addition, he was responsible for negotiating and signing the End-Use Visit Understanding between the United States and China that facilitated increased exports of U.S. high technology to China. Upon completion of his term at the Commerce Department, Mr. Juster received the Secretary of Commerce’s William C. Redfield Award and Medal, the Commerce Department’s highest honor.

Mr. Juster also served as the Counselor (Acting) of the U.S. Department of State from 1992-1993, and as the Deputy and Senior Adviser to Deputy Secretary of State Lawrence S. Eagleburger from 1989-1992. He was one of the key U.S. government officials involved in establishing and managing U.S. assistance programs to Central and Eastern Europe and the former Soviet Union. He also was actively involved in policy matters relating to China, Japan, Latin America, Israel, and the Persian Gulf. Upon completion of his tenure at the State Department, Mr. Juster received the Secretary of State’s Distinguished Service Award and Medal, the State Department’s highest honor.

From 1981-1989 and 1993-2001, Mr. Juster practiced law at the firm of Arnold & Porter, where he became a senior partner and his work involved international arbitration and litigation, corporate counseling, regulatory matters, and international trade and transactions. Mr. Juster also served as a law clerk in 1980-1981 to Judge James L. Oakes of the U.S. Court of Appeals for the Second Circuit, and worked at the National Security Council in 1978.

Among the awards that Mr. Juster has received are the Vasco Núñez de Balboa en el Grado de Gran Cruz Decoration and Medal in 2004 from the President of Panama (for contributions to U.S.-Panama relations); the 2004 Blackwill Award from the U.S.-India Business Council (for contributions to U.S.-India relations); and the 2002 and 2004 Friendship Awards from the U.S.-Panama Business Council (for contributions to U.S.-Panama relations). Mr. Juster also has published extensively on international economic and legal issues, including Making Economic Policy: An Assessment of the National Economic Council (Brookings Institution, 1997) and “The Myth of Iraqgate” in Foreign Policy magazine (Spring 1994).

Mr. Juster holds a law degree from the Harvard Law School, a Master’s degree in public policy from the John F. Kennedy School of Government at Harvard, and a Bachelor of Arts degree in government (Phi Beta Kappa) from Harvard College. He is a member of the Council on Foreign Relations, where he was a Visiting Fellow in 1993.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the total compensation that we have paid or that has accrued on behalf of our chief executive officer and our other executive officers during the fiscal year ended July 31, 2006.

SUMMARY COMPENSATION TABLE

				Long-term Compensation
	Annual Compensation			Awards		Payouts
Name and Principal Position	Salary	Bonus	Other Annual Compensation	Restricted Stock Award(s)	Securities Underlying Options/ SARs	All Other Compensation	Total
	($)	($)	($)	($)	(#)	($)	($)
Carl L. Smith, III, Chairman of the Board, Chief Executive Officer	$—	$—	$—	2,000,000	500,000,000	—	—
Richard C. Hall, Vice President, Treasurer and Director	$—	$—	$—	2,000,000	—	—	—
Robert H. Fugerer, President and Director	$8,233	$60,000	$—	3,500,000	—	—	$60,000
Gary Bentz , Vice President of Sales	$25,000	$—	$—	6,500,000	—	—	—

There was no other compensation paid to these executives.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

Name	Number of Securities Underlying Options Granted	Percent of Total options Granted to Employees In Fiscal Year	Exercise or Base Price ($/SH)	Expiration Date
Carl L. Smith III(1)	500,000,000	100%	$.10	NA

1	Pursuant to a Stock Option Agreement dated as of December 20, 2005, the Company granted Mr. Smith an option to purchase 500,000,000 shares of the Company’s common stock at $.10 per share. The options vested immediately and is exercisable until it has been exercised in full. The common stock acquired upon the exercise of the option by Mr. Smith will be restricted and we are not required to file a registration statement under the Securities Act of 1933, as amended to register such shares of common stock. Pursuant to an amendment to the option agreement, Mr. Smith agreed to pledge 25% of all his rights under the stock option agreement to appropriate charitable foundations of his choosing. Provision 5 of the stock option agreement was deemed to be amended in order to enable Mr. Smith to make such a pledge.

2

Gary Bentz entered into a consulting agreement on January 30th, 2007. The agreement calls for a one-time signing bonus of 6,000,000 shares and an incentive fee of 500,000 shares every 3 months. As of June 14, 2007, this agreement has been terminated.

LONG-TERM INCENTIVE PLANS

Other than the Company’s 401(k) plan which is available to all employees, there are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers, except that our directors and executive officers may receive stock compensation at the discretion of our board of directors. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock compensation may be granted at the discretion of our board of directors.

We have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control, where the value of such compensation exceeds $60,000 per executive officer except we have entered into a Change of Control Severance Agreement with Mr. Smith, dated as of December 21, 2005. Pursuant to this agreement, in the event of a change of control as defined in the agreement, we may terminate Mr. Smith’s employment with us. In the event that we terminate Mr. Smith’s employment with us other than for cause (as defined in the agreement, or as the result of his death or disability, then we must pay Mr. Smith the sum of his annual base salary (at the highest rate in effect for any period within three years prior to the Termination Date) plus any annual bonus, incentive, profit sharing, performance discretionary pay (in an amount equal to the product of the target award percentage under the applicable Incentive Pay plan or program in effect immediately prior to the Change of Control. For 12 months following his termination with us, Mr. Smith will also be entitled to receive any employee benefits that are provided under any “welfare plan” (within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended) of the Company. Mr. Smith will also be entitled to receive reimbursement for relocation expenses on a basis consistent with our practices; provided he was relocated at our request within five years of his termination date. At the option of Mr. Smith, in the event of a change of control, Mr. Smith shall be granted voting rights on such number of common shares that would result in his having a voting majority of shares needed for any shareholder meeting as governed by our bylaws. The foregoing is a summary of the agreement and does not purport to be all of the agreement

DIRECTORS COMPENSATION

The Company has agreed to compensate outside directors 30,000 shares per year of service plus expenses for service on the board of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of July 19, 2007 with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of our executive officers and directors; and (iii) our directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

Name of Beneficial Owner (1)	Shares of Common Stock Beneficially Owned (2)		Percentage of Common Shares Outstanding
Carl L. Smith, III	90,465,000	**	34.38%
Richard C. Hall	17,659,667		6.71%
Gary P. Bentz(4)	6,500,000		2.47%
Eddie Shaviv	2,000,000		* %
Don Sipes	600,000		*
Joe Miller	2,000,000		* %
Jim Perkins	780,000		*
Bob Fugerer	3,500,000		1.33%
John LaCorte	1,900,000		*
Matthew A. Veal	1,920,000		* %
All officers and directors as a group (10 persons)	127,324,667

*	Less than 1%

**	Does not include options to purchase 500,000,000 shares at ten cents per share (See “Summary Compensation Table” and “Option/SAR Grants in last fiscal year”)

(1)	Except as otherwise indicated, the address of each beneficial owner is c/o Sun Energy Solar, Inc., 6408 Parkland Drive, Suite 104, Sarasota, FL 34236

(2)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to the shares shown. Except where indicated by footnote and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of voting securities shown as beneficially owned by them.

(3)	Jim Perkins purchased 710,000 shares from the Company for ten cents a share in a regulation D, rule 506 offering and acquired 70,000 shares privately.

(4)	Mr. Bentz received 6,000,000 (six million) shares as an original signing bonus on January 30, 2007 and 500,000 (five hundred thousand) shares as his quarterly compensation per contract as of April 30, 2007.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Until October 2006, we leased our principal office from Craca Properties LLC, a limited liability company 50% owned by Chief Executive Officer Carl L. Smith and 50% owned by Company President Richard C. Hall. In November, 2005, we signed a lease for this space. The lease ran on a month to month term at $3,000 per month plus all related taxes, costs and fees. The Company also rents a condominium in lieu of a hotel from Company President Richard C. Hall for $187.50 per night on an as needed basis. The Company averaged the rental of this unit 6 to 7 nights per month during the last twelve months and expects a similar or higher usage rate during the next twelve months.

On December 21, 2005, we acquired the patent rights (patent applied for) to No. 60/617,263 Titled Substrate with Light Display, applied for on September 2, 2005, from Sparx, Inc., a Florida corporation 100% owned by our Chief Executive Officer. In connection with this acquisition, we paid a royalty of 4.9% of gross sales. Sparx, Inc. had acquired the patent rights from Carl Smith, Craig Hall, and Eric Morin.

The company has entered into consulting contracts with three of its directors: Gary Bentz, an officer and director (see Employment Contracts) has been engaged to provide marketing services for compensation of a 5,000,000 share signing bonus, 500,000 shares per quarter, and $10,000 per month. Eddie Shaviv, a director has been engaged to perform consulting services in finding evaluating potential business deals for 2,000,000 shares and $3,000 per month, and Don Sipes, a director, has been engaged to provide scientific evaluation services, introductions, negotiation assistance, and research consulting for $6,000 per month, 400,000 shares upfront and 200,000 shares per quarter.

As of November 9, 2005, founder, Carl L. Smith III, received 90,262,500 shares in return for a founding capital contribution of $34,500.53 and founder, Richard Craig Hall, received 87,262,500 shares in return for a founding capital contribution of $33,360.47.

DESCRIPTION OF SECURITIES

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation, as amended, all of which have been filed as exhibits to our registration statement of which this prospectus is a part.

Capital Structure

Our authorized capital stock consists of 1,500,000,000 shares of common stock, par value $.00005 per share. The holders of common stock are entitled to one vote for each share held of record on all matters to be voted on by the stockholders. The holders of common stock are entitled to receive dividends ratably, when, as and if declared by the Board of Directors, out of funds legally available therefore. In the event of a liquidation, dissolution or winding-up of Sun Energy Solar, , the holders of common stock are entitled to share equally and ratably in all assets remaining available for distribution after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. The holders of shares of common stock, as such, have no conversion, preemptive, or other subscription rights and there are no redemption provisions applicable to the common stock.

TRANSFER AGENT AND REGISTRAR

The transfer agent for our common stock is Standard Registrar and Transfer Company, Inc., whose address is 12528 South 1840 East, Draper, Utah 84020.

COMMISSION’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our bylaws provides that we shall indemnify to the fullest extent permitted by applicable law any director or officer of ours who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of our or was serving at our request as a director, officer, employee or agent of another entity against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such action, suit or proceeding.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

LEGAL MATTERS

The validity of the common stock offered hereby has been passed upon for Sun Energy Solar, Inc. by Sichenzia Ross Friedman Ference LLP, New York, New York.

EXPERTS

Sun Energy Solar’s financial statements as of and for the period ended July 31, 2006 included in this Memorandum have been audited by Bobbitt Pittenger & Company, independent registered public accountants, as stated in their report appearing herein and are so included herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form SB-2 to register the sale of the securities offered by this prospectus. The prospectus is part of the registration statement, and, as permitted by the SEC’s rules, does not contain all of the information in the registration statement. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement.

In addition, after the effective date of this prospectus, we will be required to file annual, quarterly, and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC's public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public through the SEC’s Internet website at http://www.sec.gov.

SUN ENERGY SOLAR, INC.

(A DEVELOPMENT STAGE COMPANY)

REPORT ON REVIEW OF

FINANCIAL STATEMENTS

FOR THE PERIOD ENDED APRIL 30, 2007

Bobbitt, Pittenger & Company, P.A.

SUN ENERGY SOLAR, INC.

(A DEVELOPMENT STAGE COMPANY)

Bobbitt, Pittenger & Company, P.A.

Certified Public Accountants

June 1, 2007

To The Board of Directors and Stockholders

Sun Energy Solar, Inc.

Sarasota, Florida

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have reviewed the accompanying balance sheets of Sun Energy Solar, Inc., (a development stage company), as of April 30, 2007 and 2006, and the related statements of operations, changes in stockholders’ equity, and cash flows for the three months and nine months ended April 30, 2007 and for the period from inception (November 9, 2005) through April 30, 2006. These financial statements are the responsibility of the Company’s management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with auditing standards of the Public Company Accounting Oversight Board (United States), the balance sheet of Sun Energy Solar, Inc., (a development stage of company), as of July 31, 2006, and the related statements of operations, stockholders’ equity, and cash flows for the period from inception (November 9, 2005) through July 31, 2006; and in our report dated October 19, 2006, we expressed an unqualified opinion on those financial statements. In our opinion, the information set forth in the accompanying condensed balance sheet as of April 30, 2007, is fairly stated, in all material respects, in relation to the balance sheet from which it has been derived.

Certified Public Accountants

Sarasota, Florida

1605 Main Street, Suite 1010    Sarasota, FL 34236    Telephone: 941-366-4450    FAX # 941-954-7508

SUN ENERGY SOLAR, INC.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS

	April 30, 2007	April 30, 2006	July 31, 2006
	(unaudited)	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$3,963,326	$324,125	$4,360,980
Prepaid expenses	3,320	—	43,254
Interest receivable	—	—	16,693

TOTAL CURRENT ASSETS	3,966,646	324,125	4,420,927

Other assets	53,988	—
Furniture and equipment, net	77,554	—	33,202

	$4,098,188	$324,125	$4,454,129

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$764,366	$—	$240,642
Related party payables	6,000	15,000	27,000

TOTAL CURRENT LIABILITIES	770,366	15,000	267,642

STOCKHOLDERS’ EQUITY
Common stock, $0.00005 par value; 1,500,000,000 shares authorized: 262,037,066 and 182,765,000 at April 30, 2007 and 2006, respectively and 231,005,256 at July 31, 2006 issued and outstanding	13,116	9,138	11,550

Additional paid-in capital	8,499,427	382,723	5,404,337
Deficit accumulated during the development stage	(5,184,721)	(82,736)	(1,229,400)

TOTAL STOCKHOLDERS’ EQUITY	3,327,822	309,125	4,186,487

	$4,098,188	$324,125	$4,454,129

See report of independent registered public accounting firm

and notes to financial statements.

SUN ENERGY SOLAR, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

	For the Three Months Ended April 30, 2007	For the Three Months Ended April 30, 2006	For the Nine Months Ended April 30, 2007	For the Period From Inception (November 9, 2005) To April 30, 2006	For the Period From Inception (November 9, 2005) To July 31, 2006	For the Period From Inception (November 9, 2005) To April 30, 2007
	(unaudited)	(unaudited)	(unaudited)	(unaudited)		(unaudited)
Revenue	$—	$—	$—	$—	$—	$—

Expenses:
Selling, general and administrative	752,336	49,154	3,837,684	63,135	1,214,170	5,051,854
Research and development	79,038	10,472	262,741	20,775	57,751	320,492

Total expenses	831,374	59,626	4,100,425	83,910	1,271,921	5,372,346

Operating loss	(831,374)	(59,626)	(4,100,425)	(83,910)	(1,271,921)	(5,372,346)
Other income:
Interest	46,270	1,174	145,104	1,174	42,521	187,625

Total other income	46,270	1,174	145,104	1,174	42,521	187,625

Loss before income tax benefit	(785,104)	(58,452)	(3,955,321)	(82,736)	(1,229,400)	(5,184,721)

Income tax benefit	—	—	—	—	—	—

Net loss	$(785,104)	$(58,452)	$(3,955,321)	$(82,736)	$(1,229,400)	$(5,184,721)

Loss per share:
Basic	$(0.00)	$(0.00)	$(0.02)	$(0.00)	$(0.01)	$(0.02)

Diluted	$(0.00)	$(0.00)	$(0.02)	$(0.00)	$(0.01)	$(0.02)

Weighted average number of common shares outstanding:
Basic	259,725,089	179,635,337	247,257,964	179,582,093	193,551,177	262,037,046
Diluted	259,725,089	179,635,337	247,257,964	179,582,093	193,551,177	262,037,046

See report of independent registered public accounting firm

and notes to financial statements.

SUN ENERGY SOLAR, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

	Common Stock			Additional Paid-in Capital		Accumulated Deficit		Total
	Shares	Amount
Balance at inception, November 9, 2005		$		$		$		$

Capital contributed by founders	177,525,000		8,876		58,985				67,861

Shares issued in private placement ($0.10 per share)	44,979,626		2,249		4,495,714				4,497,963

Stock issued for services and compensation ($0.10 per share)	8,500,630		425		849,638				850,063

Net loss							(1,229,400)		(1,229,400)

Balance, July 31, 2006	231,005,256		11,550		5,404,337		(1,229,400)		4,186,487

(Unaudited)

Shares issued in private placement ($0.10 per share)	338,000		17		33,783				33,800

Stock issued for services and compensation ($0.10 per share)	4,015,530		201		401,352				401,553

Net loss							(1,048,083)		(1,048,083)

Balance, October 31, 2006	235,358,786		11,768		5,839,472		(2,277,483)		3,573,757

See report of independent registered public accounting firm

and notes to financial statements.

SUN ENERGY SOLAR, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (CONTINUED)

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total
	Shares	Amount
Shares issued in private placement ($0.10 per share)	7,262,660	376	720,890		721,266

Stock issued for services and compensation ($0.10 per share)	16,765,620	840	1,675,722		1,676,562

Net loss				(2,122,134)	(2,122,134)

Balance, January 31, 2007	259,387,066	12,984	8,236,084	(4,399,617)	3,849,451

Shares issued in private placement ($0.10 per share, less syndication costs)	350,000	17	33,458		33,475

Stock issued for services and compensation ($0.10 per share)	2,300,000	115	229,885		230,000

Net loss				(785,104)	(785,104)

Balance, April 30, 2007	262,037,066	$13,116	$8,499,427	$(5,184,721)	$3,327,822

See report of independent registered public accounting firm

and notes to financial statements.

SUN ENERGY SOLAR, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

	For the Three Months Ended April 30, 2007	For the Three Months Ended April 30, 2006	For the Nine Months Ended April 30, 2007	For the Period From Inception (November 9, 2005) To April 30, 2006	For the Period From Inception (November 9, 2005) To July 31, 2006	For the Period From Inception (November 9, 2005) To April 30, 2007
`	(unaudited)	(unaudited)	(unaudited)	(unaudited)		(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(785,104)	$(58,452)	$(3,955,321)	$(82,736)	$(1,229,400)	$(5,184,721)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	5,654	—	11,549	—	1,833	13,382
Stock issued for services and compensation	230,000	—	2,308,115	—	850,063	3,158,178
Changes in operating assets and liabilities:
Interest receivable	896	—	16,693	—	(16,693)	—
Other assets	(29,750)	—	(53,988)	—	—	(53,988)
Prepaid expenses	4,978	—	39,934	—	(43,254)	(3,320)
Accounts payable and accrued expenses	139,993	—	523,724	—	240,641	764,365
Related party payables	3,193	9,000	(21,000)	15,000	27,000	6,000

Net cash used by operating activities	(430,140)	(49,452)	(1,130,294)	(67,736)	(169,810)	(1,300,104)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of furniture and equipment	(15,182)	—	(55,901)	—	(35,034)	(90,935)

Net cash used in investing activities	(15,182)	—	(55,901)	—	(35,034)	(90,935)

CASH FLOWS FROM FINANCING ACTIVITIES
Equity contributed by private placement, net	33,475	324,104	788,541	324,000	4,497,963	5,286,504
Contributed capital	—	—		67,861	67,861	67,861

Net cash provided by financing activities	33,475	324,104	788,541	391,861	4,565,824	5,354,365

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(411,847)	274,652	(397,654)	324,125	4,360,980	3,963,326
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	4,375,173	49,473	4,360,980	—	—	—

CASH AND CASH EQUIVALENTS, END OF YEAR	$3,963,326	$324,125	$3,963,326	$324,125	4,360,980	$3,963,326

Cash paid for:
Interest	$—	$—	$—	$—	$—	$—

Income taxes	$—	$—	$—	$—	$—	—

Noncash operating and financing activities:
Stock issued for services and compensation	$230,000	$—	$2,308,115	$—	$850,063	$3,388,178

See report of independent registered public accounting firm

and notes to financial statements.

SUN ENERGY SOLAR, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

FOR THE THREE MONTHS AND NINE MONTHS ENDED APRIL 30, 2007 AND FOR THE

PERIOD FROM INCEPTION (NOVEMBER 9, 2005) THROUGH JULY 31, 2006

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization, Nature, and Continuance of Operations

Sun Energy Solar, Inc. (“the Company”) was incorporated under the laws of the State of Delaware on November 9, 2005. The Company was organized for the purpose of developing solar related products and technologies. The Company was originally named Sologic, Inc. On April 25, 2006, the Company completed its name change from Sologic, Inc. to Sun Energy Solar, Inc.

The Company is classified as a development-stage company. The Company is developing solar and non-solar powered substrates that permit sign-quality graphics to be run through printers with electric lighting embedded in the substrate.

On December 21, 2005, the Company acquired the patent rights (patent applied for) to No. 60/617,263 Titled Substrate with Light Display, applied for on September 2, 2005, from Sparx, Inc., a Florida corporation 100% owned by the Company’s Chief Executive Officer. Sparx, Inc. had acquired the patent rights from company officers who were the original inventors. As compensation under this agreement, the Company has granted Sparx, Inc., a royalty of 4.9% of gross revenues (see Note B).

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company is in the development stage of business and has experienced negative cash flows from operations to date and has accumulated losses of $5,184,721. The Company has budgeted approximately $1.5 million for initial product development and operations for fiscal 2007. To date the Company has funded operations through the issuance of common stock. Management’s plan is to continue raising funds through future equity or debt financings as needed until it achieves profitable operations. The ability of the Company to continue its operations as a going concern is dependent on continuing to raise sufficient new capital to fund its business and development activities and to fund ongoing losses, if needed, and ultimately on generating profitable operations.

Accounting Method

The Company recognizes income and expenses on the accrual basis of accounting. The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States. The Company has elected a fiscal year end of July 31.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements and revenue and expenses during the reporting period. Actual results could differ from those estimates.

SUN ENERGY SOLAR, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Concentrations

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash and cash equivalents. The Company maintains cash and cash equivalents in deposit accounts with one financial institution located in the United States. Deposit accounts exceed federally insured limits. Management does not believe the Company is exposed to significant risks on such accounts. Generally, these deposits may be redeemed upon demand and, therefore, bear minimal interest rate risk. At April 30, 2007, the Company had an uninsured cash balance of approximately $3,888,000.

Royalty Agreements

The Company has entered into an agreement that requires the payment of royalties to Sparx, Inc. (See Note B), a company owned by the Chief Executive Officer and largest shareholder. The Company expenses royalties as product costs during the period in which the related revenues are recorded. For the three and nine months ended April 30, 2007, and for the period from inception (November 9, 2005) through July 31, 2006, there were no royalties expensed under this agreement.

Cash and Cash Equivalents

For purposes of the statements of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Furniture and Equipment

Furniture and equipment are recorded at cost. Maintenance, repairs and other renewals are charged to expense when incurred. Major additions are capitalized, while minor additions, which do not extend the useful life of an asset, are charged to operations when incurred. When property and equipment are sold or otherwise disposed of, the related cost and accumulated depreciation is removed from the accounts, and any gain or loss is included in operations. Depreciation is calculated using the straight-line method, in amounts sufficient to relate the cost of depreciable assets to operations over their estimated useful lives, which range from three to seven years. Leasehold improvements are amortized using the straight-line method over the lives of the respective leases or the service lives of the improvements, whichever is shorter.

Accounting for Long-Lived Assets

In accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, the Company’s policy is to evaluate whether there has been a permanent impairment in the value of long-lived assets, certain intangibles and goodwill. In evaluating for possible impairment, the Company uses an estimate of undiscounted cash flows. Factors considered in the valuation include current operating results, trends and anticipated undiscounted future cash flows. The Company has not recorded any impairment losses for the three months and nine months ended April 30, 2007 and for the period from inception (November 9, 2005) through July 31, 2006.

SUN ENERGY SOLAR, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Intangible Assets

In accordance with SFAS No. 142, “Goodwill and Other Intangible Assets”, intangible assets with an indefinite useful life are not amortized. Intangible assets with a finite useful life are amortized using the straight-line method over the estimated useful life. All intangible assets are tested for impairment annually during the fourth quarter of the fiscal year. The Company has no intangible assets as of April 30, 2007 and July 31, 2006.

Research and Development

In accordance with SFAS No. 2, “Accounting for Research and Development Costs”, Research and Development (“R&D”) expenses are charged to expense when incurred. R&D is performed internally, and the Company does not perform R&D for other entities. The Company has consulting arrangements which are typically based upon a fee paid monthly or quarterly. Samples are purchased that are used in testing, and are expensed when purchased. R&D costs also include salaries and related personnel expenses, direct materials, laboratory supplies, equipment expenses and administrative expenses that are allocated to R&D based upon personnel costs.

Revenue Recognition

In accordance with SEC Staff Accounting Bulletin 101, “Revenue Recognition”, as amended by Staff Accounting Bulletin 104, the Company recognizes revenue when the following conditions have been met: there is persuasive evidence an arrangement exists which includes a fixed price, there is reasonable assurance of collection, the services or products have been provided and delivered to the customer, no additional performance is required, and title and risk of loss has passed to the customer. For the three months and nine months ended April 30, 2007, and for the period from inception (November 9, 2005) through July 31, 2006, no revenue had been recognized.

Products may be placed on consignment to a limited number of resellers. Revenue for these consignment transactions will also be recognized as noted above.

Shipping and Handling Costs

Amounts charged to customers for shipping and handling of products is recorded as product revenue. The related costs are recorded as cost of sales.

Advertising

Advertising costs, including direct response advertising costs, are charged to operations as incurred. There were no advertising costs charged to expense for the three months and nine months ended April 30, 2007 and for the period from inception (November 9, 2005) through July 31, 2006.

SUN ENERGY SOLAR, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Stock Based Compensation

For the period from inception (November 9, 2005) through July 31, 2006, the Company has adopted SFAS No. 123, “Accounting for Stock Based Compensation”. SFAS No. 123 allows the Company to adopt a fair value basis of accounting for stock options and other equity instruments or to continue to apply the existing accounting required by Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees”. The Company has also adopted the disclosure provisions of SFAS No. 148, “Accounting for Stock Based Compensation—Transition and Disclosure”. This pronouncement requires prominent disclosures in both annual and interim financial statements about the method of accounting for stock based employee compensation and the effect of the method used on reporting results.

Share Based Payments (SFAS123(R))

Effective August 1, 2006, the Company adopted the provisions of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123R”) requiring that compensation cost relating to share-based payment transactions be recognized in the financial statements. The cost is measured at the grant date, based on the calculated fair value of the award, and is recognized as an expense over the employee’s requisite service period (generally the vesting period of the equity award). The Company adopted SFAS 123R using the modified prospective method and, accordingly, did not restate prior periods to reflect the fair value method of recognizing compensation cost. Under the modified prospective approach, SFAS 123R applies to new awards and to awards that were outstanding on August 1, 2006 that are subsequently modified, repurchased or cancelled.

Legal Costs Related to Loss Contingencies

The Company accrues legal costs expected to be incurred in connection with loss contingencies as they occur. As of April 30, 2007 and July 31, 2006 there were no accruals for loss contingencies.

Income Taxes (Benefits)

The Company utilizes the guidance provided by SFAS No. 109, “Accounting for Income Taxes”. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities as measured by the enacted tax rates that are expected to be in effect when these differences reverse. Valuation allowances are provided if necessary to reduce deferred tax assets to the amount expected to be realized.

The Company has established a valuation allowance against the deferred tax asset due to uncertainties in its ability to generate sufficient taxable income in future periods to make realization of such assets more likely than not. The Company has not recognized an income tax benefit for the operating losses generated during the three months and nine months ended April 30, 2007.

SUN ENERGY SOLAR, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

At April 30, 2007, the Company had a net operating loss carryforward of approximately $5,200,000 that may be offset against future taxable income through 2026. The amount of the income tax benefit for the three months and nine months ended April 30, 2007 before the valuation allowance was applied totaled approximately $296,000 and $1,490,000, respectively. The amount of the income tax benefit for the period from inception (November 9, 2005) through July 31, 2006 before the valuation allowance was applied totaled approximately $460,000.

Loss Per Share

Loss per share is computed using the basic and diluted calculations on the face of the statement of operations. Basic loss per share is calculated by dividing net loss available to common share stockholders by the weighted average number of shares of common stock outstanding for the period. Diluted loss per share is calculated by dividing net loss by the weighted average number of shares of common stock outstanding for the period, adjusted for the dilutive effect of common stock equivalents, using the treasury stock method. The total number of shares not included in the calculation as the effect is antidilutive is 500,000,000. The effects of the stock options are antidilutive at April 30, 2007 and therefore are excluded from the fully diluted calculation.

The reconciliation between the basic and fully diluted shares is as follows:

	For the Three Months Ended April 30, 2006	For the Three Months Ended April 30, 2007	For the Nine Months Ended April 30, 2007
Numerator:
Net loss	$(58,452)	$(785,104)	$(3,955,321)

Denominator:
Weighted average basic shares outstanding	179,635,337	259,725,089	247,257,964
Weighted average fully diluted shares outstanding	179,635,337	259,725,089	247,257,964
Net earnings per common share-basic and diluted	$(0.00)	$(0.00)	$(0.02)

SUN ENERGY SOLAR, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

	For the Period from Inception (November 9, 2005) through April 30, 2006	For the Period from Inception (November 9, 2005) through July 31, 2006	For the Period from Inception (November 9, 2005) through April 30, 2007
Numerator:
Net loss	$(82,736)	$(1,229,400)	$(5,184,721)

Denominator:
Weighted average basic shares outstanding	179,582,093	193,551,177	262,037,046
Weighted average fully diluted shares outstanding	179,582,093	193,551,177	262,037,046
Net loss per common share-basic and diluted	$(0.00)	$(0.01)	$(0.02)

Comprehensive Income

The Company has adopted SFAS No. 130, “Reporting Comprehensive Income”. The statement establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. The statement requires all items that are required to be recognized under accounting standards as components of comprehensive income to be disclosed in the financial statements.

Comprehensive income is defined as the change in equity during a period from transactions and other events from non-owner sources. The Company has no components of comprehensive income and, accordingly, net loss is equal to comprehensive loss for the three months and nine months ended April 30, 2007 and for the period from inception (November 9, 2005) through July 31, 2006.

Transfer of Financial Assets

The Company has adopted SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”. The statement provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities and provides consistent standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings. The adoption of this standard did not have a material effect on results of operations or financial position.

Fair Value of Financial Instruments

The Company’s financial instruments, including cash and cash equivalents, accounts payable and accrued liabilities are carried at cost, which approximates their fair value, due to the relatively short maturity of these instruments.

SUN ENERGY SOLAR, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Patent Costs

The Company incurs costs to file patent applications and to protect intellectual property. During the research and development stage the future benefit is unknown. The costs associated with the patent applications are being expensed in the periods incurred.

Options

On December 21, 2005, 500,000,000 options were issued to the Company’s Chief Executive Officer for services, exercisable at a price of $.10 (see Note K). The stock options have a fifteen year life.

Accounting Changes and Error Corrections

In May 2005, the Financial Accounting Standards Board (“FASB”) issued Statement No. 154. This Statement replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for, and reporting of, a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions.

SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Adoption of this Statement did not have any material impact on the Company’s financial statements.

NOTE B – ACQUISITION OF PATENT RIGHTS FROM SPARX, INC.

On December 21, 2005, the Company acquired certain patent rights (see Note A) from Sparx, Inc., a Florida corporation 100% owned by the Company’s Chief Executive Officer and largest shareholder. As compensation under this agreement, the Company has granted Sparx, Inc., a royalty of 4.9% of gross revenues.

The Company entered into a change of control severance agreement with the Chief Executive Officer and largest shareholder on December 21, 2005. If any person, entity, or group acquires beneficial ownership of 20% or more of the Company, the Chief Executive Officer is granted voting rights on a number of common shares that would result in his having a voting majority of shares needed for any share-holder meeting.

SUN ENERGY SOLAR, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE B – ACQUISITION OF PATENT RIGHTS FROM SPARX, INC. (CONTINUED)

If there is a change of control of the Company, as defined within the agreement, the Chief Executive Officer will receive a lump cash payment equal to the value of his annual bonus for the performance period that includes the date the change in control occurred, disregarding any applicable vesting requirements; provided that such amount will be equal to the product of the target award percentage under the applicable annual incentive plan or program in effect immediately prior to the change in control times the base pay, but prorated to base payment only on the portion of the executive’s service that had elapsed during the applicable performance period through the change in control. Such payments are to be made within five business days after the change in control.

If the Company fails to comply with any of the terms of the agreement, any related legal expenses will be paid by the Company, without respect to whether the Chief Executive Officer prevails. Reimbursement for relocation expenses on a basis consistent with the Company’s practices for senior executives, up to $50,000, shall be provided to the executive, if the executive is relocated at the request of the Company within five years of the termination date. For a period of twelve months following the termination date, the Company shall provide the executive with benefits substantially similar to those that the Chief Executive Officer was entitled to receive immediately prior to the termination date.

NOTE C – INCOME TAXES

The Company’s deferred tax asset as of April 30, 2007 is as follows:

Deferred tax asset
Net operating loss carryforward	$1,951,529

Valuation allowance	(1,951,529)

Net deferred tax asset	$—

At April 30, 2007 the Company had a net operating loss carry forward of approximately $5,200,000 for federal and state income tax purposes. The carryforward, if not utilized to offset taxable income, will begin to expire in 2026. The change in valuation allowance for the nine months ended April 30, 2007 totaled approximately $1,490,000.

A reconciliation of provision (benefit) for income taxes to income taxes at statutory rate is as follows for the three months ended April 30, 2006 and 2007, for nine months ended April 30, 2007, for the period from inception (November 9, 2005) through July 31, 2006 and for the period from inception (November 9, 2005) through April 30, 2006 and April 30, 2007:

SUN ENERGY SOLAR, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE C – INCOME TAXES (CONTINUED)

	For the three months ended April 30, 2006	For the three months ended April 30, 2007	For the nine months ended April 30, 2007
Federal income tax (benefit) at statutory rate	$(18,800)	$(253,000)	$(1,272,000)
State taxes (benefit)	(3,200)	(43,000)	(218,000)
Valuation allowance	22,000	296,000	1,490,000

Provision (benefit) for income taxes	$—	$—	$—

	For the period from inception to July 31, 2006	For the period from inception to April 30, 2006	For the period from inception to April 30, 2007
Federal income tax (benefit) at statutory rate	$(400,000)	$(27,000)	$(1,664,000)
State taxes (benefit)	(62,000)	(4,000)	(285,000)
Other	2,000	—	—
Valuation allowance	460,000	31,000	1,949,000

Provision (benefit) for income taxes	$—	$—	$—

NOTE D – FURNITURE AND EQUIPMENT, NET

At April 30, 2007 and July 31, 2006, furniture and equipment consisted of the following:

	April 30, 2007	July 31, 2006
Computer equipment	$64,044	$28,092
Furniture and fixtures	26,892	6,943

	90,936	35,035

Less: accumulated depreciation	(13,382)	(1,833)

Furniture and equipment	$77,554	$33,202

Total depreciation expense for the three months and nine months ended April 30, 2007 and for the period from inception (November 9, 2005) through July 31, 2006 was $5,654, $11,549, and $1,833, respectively.

SUN ENERGY SOLAR, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE E – STOCKHOLDERS’ EQUITY

Common Stock

The authorized capital stock of the Company was initially established on November 15, 2005 as 700,000,000 shares of common stock having a $.0001 par value. In April, 2006 the Board of Directors and stockholders authorized an increase in the number of shares of common stock from 700,000,000 to 1,500,000,000. The par value of the shares was decreased from $.0001 to $.00005.

In the three month periods ended April 30, 2007 and 2006, the Company issued 350,000 and 3,240,000 restricted shares of common stock, for net proceeds of $33,475 and $324,000 respectively ($0.10 per share) through a private placement with local and regional investors.

In June and July, 2006, the Company issued 41,738,586 restricted shares of common stock proceeds of $4,173,859 ($0.10 per share) through a private placement with a number of local and regional investors.

The Company has issued 500,000,000 stock options for compensation (see Note K). The options exercise price is $0.10 and they have a fifteen year life.

A summary of options to purchase shares of common stock as of July 31, 2006 and changes during the nine months ended April 30, 2007 is as follows:

	Outstanding Options
	Number of Shares	Exercise Price
Balance at July 31, 2006	500,000,000	$0.10
Granted

Balance at April 30, 2007	500,000,000	$0.10

NOTE F – RENTAL AND LEASE INFORMATION

Operating Leases

The Company leases office space/warehouse facilities in Sarasota, Florida under an operating lease. The lease term is for a period of three years and commenced on October 1, 2006. The base rent over the term is approximately $134,000. The company is responsible for all taxes, insurance and utility expenses associated with the leased property. Rental expense totaled $6,400 and $46,000 for the three months and nine months ended April 30, 2007. There were no rental expenses for the period from inception (November 9, 2005) through July 31, 2006, respectively.

SUN ENERGY SOLAR, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE G – COMMITMENTS AND CONTINGENCIES

In the normal course of business, the Company is subject to litigation. The Company is currently not a party to any litigation. The Company believes that any adverse outcome from potential litigation would not have a material effect on its financial position or results of operations.

NOTE H – RELATED PARTY TRANSACTIONS

Transactions with related parties during the three months and nine months ended April 30, 2007, and for the period from inception (November 9, 2005) through July 31, 2006 include the occasional rental of a condominium owned by the Company’s Chief Executive Officer. Rental of the condominium totaled $4,500 and $19,500 for the three months and nine months ended April 30, 2007, respectively.

NOTE I – RISKS AND UNCERTAINTIES

Operating results may be affected by a number of factors. The Company is dependent upon a number of major inventory and intellectual property suppliers. Presently, the Company does not have formal arrangements with any supplier, and shortages of key solar components exist in the industry. In the future, if the Company is unable to obtain satisfactory supplier relationships, or a critical supplier had operational problems, or ceased making material available, operations could be adversely affected.

NOTE J – EMPLOYMENT CONTRACTS

In May, June, and July, 2006, the Company signed a series of employment contracts with several of its shareholders and directors, as listed below:

In June 2006, the Company entered into an employment agreement with its Chief Executive Officer. Under the employment agreement the Chief Executive Officer receives a base salary of two million shares of common stock per year. The agreement also includes up to two million shares of common stock for each year of service beginning June, 2007. The agreement is automatically renewable each year and is subject to conditional vesting based on the completion of each year’s service and can be renegotiated or terminated by either party with 60 days notice. The agreement grants the same benefits as other executives of the Company but no direct cash remuneration.

In June 2006, the Company entered into an employment agreement with its President. Under the employment agreement the President receives a base salary of two million shares of common stock per year. The agreement also includes up to two million shares of common stock for each year of service beginning June, 2007. The agreement is automatically renewable each year and is subject to conditional vesting based on the completion of each year service and can be renegotiated or terminated by either party with 60 days notice. The agreement grants the same benefits as other executives of the Company but no direct cash remuneration.

SUN ENERGY SOLAR, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE J – EMPLOYMENT CONTRACTS (CONTINUED)

On May 22, 2006, the Company entered into a consulting agreement with an individual who has worked with the Company in its initial stage. He has established a plan for the development of relationships with customers that the Company considers crucial to its development and long-term success. He had also assisted the Company in continued efforts to expand research efforts and business development opportunities. In consideration for services rendered, royalties will be paid based on the Company’s monthly market capitalization, as described in the schedule below. No level shall be paid twice. If a level has already been paid, then the consultant shall be entitled to earn the royalty from any level below that level which has not been previously paid by the Company. Per the agreement, a maximum of 166,800,000 common shares can be issued for those services.

Market Capitalization	Royalty

$ 1 Million	2,400,000 shares
$ 50 Million	6,000,000 shares
$100 Million	7,200,000 shares
$150 Million	8,400,000 shares
$250 Million	12,000,000 shares
$300 Million	12,000,000 shares
$400 Million	12,000,000 shares
$450 Million	12,000,000 shares
$500 Million	12,000,000 shares
$550 Million	12,000,000 shares
$600 Million	16,800,000 shares
$650 Million	16,800,000 shares
$700 Million	16,800,000 shares
$750 Million	20,400,000 shares

In June 2006, the Company entered into an employment agreement with the Chief Operating Officer. Under the employment agreement, the Company granted two million shares of common stock initially and six hundred twenty-five thousand shares for each quarter of service. The agreement is automatically renewable each year and is subject to conditional vesting based on the completion of each year of service and can be renegotiated or terminated by either party with 60 days notice. The agreement grants the Chief Operating Officer the same benefits as other executives of the Company but no direct cash remuneration.

Effective July 2006, the Company entered into an employment agreement with the Vice-President of Engineering. Under the employment agreement the Company granted one million fifty thousand shares initially and three hundred thousand shares for each quarter of service. The agreement is automatically renewable each year and is subject to conditional vesting based on the completion of each year of service and can be renegotiated or terminated by either party with 60 days notice. In January 2007 the employee became President and Chief Technological Officer. The contract was modified to include quarterly payments of 500,000 shares of restricted common stock of the Company, cash remuneration of $150,000 per year, and a signing bonus of $60,000 and 2,000,000 shares of the Company’s common stock.

SUN ENERGY SOLAR, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE J – EMPLOYMENT CONTRACTS (CONTINUED)

In July 2006, the Company entered into an employment agreement with the Vice-President of Manufacturing. Under the agreement, the Company granted one million shares of common stock initially and three hundred thousand shares for each quarter of service. The agreement is automatically renewable each year and is subject to conditional vesting based on the completion of each year of service and can be renegotiated or terminated by either party with 60 days notice. The agreement grants the Vice-President of Manufacturing the same benefits as other executives of the Company and an annual salary of $100,000 per year.

On May 29, 2006 the Company entered into an employment agreement with the Chief Financial Officer. Under the agreement, the Company granted stock of one million shares for each year of service after his initial year of employment for a total of 2,000,000 shares. In the event the Chief Financial Officer does not complete his initial year of service, he is required to return 1,000,000 shares to the Company. The agreement is automatically renewable each year and is subject to conditional vesting based on the completion of each year service and can be renegotiated or terminated by either party with 60 days notice. The agreement grants the Chief Financial Officer the same benefits as other executives of the Company, and an annual salary of $100,000 per year.

In November, 2006 the Board of Directors entered into a settlement agreement and release with the Vice President of Creative Development. This resignation date was effective as of September 30, 2006. In consideration for execution and delivery of the agreement, the Company paid the employee a sum of $16,838 and provided the employee with two million shares of restricted common stock of Sun Energy Solar, Inc. In exchange for the consideration, the employee waived any and all rights to and completely released the Company and its officers from all claims.

In December, 2006 the Board of Directors entered into a settlement Agreement and Release with the Chief Operating Officer. The Chief Operating Officer agreed to resign from employment and from the Board of Directors. The resignation date is effective as of December 1, 2006. In consideration for execution and delivery of the agreement, the Company provided the Chief Operating Officer with two million five hundred thousand shares of restricted common stock. In exchange for the consideration, the employee waived any and all rights to and completely released the Company and officer from all claims.

In January 2007, the Company entered into an agreement with a director of the Company. Under the agreement the Company shall pay $3,000 per month and an attendance fee of $1,500 per day for each day of attendance at Board of Directors meetings or other meetings or visits on behalf of the Company. The Company also provided a $12,000 signing bonus and 2,000,000 shares per year payable in quarterly installments of 500,000 shares.

NOTE K – STOCK COMPENSATION

The Company has recorded stock based compensation of $230,000 and $2,308,115 ($0.10 per share) for the three months and nine months ended April 30, 2007 and $850,063 ($0.10 per share) for the period from inception (November 9, 2005) through July 31, 2006 in connection with the issuance of 2,300,000, 23,081,150 and 8,500,630 shares, respectively, from employment and consulting contracts. (see Note J).

SUN ENERGY SOLAR, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE K – STOCK COMPENSATION (CONTINUED)

The Company granted stock options to its Chief Executive Officer. The Company recorded these shares under APB Opinion No. 25. No compensation cost was recognized as all the options were granted at or above the fair market value of the underlying stock at the date of grant. Had compensation expense for these plans been determined consistent with SFAS No. 123, the Company’s net loss and net loss per share would be as follows:

For the period ending July 31, 2006
Net loss, as reported	$(1,229,400)
Net loss, proforma	$(18,996,986)
Basic income (loss) per share, as reported	$(0.01)

Basic income (loss) per share, proforma	$(0.03)

Because SFAS No. 123 was not applied, the resulting pro forma compensation cost may not be representative of what might occur in future years. The fair value is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions used: risk-free interest rates of 6%, expected volatility of 51% and expected lives of 15 years. No dividends were assumed in the calculations.

The Company’s stock option plan provides for the granting of non-qualified and incentive stock options to purchase up to 500,000,000 shares of common stock for a period not to exceed 15 years. The options are vested. Under the plan, the option exercise price equals $.10, which was the stock’s market price on the date of grant.

Stock option transactions for the three months and nine months ended January 31, 2007 are summarized as follows:

	Shares	Exercise Price
Average Exercise Price

Exercisable, July 31, 2006	500,000,000	$0.10
Granted
Exercised
Expired

Outstanding, April 30, 2007	500,000,000	$0.10
Exercisable, April 30, 2007	500,000,000	$0.10

Information regarding stock options outstanding as of April 30, 2007 is as follows:

		Options Outstanding
Price Range	Shares	Exercise Price	Remaining Life
$ 0.10	500,000,000	$0.10	15 years

SUN ENERGY SOLAR, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE K – STOCK COMPENSATION (CONTINUED)

		Options Exercisable
Price Range	Shares	Exercise Price	Remaining Life
$ 0.10	500,000,000	$0.10	15 years

NOTE L – RECENT ACCOUNTING PRONOUNCEMENTS

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments”. The Company is required to adopt SFAS 155 for all financial instruments acquired or issued beginning May 16, 2006. The Company is reviewing this SFAS to determine the impact on the Company’s financial position and results of operations.

In February 2006, the FASB amended FASB Statements No. 133, Accounting for Derivative Instruments and Hedging Activities, and No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. This Statement resolves issues addressed in Statement 133 Implementation Issue No. D1, “Application of Statement 133 to Beneficial Interests in Securitized Financial Assets.”

This Statement:

a.	Permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation.

b.	Clarifies which interest-only strips and principal-only strips are not subject to the requirements of Statement 133.

c.	Establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation.

d.	Clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives.

e.	Amends Statement 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument.

This Statement is effective for all financial instruments acquired or issued after the beginning of the Company’s first fiscal year after September 15, 2006.

SUN ENERGY SOLAR, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE L – RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

The fair value election provided for in paragraph 4(c) of this Statement may also be applied upon adoption of this Statement for hybrid financial instruments that had been bifurcated under paragraph 12 of Statement 133 prior to the adoption of this Statement. Earlier adoption is permitted as of the beginning of the Company’s fiscal year, provided the Company has not yet issued financial statements, including financial statements for any interim period, for that fiscal year. Provisions of this Statement may be applied to instruments that the Company holds at the date of adoption on an instrument-by-instrument basis. Adoption of this statement is not expected to have any material effect on the Company’s financial position or results of operations.

In March 2006, the FASB issued SFAS 156 “Accounting for Servicing of Financial Assets.” This Statement amends FASB Statement No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities,” with respect to the accounting for separately recognized servicing assets and servicing liabilities. This statement:

a.	Requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract.

b.	Requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable.

c.	Permits an entity to choose “Amortization method” or “Fair value measurement method” for each class of separately recognized servicing assets and servicing liabilities.

d.	At its initial adoption, permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under Statement 115, provided that the available-for-sale securities are identified in some manner as offsetting the entity’s exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value.

e.	Requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities.

This statement is effective as of the beginning of the Company’s first fiscal year after September 15, 2006. Adoption of this statement is not expected to have any material effect on the Company’s financial position or results of operations.

SUN ENERGY SOLAR, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE L – RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

In June 2006, the FASB issued Interpretation No. 48 (“FIN 48”), “Accounting for Uncertainty in Income Taxes”, an interpretation of SFAS No. 109. FIN 48 prescribes a comprehensive model for how companies should recognize, measure, present and disclose uncertain tax positions taken or expected to be taken on a tax return. Under FIN 48, the Company shall initially recognize tax positions in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. The Company shall initially and subsequently measure such tax positions as the largest amount of tax benefit that is greater than 50% likely of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and all relevant facts. FIN 48 also revises disclosure requirements to include an annual tabular roll-forward of unrecognized tax benefits. The Company will adopt this interpretation as required in 2007 and will apply its provisions to all tax positions upon initial adoption with any cumulative effect adjustment recognized as an adjustment to retained earnings. Adoption of this statement is not expected to have any material effect on the Company’s financial position or results of operations.

In September 2006, the SEC issued Staff Accounting Bulletin No. 108 (SAB 108), Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements. SAB 108 provides guidance on the consideration of the effects of prior year unadjusted errors in quantifying current year misstatements for the purpose of a materiality assessment. Adoption of this statement is not expected to have any material effect on the Company’s financial position or results of operations.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. This standard establishes a standard definition for fair value establishes a framework under generally accepted accounting principles for measuring fair value and expands disclosure requirements for fair value measurements. This standard is effective for financial statements issued for fiscal years beginning after November 15, 2007. Adoption of this statement is not expected to have any material effect on the Company’s financial position or results of operations.

In September 2006, the FASB issued Financial Accounting Standard No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statement Nos. 87, 88, 106, and 132(R), or FAS 158. This Statement requires an employer that is a business entity and sponsors one or more single-employer defined benefit plans to:

a.	Recognize the funded status of a benefit plan—measured as the difference between plan assets at fair value (with limited exceptions) and the benefit obligation—in its statement of financial position;

b	Recognize, as a component of other comprehensive income, net of tax, the gains or losses and prior service costs or credits that arise during the period but are not recognized as components of net periodic benefit cost pursuant to FAS 87, Employers’ Accounting for Pensions, or FAS 106, Employers’ Accounting for Postretirement Benefits Other Than Pensions;

c.	Measure defined benefit plan assets and obligations as of the date of the employer’s fiscal year-end statement of financial position (with limited exceptions); and

SUN ENERGY SOLAR, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE L – RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

d.	Disclose in the notes to financial statements additional information about certain effects on net periodic benefit cost for the next fiscal year that arise from delayed recognition of the gains or losses, prior service costs or credits, and transition assets or obligations. An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. This statement is not expected to have a significant effect on the Company’s financial statements.

In February 2007, the FASB issued Financial Accounting Standard No. 159 The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115 or FAS 159. This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of this Statement apply only to entities that elect the fair value option. The following are eligible items for the measurement option established by this Statement:

1.	Recognized financial assets and financial liabilities except:

a.	An investment in a subsidiary that the entity is required to consolidate.

b.	An interest in a variable interest entity that the entity is required to consolidate.

c.	Employers’ and plans’ obligations (or assets representing net over funded positions) for pension benefits, other postretirement benefits (including health care and life insurance benefits), postemployment benefits, employee stock option and stock purchase plans, and other forms of deferred compensation arrangements.

d.	Financial assets and financial liabilities recognized under leases as defined in FASB Statement No. 13, Accounting for Leases.

e.	Deposit liabilities, withdrawable on demand, of banks, savings and loan associations, credit unions, and other similar depository institutions.

f.	Financial instruments that are, in whole or in part, classified by the issuer as a component of shareholder’s equity (including “temporary equity”). An example is a convertible debt security with a noncontingent beneficial conversion feature.

2.	Firm commitments that would otherwise not be recognized at inception and that involve only financial instruments.

3.	Nonfinancial insurance contracts and warranties that the insurer can settle by paying a third party to provide those goods or services.

SUN ENERGY SOLAR, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE L – RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

4.	Host financial instruments resulting from separation of an embedded nonfinancial derivative instrument from a nonfinancial hybrid instrument.

The fair value option:

1.	May be applied instrument by instrument, with a few exceptions, such as investments otherwise accounted for by the equity method.

2.	Is irrevocable (unless a new election date occurs).

3.	Is applied only to entire instruments and not to portions of instruments.

The Statement is effective as of the beginning of an entity’s first fiscal year after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of FASB Statement No. 157, Fair Value Measurements. The Company has not yet determined what effect, if any, adoption of this Statement will have on the Company’s financial position or results of operations.

October 19, 2006

To The Board of Directors and Stockholders

Sun Energy Solar, Inc.

Sarasota, Florida

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying balance sheet of Sun Energy Solar, Inc., (a development stage company), as of July 31, 2006, and the related statements of operations, stockholders’ equity, and cash flows for the period from inception (November 9, 2005) through July 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sun Energy Solar, Inc. (a development stage company) at July 31, 2006, and the results of its operations and its cash flows for the period from inception (November 9, 2005) through July 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

/s/ Bobbitt, Pittenger and Company

Certified Public Accountants

Sarasota, Florida

SUN ENERGY SOLAR, INC.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

July 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$4,360,980
Prepaid expenses	43,254
Interest receivable	16,693

TOTAL CURRENT ASSETS	4,420,927
Furniture and equipment, net	33,202

$4,454,129

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$240,642
Related party payables	27,000

TOTAL CURRENT LIABILITIES	267,642
STOCKHOLDERS’ EQUITY
Common stock, $0.00005 par value; 1,500,000,000 shares authorized: 231,005,256 issued and outstanding	11,550
Additional paid-in capital	5,404,337
Deficit accumulated during the development stage	(1,229,400)

TOTAL STOCKHOLDERS’ EQUITY	4,186,487

$4,454,129

See notes to financial statements.

SUN ENERGY SOLAR, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM INCEPTION

(NOVEMBER 9, 2005) THROUGH JULY 31, 2006

Revenue	$—

Expenses:
Selling, general and administrative	1,214,170
Research and development	57,751

Total expenses	1,271,921

Operating loss	(1,271,921)
Other income:
Interest	42,521

Total other income	42,521

Loss before income tax benefit	(1,229,400)

Income tax benefit	—

Net loss	$(1,229,400)

Loss per share:
Basic	$(0.01)

Diluted	$(0.01)

Weighted average number of common shares outstanding:
Basic	193,551,177
Diluted	193,551,177

See notes to financial statements.

SUN ENERGY SOLAR, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE PERIOD FROM INCEPTION (NOVEMBER 9, 2005) THROUGH JULY 31, 2006

	Common Stock			Additional Paid-in Capital		Accumulated Deficit		Total
	Shares	Amount
Balance at inception, November 9, 2005		$		$		$		$
Capital contributed by founders	177,525,000		8,876		58,985				67,861
Shares issued in private placement	44,979,626		2,249		4,495,714				4,497,963
Stock issued for services and compensation	8,500,630		425		849,638				850,063
Net loss							(1,229,400)		(1,229,400)

Balance, July 31, 2006	231,005,256		$11,550		$5,404,337		$(1,229,400)		$4,186,487

See notes to financial statements.

SUN ENERGY SOLAR, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS FOR THE PERIOD FROM INCEPTION

(NOVEMBER 9, 2005) THROUGH JULY 31, 2006

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,229,400)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	1,833
Stock issued for services and compensation	850,063
Changes in operating assets and liabilities:
Interest receivable	(16,693)
Prepaid expenses	(43,254)
Accounts payable and accrued expenses	240,641
Related party payables	27,000

Net cash used by operating activities	(169,810)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of furniture and equipment	(35,034)

Net cash used in investing activities	(35,034)

CASH FLOWS FROM FINANCING ACTIVITIES:
Equity contributed by private placement	4,497,963
Contributed capital	67,861

Net cash provided by financing activities	4,565,824

NET INCREASE IN CASH AND CASH EQUIVALENTS	4,360,980
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	—

CASH AND CASH EQUIVALENTS, END OF YEAR	$4,360,980

Cash paid for:
Interest	$—

Income taxes	$—

Noncash operating and financing activities:
Stock issued for services and compensation	$850,063

See notes to financial statements.

SUN ENERGY SOLAR, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD FROM INCEPTION (NOVEMBER 9, 2005) THROUGH JULY 31, 2006

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization, Nature, and Continuance of Operations

Sun Energy Solar, Inc. (“the Company”) was incorporated under the laws of the State of Delaware on November 9, 2005. The Company was organized for the purpose of developing solar related products and technologies. The Company was originally named Sologic, Inc. On April 25, 2006, the Company completed its name change from Sologic, Inc. to Sun Energy Solar, Inc.

The Company is developing solar and non-solar powered substrates that permit sign-quality graphics to be run through printers with electric lighting embedded in the substrate.

On December 21, 2005, the Company acquired the patent rights (patent applied for) to No. 60/617,263 Titled Substrate with Light Display, applied for on September 2, 2005, from Sparx, Inc., a Florida corporation 100% owned by the Company’s Chief Executive Officer. Sparx, Inc. had acquired the patent rights from company officers who were the original inventors. As compensation under this agreement, the Company has granted Sparx, Inc., a royalty of 4.9% of gross revenues (see Note B).

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company is in the development stage of business and has experienced negative cash flows from operations to date and has accumulated losses of $1,229,400. The Company has budgeted approximately $1.5 million for initial product development and operations for fiscal 2007. To date the Company has funded operations through the issuance of common stock. Management’s plan is to continue raising funds through future equity or debt financings as needed until it achieves profitable operations. During the period from inception (November 9, 2005) through July 31, 2006, the Company completed a private placement of 44,979,626 shares for gross proceeds of $4,497,963. The ability of the Company to continue its operations as a going concern is dependent on continuing to raise sufficient new capital to fund its business and development activities and to fund ongoing losses, if needed, and ultimately on generating profitable operations.

Accounting Method

The Company recognizes income and expenses on the accrual basis of accounting. The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States. The Company has elected a fiscal year end of July 31.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements and revenue and expenses during the reporting period. Actual results could differ from those estimates.

SUN ENERGY SOLAR, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Concentrations

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash and cash equivalents. The Company maintains cash and cash equivalents in deposit accounts with one financial institution located in the United States. Deposit accounts exceed federally insured limits. Management does not believe the Company is exposed to significant risks on such accounts. Generally, these deposits may be redeemed upon demand and, therefore, bear minimal interest rate risk. At July 31, 2006, the Company had an uninsured cash balance of $4,306,425.

Royalty Agreements

The Company has entered into an agreement that requires the payment of royalties to Sparx, Inc. (See Note B), a company owned by the Chief Executive Officer and largest shareholder. The Company expenses royalties as product costs during the period in which the related revenues are recorded. As of July 31, 2006, there were no royalties expensed under this agreement.

Cash and Cash Equivalents

For purposes of the statements of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Furniture and Equipment

Furniture and equipment are recorded at cost. Maintenance, repairs and other renewals are charged to expense when incurred. Major additions are capitalized, while minor additions, which do not extend the useful life of an asset, are charged to operations when incurred. When property and equipment are sold or otherwise disposed of, the related cost and accumulated depreciation is removed from the accounts, and any gain or loss is included in operations. Depreciation is calculated using the straight-line method, in amounts sufficient to relate the cost of depreciable assets to operations over their estimated useful lives, which range from three to seven years. Leasehold improvements are amortized using the straight-line method over the lives of the respective leases or the service lives of the improvements, whichever is shorter.

Accounting for Long-Lived Assets

In accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, the Company’s policy is to evaluate whether there has been a permanent impairment in the value of long-lived assets, certain intangibles and goodwill. In evaluating for possible impairment, the Company uses an estimate of undiscounted cash flows. Factors considered in the valuation include current operating results, trends and anticipated undiscounted future cash flows. The Company has not recorded any impairment losses as of July 31, 2006.

SUN ENERGY SOLAR, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Intangible Assets

In accordance with SFAS No. 142, “Goodwill and Other Intangible Assets”, intangible assets with an indefinite useful life are not amortized. Intangible assets with a finite useful life are amortized using the straight-line method over the estimated useful life. All intangible assets are tested for impairment annually during the fourth quarter of the fiscal year. The Company had no intangible assets as of July 31, 2006.

Research and Development

In accordance with SFAS No. 2, “Accounting for Research and Development Costs”, Research and Development (“R&D”) expenses are charged to expense when incurred. R&D is performed internally, and the Company does not perform R&D for other entities. The Company has consulting arrangements which are typically based upon a fee paid monthly or quarterly. Samples are purchased that are used in testing, and are expensed when purchased. R&D costs also include salaries and related personnel expenses, direct materials, laboratory supplies, equipment expenses and administrative expenses that are allocated to R&D based upon personnel costs.

Revenue Recognition

In accordance with SEC Staff Accounting Bulletin 101, “Revenue Recognition”, as amended by Staff Accounting Bulletin 104, the Company recognizes revenue when the following conditions have been met: there is persuasive evidence an arrangement exists which includes a fixed price, there is reasonable assurance of collection, the services or products have been provided and delivered to the customer, no additional performance is required, and title and risk of loss has passed to the customer. For the period from inception (November 9, 2005) through July 31, 2006, no revenue had been recognized.

Products may be placed on consignment to a limited number of resellers. Revenue for these consignment transactions will also be recognized as noted above.

Shipping and Handling Costs

Amounts charged to customers for shipping and handling of our products is recorded as product revenue. The related costs are recorded as cost of sales.

Advertising

Advertising costs, including direct response advertising costs, are charged to operations as incurred. There were no advertising costs charged to expense for the period from inception (November 9, 2005) through July 31, 2006.

SUN ENERGY SOLAR, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Stock Based Compensation

For the period from inception (November 9, 2005) through July 31, 2006, the Company has adopted SFAS No. 123, “Accounting for Stock Based Compensation”. SFAS No. 123 allows the Company to adopt a fair value basis of accounting for stock options and other equity instruments or to continue to apply the existing accounting required by Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees”. The Company has also adopted the disclosure provisions of SFAS No. 148, “Accounting for Stock Based Compensation—Transition and Disclosure”. This pronouncement requires prominent disclosures in both annual and interim financial statements about the method of accounting for stock based employee compensation and the effect of the method used on reporting results. The Company is required to adopt SFAS No. 123R, “Accounting for Stock Based Compensation – Revised” beginning with the first fiscal year beginning after December 15, 2005, which will become effective for the Company the first quarter of the fiscal year ended July 31, 2007. The impact has not yet been determined by the Company.

The Company had the option to either apply SFAS 123 (R) on a modified prospective method or to restate previously issued financial statements, and chose to utilize the modified prospective method. Under this method, the Company is required to record compensation expense (as previous awards continue to vest) for the unvested portion of previously granted awards that remain outstanding at the date of adoption.

Share Based Payments (SFAS123(R))

Effective August 1, 2006, the Company adopted the provisions of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123R”) requiring that compensation cost relating to share-based payment transactions be recognized in our financial statements. The cost is measured at the grant date, based on the calculated fair value of the award, and is recognized as an expense over the employee’s requisite service period (generally the vesting period of the equity award). The Company adopted SFAS 123R using the modified prospective method and, accordingly, did not restate prior periods to reflect the fair value method of recognizing compensation cost. Under the modified prospective approach, SFAS 123R applies to new awards and to awards that were outstanding on August 1, 2006 that are subsequently modified, repurchased or cancelled.

Legal Costs Related to Loss Contingencies

The Company accrues legal costs expected to be incurred in connection with loss contingencies as they occur. As of July 31, 2006, there were no loss contingencies expected.

Income Taxes (Benefits)

The Company utilizes the guidance provided by SFAS No. 109, “Accounting for Income Taxes”. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities as measured by the enacted tax rates that are expected to be in effect when these differences reverse. Valuation allowances are provided if necessary to reduce deferred tax assets to the amount expected to be realized.

The Company has established a valuation allowance against the deferred tax asset due to uncertainties in its ability to generate sufficient taxable income in future periods to make realization of such assets more likely than not. The Company has not recognized an income tax benefit for the operating losses generated during the period from inception (November 9, 2005) through July 31, 2006.

At July 31, 2006, the Company had a net operating loss carryforward of approximately $1,224,000 that may be offset against future taxable income through 2026. The amount of the income tax benefit for the period from inception (November 9, 2005) through July 31, 2006 before the valuation allowance was applied totaled approximately $460,000.

SUN ENERGY SOLAR, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Loss Per Share

Loss per share is computed using the basic and diluted calculations on the statement of operations. Basic loss per share is calculated by dividing net loss available to common share stockholders by the weighted average number of shares of common stock outstanding for the period. Diluted loss per share is calculated by dividing net loss by the weighted average number of shares of common stock outstanding for the period, adjusted for the dilutive effect of common stock equivalents, using the treasury stock method. The total number of shares not included in the calculation as the effect is antidilutive is 420,454,545. The effects of the stock options are antidilutive at July 31, 2006 and therefore are excluded from the fully diluted calculation.

The reconciliation between the basic and fully diluted shares is as follows:

Period from Inception (November 9, 2005) through July 31, 2006
Numerator:
Net loss	$(1,229,400)
Denominator:
Weighted average basic shares outstanding	193,551,177
Weighted average fully diluted shares outstanding	193,551,177
Net loss per common share-basic and diluted	$(0.01)

Comprehensive Income

The Company has adopted SFAS No. 130, “Reporting Comprehensive Income”. The statement establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. The statement requires all items that are required to be recognized under accounting standards as components of comprehensive income to be disclosed in the financial statements. Comprehensive income is defined as the change in equity during a period from transactions and other events from non-owner sources. The Company has no components of comprehensive income and, accordingly, net loss is equal to comprehensive loss in the period from inception (November 9, 2005) through July 31, 2006.

Transfer of Financial Assets

The Company has adopted SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”. The statement provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities and provides consistent standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings. The adoption of this standard did not have a material effect on results of operations or financial position.

Fair Value of Financial Instruments

The Company’s financial instruments, including cash and cash equivalents, accounts payable and accrued liabilities are carried at cost, which approximates their fair value, due to the relatively short maturity of these instruments.

SUN ENERGY SOLAR, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Patent Costs

The Company incurs costs to file patent applications and to protect intellectual property. During the research and development stage the future benefit is unknown. The costs associated with the patent applications are being expensed in the periods incurred.

Options

On December 21, 2005, 500,000,000 options were issued to the Company’s Chief Executive Officer for services, exercisable at a price of $.10 (see Note K). The stock options have a fifteen year life.

Accounting changes and Error Corrections

In May 2005, the Financial Accounting Standards Board (“FASB”) issued Statement No. 154, “Accounting Changes and Error Corrections”. This Statement replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for, and reporting of, a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed.

SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Adoption of this Statement did not have any material impact on the financial statements.

NOTE B - ACQUISITION OF PATENT RIGHTS FROM SPARX, INC.

On December 21, 2005, the Company acquired certain patent rights (see Note A) from Sparx, Inc., a Florida corporation 100% owned by the Company’s Chief Executive Officer and largest shareholder. As compensation under this agreement, the Company has granted Sparx, Inc., a royalty of 4.9% of gross revenues.

The Company entered into a change of control severance agreement with the Chief Executive Officer and largest shareholder on December 21, 2005. If any person, entity, or group acquires beneficial ownership of 20% or more of the Company, the Chief Executive Officer is granted voting rights on a number of common shares that would result in his having a voting majority of shares needed for any share-holder meeting.

If there is a change of control of the Company, as defined within the agreement, the Chief Executive Officer will receive a cash payment equal to the value of his annual bonus for the performance period that includes the date the change in control occurred, disregarding any applicable vesting requirements; provided that such amount will be equal to the product of the target award percentage under the applicable annual incentive plan or program in effect immediately prior to the change in control times the base pay, but prorated to base payment only on the portion of the executive’s service that had elapsed during the applicable performance period through the change in control. Such payments are to be made within five business days after the change in control.

If the Company fails to comply with any of the terms of the agreement, any related legal expenses will be paid by the Company, without respect to whether the Chief Executive Officer prevails. Reimbursement for relocation expenses on a basis consistent with the Company’s practices for senior executives, up to $50,000, shall be provided to the executive, if the executive is relocated at the request of the Company within five years of the termination date. For a period of twelve months following the termination date, the Company shall provide the executive with benefits substantially similar to those that the Chief Executive Officer was entitled to receive immediately prior to the termination date.

SUN ENERGY SOLAR, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE C - INCOME TAXES

The Company’s deferred tax asset as of July 31, 2006 is as follows:

Deferred tax asset
Net operating loss carryforward	$460,000
Valuation allowance	(460,000)

Net deferred tax asset	$—

At July 31, 2006 the Company had a net operating loss carry forward of $460,000 for federal and state income tax purposes. The carryforward, if not utilized to offset taxable income, will begin to expire in 2026. The change in valuation allowance for the period ended July 31, 2006 totaled $460,000.

A reconciliation of provision (benefit) for income taxes to income taxes at statutory rate is as follows for the period ended July 31, 2006:

Federal income tax (benefit) at statutory rate	$(400,000)
State taxes (benefit)	(62,000)
Other	2,000
Valuation allowance	460,000

Provision (benefit) for income taxes	$—

NOTE D - FURNITURE AND EQUIPMENT, NET

At July 31, 2006, furniture and equipment consisted of the following:

Computer equipment	$28,092
Furniture and fixtures	6,943

35,035
Less: Accumulated depreciation	(1,833)

Furniture and equipment	$33,202

Total depreciation expense for the period from inception (November 9, 2005) through July 31, 2006 was $1,833.

NOTE E - STOCKHOLDERS’ EQUITY

Common Stock

The authorized capital stock of the Company was initially established on November 15, 2005 as 700,000,000 shares of common stock having a $.0001 par value. In April, 2006 the board of directors and stockholders authorized an increase in the number of shares of common stock from 700,000,000 to 1,500,000,000. The par value of the shares was decreased from $.0001 to $.00005.

SUN ENERGY SOLAR, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE E - STOCKHOLDERS’ EQUITY (CONTINUED)

Common Stock (Continued)

In June and July, 2006, the Company issued 44,979,626 restricted shares of common stock for proceeds of $4,497,963 through a private placement with a number of local and regional investors.

The Company has issued 500,000,000 stock options for compensation (see Note K). The options exercise price is $.10 and they have a fifteen year life.

A summary of options to purchase shares of common stock as of July 31, 2006 and changes during the period from inception (November 9, 2005) through July 31, 2006 is as follows:

	Outstanding Options
	Number of Shares	Exercise Price
Balance at November 9, 2005 (inception)
Granted	500,000,000	$0.10

Balance at July 31, 2006	500,000,000	$0.10

NOTE F - RENTAL AND LEASE INFORMATION

Operating Leases

The Company leases office space/warehouse facilities in Sarasota, Florida under an operating lease with a company owned by the Company’s two largest shareholders. The lease is on a month to month basis. The Company is responsible for all taxes, insurance and utility expenses associated with the leased property. There is no lease renewal option in the lease. Rental expense for the period from inception (November 9, 2005) through July 31, 2006 was $35,286. Included in accrued expenses is $25,500 of rent payable under this lease. In October 2006, the Company terminated the lease.

NOTE G - COMMITMENTS AND CONTINGENCIES

In the normal course of business, the Company is subject to litigation. The Company is currently not a party to any litigation. The Company believes that any adverse outcome from potential litigation would not have a material effect on its financial position or results of operations.

NOTE H - RELATED PARTY TRANSACTIONS

Transactions with related parties during the period from inception (November 9, 2005) to July 31, 2006, include the acquisition of patent rights discussed in Note B, the lease transaction described in Note F, the stock options discussed in Note K, and the occasional rental of a condominium owned by the Company’s chief executive officer.

SUN ENERGY SOLAR, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE I - RISKS AND UNCERTAINTIES

Operating results may be affected by a number of factors. The Company is dependent upon a number of major inventory and intellectual property suppliers. Presently, the Company does not have formal arrangements with any supplier, and shortages of key solar components exist in the industry. In the future, if the Company is unable to obtain satisfactory supplier relationships, or a critical supplier had operational problems, or ceased making material available, operations could be adversely affected.

NOTE J - EMPLOYMENT CONTRACTS

In May, June, and July, 2006, the Company signed a series of employment contracts with several of its shareholders and directors, as listed below:

In June 2006, the Company entered into an employment agreement with its Chief Executive Officer. Under the employment agreement the Chief Executive Officer receives a base salary of two million shares of common stock per year. The agreement also includes up to two million shares of common stock for each year of service beginning June, 2007. The agreement is automatically renewable each year and is subject to conditional vesting based on the completion of each year’s service and can be renegotiated or terminated by either party with 60 days notice. The agreement grants the same benefits as other executives of the Company but no direct cash remuneration.

In June 2006, the Company entered into an employment agreement with its President. Under the employment agreement the President receives a base salary of two million shares of common stock per year. The agreement also includes up to two million shares of common stock for each year of service beginning June, 2007. The agreement is automatically renewable each year and is subject to conditional vesting based on the completion of each year service and can be renegotiated or terminated by either party with 60 days notice. The agreement grants the same benefits as other executives of the Company but no direct cash remuneration.

On May 22, 2006, the Company entered into a consulting agreement with an individual who has worked with the Company in its initial stage. He has established a plan for the development of relationships with customers that the Company considers crucial to its development and long-term success. He had also assisted the Company in continued efforts to expand research efforts and business development opportunities. In consideration for services rendered, royalties will be paid based on the Company’s monthly market capitalization, as described in the schedule below. No level shall be paid twice. If a level has already been paid, then the consultant shall be entitled to earn the royalty from any level below that level which has not been previously paid by the Company. Per the agreement, a maximum of 166,800,000 common shares can be issued for those services.

SUN ENERGY SOLAR, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE J - EMPLOYMENT CONTRACTS (CONTINUED)

Market Capitalization	Royalty
$ 1 Million	2,400,000 shares
$ 50 Million	6,000,000 shares
$ 100 Million	7,200,000 shares
$ 150 Million	8,400,000 shares
$ 250 Million	12,000,000 shares
$ 300 Million	12,000,000 shares
$ 400 Million	12,000,000 shares
$ 450 Million	12,000,000 shares
$ 500 Million	12,000,000 shares
$ 550 Million	12,000,000 shares
$ 600 Million	16,800,000 shares
$ 650 Million	16,800,000 shares
$ 700 Million	16,800,000 shares
$ 750 Million	20,400,000 shares

In June 2006, the Company entered into an employment agreement with the Chief Operating Officer. Under the employment agreement, the Company granted two million shares of common stock initially and six hundred twenty-five thousand shares for each quarter of service. The agreement is automatically renewable each year and is subject to conditional vesting based on the completion of each year service and can be renegotiated or terminated by either party with 60 days notice. The agreement grants the Chief Operating Officer the same benefits as other executives of the Company but no direct cash remuneration.

Effective July 2006, the Company entered into an employment agreement with the Vice-President of Engineering. Under the employment agreement the Company granted one million fifty thousand shares initially and three hundred thousand shares for each quarter of service. The agreement is automatically renewable each year and is subject to conditional vesting based on the completion of each year service and can be renegotiated or terminated by either party with 60 days notice. The agreement grants the Vice-President of Engineering the same benefits as other executives of the Company, cash remuneration of $100,000 per year and a one time payment of $60,000.

In July 2006, the Company entered into an employment agreement with the Vice-President of Manufacturing. Under the agreement, the Company granted one million shares of common stock initially and three hundred thousand shares for each quarter of service. The agreement is automatically renewable each year and is subject to conditional vesting based on the completion of each year service and can be renegotiated or terminated by either party with 60 days notice. The agreement grants the Vice-President of Manufacturing the same benefits as other executives of the Company and an annual salary of $100,000 per year.

SUN ENERGY SOLAR, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE J - EMPLOYMENT CONTRACTS (CONTINUED)

On May 29, 2006 the Company entered into an employment agreement with the Chief Financial Officer. Under the agreement, the Company granted stock of one million shares for each year of service after his initial year of employment for a total of 2,000,000 shares. In the event the Chief Financial Officer does not complete his initial year of service, he is required to return 1,000,000 shares to the Company. The agreement is automatically renewable each year and is subject to conditional vesting based on the completion of each year service and can be renegotiated or terminated by either party with 60 days notice. The agreement grants the Chief Financial Officer the same benefits as other executives of the Company, and an annual salary of $100,000 per year.

NOTE K - STOCK COMPENSATION

The Company has recorded stock based compensation of $850,063 in connection with the issuance of 8,500,630 shares from employment and consulting contracts. (see Note J).

The Company has granted stock options to its Chief Executive Officer. The Company measures compensation for these options under APB Opinion No. 25. No compensation cost has been recognized as the purchase price for the options is at or above the fair market value of the underlying stock at the date of grant. Had compensation expense for these options been determined consistent with SFAS No. 123, the Company’s net loss and net loss per share would be as follows:

2006
Net loss, as reported	$(1,229,400)
Net loss, proforma	$(18,996,986)
Basic income (loss) per share, as reported	$(0.01)
Basic income (loss) per share, proforma	$(0.03)

Because SFAS No. 123 has not been applied, the resulting pro forma compensation cost may not be representative of what might occur in future years. The fair value is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions used: risk-free interest rates of 6%, expected volatility of 51% and expected lives of 15 years. No dividends were assumed in the calculations.

The Company’s stock option plan provides for the granting of non-qualified and incentive stock options to purchase up to 500,000,000 shares of common stock for a period not to exceed 15 years. The options are vested. Under the plan, the option exercise price equals $.10, which was the stock’s market price on the date of grant.

SUN ENERGY SOLAR, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE K - STOCK COMPENSATION (CONTINUED)

Stock option transactions for fiscal year 2006 are summarized as follows:

Average Exercise Price	Shares	Exercise Price
Outstanding, November 9, 2005
Granted	500,000,000	$0.10
Exercised	—
Expired	—

Outstanding, July 31, 2006	500,000,000	$0.10
Exercisable, July 31, 2006	500,000,000	$0.10

Information regarding stock options outstanding as of July 31, 2006 is as follows:

	Options Outstanding
Price Range	Shares	Exercise Price	Remaining Life
$ 0.10	500,000,000	$0.10	15 years

	Options Exercisable
Price Range	Shares	Exercise Price	Remaining Life
$ 0.10	500,000,000	$0.10	15 years

NOTE L - RECENT ACCOUNTING PRONOUNCEMENTS

In December 2004, the FASB issued SFAS No. 123R “Share-Based Payment” which amends FASB Statement No. 123 and will be effective for small business filers for the first interim or annual periods beginning December 15, 2005. SFAS No. 123(R) will require the fair value of all stock option awards issued to employees to be recorded as an expense recognized over the period during which an employee is required to provide service in exchange for the award. The statement also requires the recognition of compensation expense for the fair value of any unvested stock option awards outstanding at the date of adoption. The adoption of SFAS No. 123(R) will impact the Company by requiring the use of a fair-value based method of accounting for future employee stock transactions.

SUN ENERGY SOLAR, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE L - RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments”. The Company is required to adopt SFAS 155 for all financial instruments acquired or issued beginning May 16, 2006. The Company is reviewing this SFAS to determine the impact on the Company’s financial position and results of operations.

In February 2006, the FASB amended FASB Statements No. 133, Accounting for Derivative Instruments and Hedging Activities, and No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. This Statement resolves issues addressed in Statement 133 Implementation Issue No. D1, “Application of Statement 133 to Beneficial Interests in Securitized Financial Assets.” This Statement:

a.	Permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation.

b.	Clarifies which interest-only strips and principal-only strips are not subject to the requirements of Statement 133.

c.	Establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation.

NOTE L - RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

d.	Clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives.

e.	Amends Statement 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument.

This Statement is effective for all financial instruments acquired or issued after the beginning of our first fiscal year that begins after September 15, 2006.

The fair value election provided for in paragraph 4(c) of this Statement may also be applied upon adoption of this Statement for hybrid financial instruments that had been bifurcated under paragraph 12 of Statement 133 prior to the adoption of this Statement. Earlier adoption is permitted as of the beginning of our fiscal year, provided the Company has not yet issued financial statements, including financial statements for any interim period, for that fiscal year. Provisions of this Statement may be applied to instruments that we hold at the date of adoption on an instrument-by-instrument basis. Adoption of this statement is not expected to have any material effect on the Company’s financial position or results of operations.

In March 2006, the FASB issued SFAS 156 “Accounting for Servicing of Financial Assets.” This Statement amends FASB Statement No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities,” with respect to the accounting for separately recognized servicing assets and servicing liabilities.

This statement:

a.	Requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract.

b.	Requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable.

c.	Permits an entity to choose “Amortization method” or “Fair value measurement method” for each class of separately recognized servicing assets and servicing liabilities.

d.	At its initial adoption, permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under Statement 115, provided that the available-for-sale securities are identified in some manner as offsetting the entity’s exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value.

NOTE L - RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

e.	Requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities.

This statement is effective as of the beginning of the Company’s first fiscal year that begins after September 15, 2006. Adoption of this statement is not expected to have any material effect on the Company’s financial position or results of operations.

In June 2006, the FASB issued Interpretation No. 48 (“FIN 48”), “Accounting for Uncertainty in Income Taxes”, an interpretation of SFAS No. 109. FIN 48 prescribes a comprehensive model for how companies should recognize, measure, present and disclose uncertain tax positions taken or expected to be taken on a tax return. Under FIN 48, the Company shall initially recognize tax positions in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. The Company shall initially and subsequently measure such tax positions as the largest amount of tax benefit that is greater than 50% likely of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and all relevant facts. FIN 48 also revises disclosure requirements to include an annual tabular roll-forward of unrecognized tax benefits. The Company will adopt this interpretation as required in 2007 and will apply its provisions to all tax positions upon initial adoption with any cumulative effect adjustment recognized as an adjustment to retained earnings. Adoption of this statement is not expected to have any material effect on the Company’s financial position or results of operations.

In September 2006, the SEC issued Staff Accounting Bulletin No. 108 (SAB 108), “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements”. SAB 108 provides guidance on the consideration of the effects of prior year unadjusted errors in quantifying current year misstatements for the purpose of a materiality assessment. Adoption of this statement is not expected to have any material effect on the Company’s financial position or results of operations.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. This standard establishes a standard definition for fair value, establishes a framework under generally accepted accounting principles for measuring fair value and expands disclosure requirements for fair value measurements. This standard is effective for financial statements issued for fiscal years beginning after November 15, 2007. Adoption of this statement is not expected to have any material effect on the Company’s financial position or results of operations.

In September 2006, the FASB issued Financial Accounting Standard No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans”, an amendment of FASB Statement Nos. 87, 88, 106, and 132(R), or FAS 158. This Statement requires an employer that is a business entity and sponsors one or more single-employer defined benefit plans to:

a.	Recognize the funded status of a benefit plan—measured as the difference between plan assets at fair value (with limited exceptions) and the benefit obligation—in its statement of financial position;

NOTE L - RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

b.	Recognize, as a component of other comprehensive income, net of tax, the gains or losses and prior service costs or credits that arise during the period but are not recognized as components of net periodic benefit cost pursuant to FAS 87, Employers’ Accounting for Pensions, or FAS 106, Employers’ Accounting for Postretirement Benefits Other Than Pensions;

c.	Measure defined benefit plan assets and obligations as of the date of the employer’s fiscal year-end statement of financial position (with limited exceptions); and

d.	Disclose in the notes to financial statements additional information about certain effects on net periodic benefit cost for the next fiscal year that arise from delayed recognition of the gains or losses, prior service costs or credits, and transition assets or obligations. An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. This statement is not expected to have a significant effect on the Company’s financial statements.

In February 2007, the FASB issued Financial Accounting Standard No. 159 “The Fair Value Option for Financial Assets and Financial Liabilities”—Including an amendment of FASB Statement No. 115 or FAS 159. This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of this Statement apply only to entities that elect the fair value option. The following are eligible items for the measurement option established by this Statement:

1.	Recognized financial assets and financial liabilities except:

a.	An investment in a subsidiary that the entity is required to consolidate.

b.	An interest in a variable interest entity that the entity is required to consolidate.

c.	Employers’ and plans’ obligations (or assets representing net over funded positions) for pension benefits, other postretirement benefits (including health care and life insurance benefits), postemployment benefits, employee stock option and stock purchase plans, and other forms of deferred compensation arrangements.

d.	Financial assets and financial liabilities recognized under leases as defined in FASB Statement No. 13, Accounting for Leases.

e.	Deposit liabilities, withdrawable on demand, of banks, savings and loan associations, credit unions, and other similar depository institutions.

NOTE L - RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

f.	Financial instruments that are, in whole or in part, classified by the issuer as a component of shareholder’s equity (including “temporary equity”). An example is a convertible debt security with a noncontingent beneficial conversion feature.

2.	Firm commitments that would otherwise not be recognized at inception and that involve only financial instruments.

3.	Nonfinancial insurance contracts and warranties that the insurer can settle by paying a third party to provide those goods or services.

4.	Host financial instruments resulting from separation of an embedded nonfinancial derivative instrument from a nonfinancial hybrid instrument.

The fair value option:

1.	May be applied instrument by instrument, with a few exceptions, such as investments otherwise accounted for by the equity method.

2.	Is irrevocable (unless a new election date occurs).

3.	Is applied only to entire instruments and not to portions of instruments.

The Statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of FASB Statement No. 157, “Fair Value Measurements”. The Company has not yet determined what effect, if any, adoption of this Statement will have on the Company’s financial position or results of operations.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.	Indemnification of Directors and Officers

Our certificate of incorporation provides that no director shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

Our bylaws provides that we shall indemnify to the fullest extent permitted by applicable law any director or officer of ours who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of our or was serving at our request as a director, officer, employee or agent of another entity against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such action, suit or proceeding.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 25.	Other Expenses of Issuance and Distribution

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

Nature of Expense	Amount
SEC Registration fee	$378.00
Accounting fees and expenses	15,000.00	*
Legal fees and expenses	50,000.00	*
Printing fees	2,500.00	*
Miscellaneous	5,000.00	*
TOTAL	$72,378.00	*

*	Estimated

Item 26.	Recent Sales of Unregistered Securities

•

Since we were formed on November 9, 2005, we issued the following securities without registration under the Securities Act of 1933, as amended (the “Securities Act”). Both private placement were deemed to be exempt under rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities.

•

At our formation, November 9, 2005, we issued 177,525,000 shares of restricted common stock for total consideration of $67,861 ($.0004 per share) to ur founders at the formation of the Corporation. This issuance was deemed to be exempt under Section 4(2) of the Securities Act of 1933 as amended.

•	In December, 2005, we issued 500,000,000 stock options to Carl Smith, our Chief Executive. To date, none of these options have been exercised.

•

PPM1 - From April to November, 2006, we issued in a private placement 45,317,626 restricted shares of common stock at a price of $.10 per share, and received gross proceeds of $4,531,763 from 124 purchases. This private placement was deemed to be exempt under rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. See “Selling Shareholders” and “Security Ownership of Certain Beneficial Owners and Management” for a listing of the purchases in this private placement (indicated as PPM#1).

•

PPM2 - From November 2006 to March, 2007 we issued in a private placement 2,967,660 shares at $.10 per share to 14 accredited investors with gross proceeds of $296,766. This private placement was deemed to be exempt under rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. See “Selling Shareholders” for a listing of the purchasers in this private placement (Indicated as PPM#2).

•

PPM3 - From November 2006 to March, 2007 we issued in a private placement 4,645,000 shares at $.10 per share to 35 unaccredited shareholders with a gross proceeds of $464,500. This private placement was deemed to be exempt under rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. See “Selling Shareholders” for a listings of the purchasers in this private placement (Indicated as PPM#3).

•

In June and July, 2006, we issued 8,500,630 shares of restricted common stock for consulting and employment services with a fair value of $850,063, as listed below. This issuance was deemed to be exempt under section 4(2) of the Securities Act of 1933, as amended.

Recipient	Number of Shares	Valuation per Share	Nature and Duration of Services
Cuza Fernando	2,400,000	$0.10	Signing Bonus Employment Services - per Contract
Fugerer, Bob	1,050,000	$0.10	Signing Bonus Employment Services - per Contract
LaCorte, John	1,000,000	$0.10	Signing Bonus Employment Services - per Contract
Wyatt Bob	2,000,000	$0.10	Signing Bonus Employment Services - per Contract
Veal Matthew	2,000,000	$0.10	Initial issuance to Co-Founder of Company - per Contract
Hall Craig	25,315	$0.10	Rent Craca Properties Nov 2005 to July 2006 - per Contract
Smith Carl	25,315	$0.10	Rent Craca Properties Nov 2005 to July 2006 - per Contract
Total	8,500,630

•

In Fall, 2006, we issued 4,015,530 shares of restricted common stock for consulting and employment services with a fair value of $1,231,616. This issuance was deemed to be exempt under Section 4 (2) of the Securities Act of 1933, as amended.

Recipient	Number of Shares	Valuation per Share	Nature and Duration of Services
Bowers, Rachele	250,000	$0.10	Signing Bonus - Employment Services	per Contract
Fugerer, Bob	950,000	$0.10	Increase to Signing Bonus and Quarterly Issuance	per Contract
Vandersluis, Don	300,000	$0.10	Signing Bonus - Employment Services	per Contract
Dickinson, Sherry	2,000,000	$0.10	Year from August 2007 to August 2008 Services	per Contract
Sell, Dustin	500,000	$0.10	Signing Bonus Consultant Services	per Contract
Buffer, Inc.	15,530	$0.10	Payment of engineering services in Stock	per Contract
Total	4,015,530

•

In December, 2006, and January, 2007 we issued 16,765,620 shares of restricted common stock for consulting services with a fair value of $1,676,563 as listed below. This issuance was deemed to be exempt under Section 4 (2) of the Securities Act of 1933, as amended.

Recipient	Number of Shares	Valuation per Share	Nature and Duration of Services
Bowers Rachele	500,000	$0.10	Quarter ended Jan 31, 2007 Employment Services	per Contract
Fugerer Bob	1,000,000	$0.10	Increase to Signing Bonus and Quarterly Issuance	per Contract
LaCorte John	600,000	$0.10	Quarter ended Jan 31, 2007 Employment Services	per Contract
Vandersluis Don	600,000	$0.10	Quarter ended Jan 31, 2007 Employment Services	per Contract
Morin Eric	2,000,000	$0.10	Settlement of Employment Contract	per Contract
Wyatt Bob	2,500,000	$0.10	Settlement of Employment Contract	per Contract
Bentz Gary	6,000,000	$0.10	Signing Bonus - Consulting Services	per Contract
Shaviv Eddie	2,000,000	$0.10	Signing Bonus - Consulting Services	per Contract
Sipes Don	400,000	$0.10	Signing Bonus - Consulting Services	per Contract
Wildenfels, Inc.	500,000	$0.10	Consulting Services in Connection with Microsoft contract
Piela	150,000	$0.10	Consulting Services (one-time fee) - manufacturing
United Graphics	6,120	$0.10	Payment of engineering services in Stock
Smith - Craca	202,500	$0.10	Rent Craca Properties Aug 2005 to Dec 2006 -	per Contract
Hall - Craca	202,500	$0.10	Rent Craca Properties Aug 2005 to Dec 2006 -	per Contract
Hall - Condo	104,500	$0.10	Rent - Condo 2006 paid in full	per Contract
Total	16,765,620

•

In April, 2007, we issued 2,300,000 shares of restricted common stock for consulting and employment services with a fair value of $230,000, as listed below. This issuance was deemed to be exempt under Section 4(2) of the Securities Act of 1933, as amended.

Recipient	Number of Shares	Valuation per Share	Nature and Duration of Services
Bowers, Rachele	250,000	$0.10	Quarter ended April 30, 2007 Employment Services	per Contract
Fugerer, Bob	500,000	$0.10	Quarter ended April 30, 2007 Employment Services	per Contract
LaCorte, John	300,000	$0.10	Quarter ended April 30, 2007 Employment Services	per Contract
Leighty, Ronnie	250,000	$0.10	Quarter ended April 30, 2007 Employment Services	per Contract
Vandersluis, Don	300,000	$0.10	Quarter ended April 30, 2007 Employment Services	per Contract
Bentz, Gary	500,000	$0.10	Quarter ended April 30, 2007 Consultant Services	per Contract
Sipes, Don	200,000	$0.10	Quarter ended April 30, 2007 Consultant Services	per Contract
Total	2,300,000

•

In June and July, 2007, we issued 1,070,950 shares of restricted common stock for consulting and employment services with a fair value of $107,095, as listed below. This issuance was deemed to be exempt under Section 4(2) of the Securities Act of 1933, as amended.

Recipient	Number of Shares	Valuation per Share	Nature and Duration of Services
Juster, Ken	1,000,000	$0.10	Consulting and Advisory Services	per Contract
Buffer, Inc.	5,950	$0.10	Engineering Services	informal arrangement
Gipson, Mel	15,000	$0.10	Consulting and Marketing Services	per Contract
Piela, Ken	50,000	$0.10	Manufacturing and Advisory Services	per Contract

Item 27.	EXHIBITS

Exhibit No.	Description
3.1*	Certificate of Incorporation

3.2*	State of Delaware Certificate of Amendment of Certificate of Incorporation, filed April 24, 2006

3.3*	State of Delaware Certificate of Amendment of Certificate of Incorporation, filled May 26, 2006

3.4*	Bylaws

4.1*	Form of Subscription Agreement between the Registrant and its private investors

5.1**	Opinion of Sichenzia Ross Freedman Ference, LLP

10.1*	Royalty Agreement between the Registrant and Sparx, Inc., dated December 20, 2005

10.2*	Stock Option Agreement between the Registrant and Carl Smith, dated December 20, 2005

10.3	Change of Control Severance Agreement between the Registrant and Carl Smith, dated December 21, 2005

10.4*	Modification to Stock Option Agreement the Registrant and Carl Smith relating to Charitable Pledge by Executive, dated June 29, 2006

10.5**	Employment Contract between the Registrant and John LaCorte, dated July 10, 2006, and addendum

10.6	Employment Contract between the Registrant and Bob Fugerer, dated July 10, 2006, and addendum (Filed Herewith)

10.7**	Executive Employment Contract between the Registrant and Carl Smith, dated June 29, 2006

10.8**	Executive Employment Contract between the Registrant and Craig Hall, dated June 29, 2006 and addendum

10.9**	Executive Employment Contract between the Registrant and Matthew Veal, dated May 29, 2006 and addendum

10.10*	Assignment of Patent between Sparx, Inc. and Sologic, Inc., dated December 20, 2005

10.11*	Executive Employment Agreement between the Registrant and Don Vandersluis, dated July 31, 2006

10.12*	Lease Agreement between the Registrant and Craca Properties, dated November 15, 2005

10.13*	Independent Contractor’s Agreement between the Registrant and Fernando Cuza, dated May 22, 2006

10.14*	Settlement Agreement and Release between the Registrant and Eric and Cheryln Morin dated November 1, 2006

10.15*	Independent Contractor’s Agreement between the Registrant and Sharon Dickinson, dated June 28, 2006

10.16*	Settlement Agreement and Release between the Registrant and Robert Wyatt, dated December 1, 2006

10.17	Lease Agreement between the Registrant and High Properties, Inc., dated October 1, 2006 (Filed Herewith)

10.18*	Mutual Cooperation Agreement between the Company and Varta Microbattery, dated June 30, 2006

10.19*	Consulting Contract between the Registrant and Gary Bentz, dated January 12, 2007

10.20*	Form of Board Agreement

10.21*	Agreement between the Company and Microsoft, Inc. dated September 26, 2006

10.22*	Consulting Agreement between the Registrant and Don Sipes dated February 2, 2007

10.23*	Amendment to Executive Employment Agreement - John LaCorte

10.24*	Amendment to Executive Employment Agreement - Bob Fugerer

10.25*	Amendment to Executive Employment Agreement - Matthew Veal

10.26*	Amendment to Executive Employment Agreement - Richard Hall

10.27	Consulting Agreement between Registrant and Ken Juster dated July 16th, 2007

10.28	Consulting Agreement between the Registrant and Eddie Shaviv dated October 12, 2006

23.1	Consent of Sichenzia Ross Freedman Ference, LLP (included in Exhibit 5.1)

23.2	Consent of Bobbitt Pittenger & Company, PA (Filed herewith)

*	Incorporated by reference to the Company’s Form SB-2 filed with the Securities and Exchange Commission on March 5, 2007.
**	Incorporated by reference to the Company’s Form SB-2 Amendment No. 1 filed with the Securities and Exchange Commission on June 1, 2007.

Item 28.	Undertakings

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement, and

(iii)	Include any additional or changed material information on the plan of distribution.

(g) for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relaying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirement of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Sarasota, State of Florida, on July 24, 2007.

SUN ENERGY SOLAR, INC.

By:	/s/ Carl L. Smith, III
Carl L. Smith, III
Chief Executive Officer, Director and Chairman of the Board

By:	/s/ Matthew Veal
Matthew Veal
Controller and Principal Accounting Officer

By:	/s/ Carl L. Smith, III
Attorney-in-Fact